Filed
pursuant to Rule 424(b)(2)
1933 Act File No. 333-272426
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 29, 2023, as supplemented from time to time)
1,200,000 Shares
CARLYLE CREDIT INCOME FUND
8.75% Series A Preferred Shares due 2028
Liquidation Preference $25 per share

Carlyle Credit Income Fund, or the “
Fund
,” is a
non-diversified,
closed-end
management investment company that has
registered
as an investment company
under
the Investment Company Act of 1940, as amended, or the “1940 Act.”
Prior to July 27, 2023, the Fund was known as Vertical Capital Income Fund.
Investment Objective
. The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation.
Principal Investment Strategies
. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations, or “
CLOs
,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We may also invest in other related securities and instruments or other securities and instruments that our Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, loan accumulation facilities, or “
LAFs
,” and securities issued by other securitization vehicles, such as collateralized bond obligations, or “
CBOs
.” LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times equity value prior to a CLO’s pricing. The CLO securities in which we primarily seek to invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged ten times), which magnifies our risk of loss on such investments. See “
Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us
” in the accompanying prospectus.
Under normal circumstances, we invest at least 80% of the aggregate of the Fund’s net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; and (viii) other credit-related instruments. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.
Our 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by our board of trustees without shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.
Investment Adviser
. Our investment adviser is Carlyle Global Credit Investment Management L.L.C. (“
CGCIM
” or the “
Adviser
”). CGCIM is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “
SEC
”) under the Investment Advisers Act of 1940, as amended (the “
Advisers Act
”). CGCIM is a majority-owned subsidiary of Carlyle Investment Management L.L.C. (“
CIM
” and together with CGCIM, “
Carlyle
”).

Securities Offered
. We are offering 1,200,000 8.75% Series A Preferred Shares due 2028, or the “
Series A Preferred Shares
.” We are required to redeem all the outstanding Series A Preferred Shares on October 31, 2028, at a redemption price of $25 per share, or the “Liquidation Preference,” plus accumulated but unpaid dividends, if any, to, but excluding, the Mandatory Redemption Date (as defined below). At any time on or after October 31, 2025, we may, at our sole option, redeem the outstanding Series A Preferred Shares at a redemption price per share equal to the Liquidation Preference plus accumulated but unpaid dividends, if any, to, but excluding, the Redemption Date. In addition, if we fail to maintain asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200%, we will be required to redeem the number of our preferred shares (which at our discretion may include any number or portion of the Series A Preferred Shares) that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities (if applicable), (1) results in us having asset coverage of at least 200%, or (2) if fewer, the maximum number of preferred shares that can be redeemed out of funds legally available for such redemption. In connection with any redemption for failure to maintain such asset coverage, we may, in our sole option, redeem such additional number preferred shares that will result in asset coverage up to and including 285%. We intend to pay monthly dividends of the Series A Preferred Shares at an annual rate of 8.75% of the Liquidation Preference, or $2.1875 per share per year, beginning o
n November 30, 2
023. The Series A Preferred Shares will rank senior in right of payment to our common shares, will rank equally in right of payment with any preferred shares we may issue in the future and will be subordinated in right of payment to our existing and future indebtedness. Each holder of the Series A Preferred Shares will be entitled to one vote on each matter submitted to a vote of our shareholders, and the holders of all of our outstanding preferred shares and common shares will generally vote together as a single class. The holders of the Series A Preferred Shares (together with any additional series of preferred shares we may issue in the future) are entitled as a class to elect two of our trustees and, if dividends on any outstanding shares of our preferred shares are in arrears by two years or more, to elect a majority of our trustees (and to continue to be so represented until all dividends in arrears have been paid or otherwise provided for).
We intend to list the Series A Preferred Shares on the New York Stock Exchange (“
NYSE
”) under the symbol “CCIA” so that trading will begin within 30 days after the date of this prospectus supplement, subject to notice of issuance. Our common shares trade on the NYSE under the symbol “CCIF.” The Series A Preferred Shares have no history of public trading. Even if the Series A Preferred Shares are listed on an exchange as anticipated, such shares may be thinly traded and you may experience losses if you sell on the secondary market under these conditions. We may borrow funds to make investments. As a result, we would be exposed to the risk of borrowing (also known as leverage), which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested thereby increasing the risk associated with investing in our Series A Preferred Shares. We determine the net asset value, or “NAV,” per share of our common shares on a monthly basis. The unaudited NAV per share of our common shares on September 30, 2023 (the last date prior to the date of this prospectus supplement as of which we determined our NAV) was $8.42.

Investing in the Series A Preferred Shares involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any Series A Preferred Shares, you should read the discussion of the principal risks of investing in the Series A Preferred Shares, which are summarized in “Risk Factors” beginning on page S-17 of this
prospectus supplement and page 24 of the accompanying prospectus.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference
in this prospectus supplement and the accompanying prospectus contains important information you should know before investing in our securities. Please read these documents before you invest and retain them for future reference. We file annual and semi-annual shareholder reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” To obtain this information free of charge or make other inquiries pertaining to us, please visit our website (
www.carlylecreditincomefund.com
) or call (866)
277-8243
(toll-free). You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (
www.sec.gov
). Information on our website and the SEC’s website is not incorporated into or a part of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total (1)
Public offering price	$25.00	$30,000,000
Sales load (underwriting discounts and commissions)	$0.75	$900,000
Proceeds to us (before expenses) (2)(3)	$24.25	$29,100,000

(1)
We have granted the underwriters an option to purchase up to an additiona
l 180,000 S
eries A Preferred Shares at the public offering price, less the sales load payable by us, for 30 days after the date of this prospectus supplement solely to cover overallotments, if any. If the underwriters exercise this option in full, the total sales load paid by us will be $1,035,000, and total proceeds to us, before expenses, will be $33,465,000.

(2)	Total offering expenses payable by us, excluding sales load, are estimated to be $300,000.
(3)
The proceeds to us before expenses will be reduced b
y the $0.
218750
 per share distribution on the Series A Preferred Shares to be paid on November 30, 2
023 for any shares issued pursuant to the underwriters’ overallotment option after the November 10, 2023 record date.

The underwriters expect to deliver the Series A Preferred Shares on or about October 24, 2023.

Joint Book-Running Managers

Ladenburg Thalmann	B. Riley Securities	Oppenheimer & Co.	Piper Sandler	InspereX
The date of this prospectus supplement is October 19, 2023

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of Series A Preferred Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which do not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING OF SERIES A PREFERRED SHARES. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THE SERIES A PREFERRED SHARES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF THE SERIES A PREFERRED SHARES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you may want to consider before making any investment decision regarding the Series A Preferred Shares offered hereby. To understand the terms of the Series A Preferred Shares offered hereby before making any investment decision, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering, including “Risk Factors,” “Additional Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the Series A Preferred Shares we are offering.
Except where the context suggests otherwise, the terms:

•
The “
Fund
,” “
we
,” “
us
,” and “
our
” refer to Carlyle Credit Income Fund, a Delaware statutory trust (f/k/a Vertical Capital Income Fund), and is registered under the Investment Company Act of 1940, as amended (the “
1940 Act
”), as a
non-diversified,
closed-end
management investment company.
 The Fund was previously named Vertical Capital Income Fund.

•
The “
Adviser
” and “
CGCIM
” refer to Carlyle Global Credit Investment Management L.L.C., a majority-owned subsidiary of Carlyle Investment Management L.L.C. (“
CIM
”, and together with CGCIM, “
Carlyle
”), and an
SEC-registered
investment adviser.

•
“
Risk-adjusted returns
” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk.

•	Unless otherwise noted, the information contained in this prospectus supplement assumes the underwriters’ overallotment option is not exercised.
Carlyle Credit Income Fund
The Fund is a
non-diversified,
closed-end
management investment company that has registered as an investment company under 1940 Act. We have elected to be treated, and intend to qualify annually, as a regulated investment company, or “
RIC
,” under Subchapter M of the Internal Revenue Code of 1986, as amended, or the “
Code
.”
The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations, or “
CLOs
,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We may also invest in other related securities and instruments or other securities and instruments that the Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, loan accumulation facilities, or “
LAFs
,” and securities issued by other securitization vehicles, such as collateralized bond obligations, or “
CBOs
.” LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times equity value prior to a CLO’s pricing. The CLO securities in which we primarily seek to invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged ten times), which magnifies our risk of loss on such investments. See “
Risk Factors — Risks Related
to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us
” in the accompanying prospectus.
Under normal circumstances, we invest at least 80% of the aggregate of the Fund’s net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; and (viii) other credit-related instruments. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.
Our 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by our board of trustees without shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy. These investment objectives and strategies are not fundamental policies of ours and may be changed by our board of trustees, or the “
Board
,” without prior approval of our shareholders. See “
Regulation as a
Closed-End
Management Investment Company
” in the accompanying prospectus.
The Adviser pursues a differentiated strategy within the CLO market focused on:

•	proactive sourcing and identification of investment opportunities;

•	utilization of the Adviser’s methodical investment analysis and due diligence process;

•	active involvement at the CLO structuring and formation stage; and

•	taking, in many instances, significant stakes in CLO equity and junior debt tranches.
In conducting its investment activities, the Fund believes that it will benefit from the significant scale and resources of Carlyle and its affiliates.
The Fund seeks to source opportunities through Carlyle’s extensive global relationships and proprietary network and through the deep infrastructure Carlyle has developed in each of the Fund’s credit strategies, including:

•	Carlyle’s well-established sponsor, bank and lending relationships cultivated over 30+ years, including ~1,000 lending relationships across the firm.

•	Scale of capital with over $146 billion under management in Carlyle’s Global Credit group and 230+ dedicated credit investment professionals.

•	A broad network of dealer, investor, and manager relationships that Carlyle has developed during its 20+-year track record managing CLOs.

•	Integrated efforts with cross-platform sourcing capabilities and referrals from both internal and external Carlyle networks.

•	Ability to leverage OneCarlyle platform 1 with nearly 700 origination and underwriting resources and global knowledge base across Global Credit and Private Equity.
We believe that the Adviser’s (1) direct and often longstanding relationships with CLO collateral managers, CLO primary desks of investment banks, and CLO secondary trading desks of investment banks and broker-dealers, (2) CLO structural expertise and (3) relative scale in the CLO market will enable us to source and execute investments with attractive economics and terms relative to other CLO opportunities.
When we make a significant primary market investment in a particular CLO tranche, we generally expect to be able to influence the CLO’s key terms and conditions. We may acquire a majority position in a CLO tranche directly, or we may benefit from the advantages of a majority position where both we and other accounts managed by the Adviser collectively hold a majority position, subject to any restrictions on our ability to invest alongside such other accounts. See “
Conflicts of Interest
” in the accompanying prospectus.
We seek to construct a portfolio of CLO securities that provides varied exposure across a number of key categories, including:

•	number of borrowers underlying each CLO;

•	industry type of a CLO’s underlying borrowers;

•	number and investment style of CLO collateral managers; and

•	CLO vintage period.
The Adviser has a long-term investment horizon and invests primarily with a buy-and-hold
mentality. However, on an ongoing basis, the Adviser actively monitors each investment and may sell positions if circumstances change from the time of investment or if the Adviser believes it is in our best interest to do so.
“Names Rule” Policy
In accordance with the requirements of the 1940 Act, we have adopted a policy to invest at least 80% of our assets in the particular type of investments suggested by our name. Accordingly, under normal circumstances, we invest at least 80% of the aggregate of its net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; and (viii) other credit-related instruments. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.

1
The OneCarlyle platform consists of Carlyle’s global network of professionals, senior advisors, portfolio company resources, and industry contacts. Within the firm, the platform includes 1,000 Investor Services professionals who are dedicated resources to Carlyle’s asset management business. Additionally, Carlyle’s Global Credit business operates its three business segments, Liquid Credit, Private Credit and Real Assets Credit, in an integrated manner which Carlyle believes provides significant competitive advantages through shared information, resources and investment capabilities.

Our 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by the Board without prior approval of our shareholders. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.
Carlyle Global Credit Investment Management L.L.C.
CGCIM serves as the Fund’s investment adviser. CGCIM is registered as an investment adviser with the SEC under the Advisers Act. CGCIM is a majority-owned subsidiary of CIM.
Carlyle is a global investment firm with more than $373 billion of assets under management as of December 31, 2022, across 543 active investment vehicles. The firm also has a large and diversified investor base with more than 2,900 active fund investors located in 88 countries.
Carlyle combines global vision with local insight, relying on a team of nearly 700 investment professionals operating out of 29 offices in 17 countries to uncover superior opportunities in Africa, Asia, Australia, Europe, Latin America, the Middle East and North America.
CLO Overview
Our investment portfolio will be comprised primarily of investments in the equity and junior debt tranches of CLOs that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. CLOs are generally backed by an asset or a pool of assets that serve as collateral. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. Generally, a CLO’s indenture requires that the maturity dates of a CLO’s assets, typically five to eight years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. While the vast majority of the portfolio of most CLOs consists of senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in assets that are not first lien senior secured loans, including second lien loans, unsecured loans, senior secured bonds and senior unsecured bonds.
CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static,
revolving structures that generally allow for reinvestment over a specific period of time (the “
reinvestment period
”) which is typically up to five years. The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.
A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO equity and debt securities, typically in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s Investors Service, Inc., or “
Moody’s
,” S&P Global Ratings, or “
S&P
,” and/or Fitch Ratings, Inc., or “
Fitch
.” The interest rate on the CLO debt tranches is the lowest at the
AAA-level
and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. The diagram below is for illustrative purposes only and highlights a hypothetical structure intended to depict a typical CLO. A minority of CLOs also include a
B-rated
debt tranche (in which we may invest), and the structure of CLOs in which we invest may otherwise vary from this example. The left column represents the CLO’s assets, which support the liabilities and equity in the right column. The right column shows the various classes of debt and equity issued by the hypothetical CLO in order of seniority as to rights in payments from the assets. The percentage ranges appearing below the rating of each class represents the percent such class comprises of the overall “capital stack” (i.e., total debt and equity issued by the CLO).

CLOs have two
priority-of-payment
schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s equity and debt investors. The interest waterfall applies to interest payments received on a CLO’s underlying collateral.
The principal waterfall applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests.
A CLO’s indenture typically requires that the maturity dates of a CLO’s assets, typically five to eight years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par. See “
Risk Factors — Risks Related to Our Investments — We and our investments are subject to reinvestment risk
” in the accompanying prospectus.
Portfolio of Investments
Below is a summary of the Fund’s unaudited schedule of investments as of August 31, 2023.

Carlyle Credit Income Fund Schedule of Investments As of August 31, 2023 (expressed in U.S. Dollars)
Issuer	Investment Description	Acquisition Date	Principal Amount	Cost	Fair Value	% of Net Assets
CLO-EQUITY
522 Funding CLO 2021-7, Ltd.	Subordinate Notes (Estimated yield 19.36%,4/23/2034)	7/27/2023	$4,505,000	$2,883,200	$2,910,322	3.29%
Aimco CLO 14, Ltd.	Subordinate Notes (Estimated yield 15.92%,4/20/2034)	7/17/2023	5,850,000	4,434,946	4,530,643	5.12%
Ares LVI CLO, Ltd.	Subordinate Notes (Estimated yield 18.42%,10/25/2034)	8/24/2023	3,900,000	2,710,500	2,753,263	3.11%
Bain Capital Credit CLO 2021-1, Ltd.	Subordinate Notes (Estimated yield 23.03%,4/18/2034)	7/17/2023	4,150,000	2,511,497	2,559,766	2.89%
Ballyrock CLO 15, Ltd.	Subordinate Notes (Estimated yield 15.70,4/15/2034)	8/16/2023	5,000,000	3,731,250	3,718,468	4.20%
Ballyrock CLO 18, Ltd.	Subordinate Notes (Estimated yield 15.63%,1/15/2035)	8/16/2023	2,500,000	1,921,875	1,924,009	2.17%
Barings CLO, Ltd. 2021-I	Subordinate Notes (Estimated yield 19.58%,4/25/2034)	7/19/2023	3,400,000	2,235,830	2,299,001	2.60%
Benefit Street Partners CLO XXIII, Ltd.	Subordinate Notes (Estimated yield 19.50%,4/25/2034)	8/2/2023	10,000,000	7,625,000	7,749,394	8.75%
BlueMountain CLO XXXV, Ltd.	Subordinate Notes (Estimated yield 17.28%,7/22/2035)	8/7/2023	7,800,295	5,990,978	5,993,127	6.77%
Elmwood CLO 16, Ltd.	Subordinate Notes (Estimated yield 14.70%,4/20/2034)	8/10/2023	6,000,000	5,197,500	5,298,104	5.99%
Elmwood CLO VI, Ltd.	Subordinate Notes (Estimated yield 14.83%,10/20/2034)	7/17/2023	2,000,000	1,483,518	1,584,700	1.79%
Elmwood CLO VII, Ltd.	Subordinate Notes (Estimated yield 16.16%,1/17/2034)	7/17/2023	2,000,000	1,478,631	1,577,649	1.78%
Madison Park Funding LXII, Ltd.	Subordinate Notes (Estimated yield 19.69%,7/17/2036)	7/25/2023	12,000,000	8,803,200	8,992,137	10.16%
Neuberger Berman Loan Advisers CLO 38, Ltd.	Subordinate Notes (Estimated yield 19.01%,10/20/2035)	8/1/2023	9,500,000	6,056,250	6,156,464	6.95%
Octagon 55, Ltd.	Subordinate Notes (Estimated yield 21.07%,7/20/2034)	7/19/2023	8,500,000	5,028,175	5,097,220	5.76%
OHA Credit Partners XIII, Ltd.	Subordinate Notes (Estimated yield 18.56%,10/21/2034)	7/17/2023	2,950,000	1,707,814	2,022,849	2.29%
Voya CLO 2020-2, Ltd.	Subordinate Notes (Estimated yield 21.12%,7/19/2034)	8/2/2023	5,500,000	4,578,750	4,685,140	5.29%
Voya CLO 2020-3, Ltd.	Subordinate Notes (Estimated yield 19.77%,10/20/2034)	8/3/2023	4,000,000	3,130,000	3,131,221	3.54%

				$71,508,914	$72,983,477	82.45%

Issuer	Investment Description	Acquisition Date	Principal Amount	Cost	Fair Value	% of Net Assets

CLO-Subordinated Fee Note
Neuberger Berman Loan Advisers CLO 38, Ltd.	SBPF (Estimated yield 21.70%,10/20/2035)	8/1/2023	69,788	55,837	55,464	0.06%

				$55,837	$55,464	0.06%

Investment Description	Loan Type	Coupon Rate	Maturity Date	Principal Amount	Fair Value	% of Net Assets
Real Estate Loan
Loan ID: 202022	—	—	—	$4,000,000	$2,000,000	2.26%

				$4,000,000	$2,000,000	2.26%

Issuer	Investment Description	Acquisition Date	Principal Amount	Cost	Fair Value	% of Net Assets
SHORT - TERM SECURITY
US BANK MMDA	(5.200% 7-Day Yield)		$9,184,190	$9,184,190	$9,184,190	10.38%

Total Investments- 95.15%
(Cost $84,752,820)					$84,223,131

Other Assets in Excess of Liabilities - 4.85%					4,293,827

Net Assets as of August 31, 2023					$88,516,958

Financing and Hedging Strategy
Leverage by the Fund
. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred shares). For example, if the Fund has $100 in Net Assets (as defined below), it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). In addition, if the Fund has $100 in Net Assets, it may issue $100 in preferred shares, resulting in $200 in total assets (or 200% asset coverage). “
Net Assets
” means the total assets of the Fund minus the Fund’s liabilities. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Over the long term, we expect to operate under normal market conditions generally with leverage within a range of 25% to 40% of total assets, although the actual amount of our leverage will vary over time. Certain instruments that create leverage are considered to be senior securities under the 1940 Act.
In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue preferred shares, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem preferred shares (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify for treatment as a RIC for U.S. federal income tax purposes.
We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by entering into a credit facility, issuing preferred shares or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically and may choose to increase or decrease our leverage. In addition, we may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by our shareholders, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. See “
Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us
” in the accompanying prospectus.
Derivative Transactions
. We may engage in “
Derivative Transactions
,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit, currency and/or other risks, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter,
or “OTC,” options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “
Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate
” in the accompanying prospectus.
Temporary Defensive Position
. We may take a temporary defensive position and invest all or a substantial portion of our total assets in cash or cash equivalents, government securities or short-term fixed income securities during periods in which we believe that adverse market, economic, political or other conditions make it advisable to maintain a temporary defensive position. As the CLOs and LAFs in which we invest are generally illiquid in nature, we may not be able to dispose of such investments and take a defensive position. To the extent that we invest defensively, we likely will not achieve our investment objectives.
Operating and Regulatory Structure
We are a
non-diversified
closed-end
management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end
management investment company, we are required to meet certain regulatory tests. See “
Regulation as a
Closed-End
Management Investment Company
” in the accompanying prospectus. In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code.
Recent Developments
Tender Offer and New Issuance
On January 12, 2023, the Fund entered into a definitive agreement (the “
Transaction Agreement
”) with the Adviser pursuant to which, among other things, CGCIM would become the investment adviser to the Fund (the “
Transaction
”). See “
Prospectus Summary—Carlyle Credit Income Fund
” in the accompanying prospectus for a description of the Transaction and the Transaction Agreement.

Following the closing of the Transaction and pursuant to the Transaction Agreement, (i) CG Subsidiary Holdings L.L.C., an affiliate of the Adviser (the “
Purchaser
”) commenced a tender offer on July 18, 2023 to purchase up to $25,000,000 of outstanding Fund common shares at the then-current net asset value per common share (the “
Tender Offer
”), and (ii) following the close of the Tender Offer, the Purchaser will invest $15,000,000 into the Fund through the purchase of newly issued Fund common shares at a price equal to the greater of the then-current net asset value per common share and the net asset value per common share that represents the tender offer purchase price (the “
New Issuance
”), and through acquiring common shares in private purchases (the “
Private Purchase
”).
The Tender Offer expired on August 28, 2023, and the Purchaser accepted for purchase 3,012,049 common shares at a purchase price of $8.30 per common share for an aggregate purchase price of $25,000,006.70, excluding fees and expenses relating to the Tender Offer.
On September 12, 2023, the Fund closed the New Issuance and issued and sold 1,269,537 common shares to the Purchaser at a purchase price of $8.52 per common share, which price represented the net asset value per common share as of the closing of the New Issuance, for an aggregate purchase price of $10,816,451.40.
On September 12, 2023, the Purchaser closed the Private Purchase and acquired 504,042 common shares from existing shareholders of the Fund at a purchase price of $8.30 per common share, for an aggregate purchase price of $4,183,548.60.
On September 12, 2023, the Fund declared a monthly dividend for the Fund’s common shares of $0.0994 per share for each of September, October, and November 2023. The dividends are payable on September 29, 2023, October 31, 2023, and November 30, 2023, respectively, to shareholders of record as of September 22, 2023, October 19, 2023, and November 17, 2023, respectively. The monthly dividend represents an annualized yield of 14.0% based on $8.52 net asset value as of August 31, 2023.
On October 4, 2023, the Fund entered into an equity distribution agreement by and among the Fund, CGCIM, Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc. and Oppenheimer & Co. Inc., in connection with an at-the-market
offering of up to $75.0 million of common shares of the Fund.
Our Corporate Information
The principal office of the Fund is located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 and its telephone number is (866)
277-8243.

THE OFFERING

Issuer	Carlyle Credit Income Fund

Securities Offered by Us	1,200,000 shares of Series A Preferred Shares. An additional 180,000 shares of Series A Preferred Shares will be issuable pursuant to an overallotment option granted to the underwriters.

Use of Proceeds	We intend to use the net proceeds from the sale of the shares of Series A Preferred Shares to acquire investments in accordance with our investment objectives and strategies described in this prospectus supplement and in the accompanying prospectus, to make distributions to our shareholders and for general working capital purposes. See “
Use of Proceeds
” in this prospectus supplement.

Listing	We intend to list the Series A Preferred Shares on the NYSE under the symbol “CCIA.” Trading in Series A Preferred Shares on the NYSE is expected to begin within 30 days after the date of this prospectus supplement. Prior to the expected commencement of trading, the underwriters may, but are not obligated, to make a market in Series A Preferred Shares.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of our affairs, holders of Series A Preferred Shares will be entitled to receive a liquidation distribution equal to the Liquidation Preference of $25 per share, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Dividends	We intend to pay monthly dividends on the Series A Preferred Shares at a fixed annual rate of 8.75% of the Liquidation Preference ($2.1875 per share per year), or the “Dividend Rate.” Our board of trustees may determine not to pay, or may be precluded from paying, such dividends if our board of trustees believes it is not in the best interest of our shareholders or if we fail to maintain the asset coverage required by the 1940 Act. If we fail to redeem the Series A Preferred Shares as required on the Mandatory Redemption Date or fail to pay any dividend on the payment date for such dividend, the Dividend Rate will increase by 2% per annum until we redeem the Series A Preferred Shares or pay the dividend, as applicable. See “
Description of
Our
Series
A
Preferred S
hares
- Dividends -Adjustment to Fixed Dividend Rate - Default Period
” in this prospectus supplement. The Dividend Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Cumulative cash dividends on each share of Series A Preferred Shares will be payable monthly, when, as and if declared, or under authority granted, by our board of trustees out of funds legally available for such payment. The first period for which dividends on the shares of Series A Preferred Shares offered pursuant to this prospectus supplement will be calculated (each such period, a “
Dividend Period
”) will commence upon the closing of the offering, or the “Date of Original Issue,” and will end on, but exclude, November 30, 2023. Only holders of Series A Preferred Shares on the record date for a Dividend Period (as defined below) will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of Series A Preferred Shares who sell shares before such a record date and purchasers of Series A Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Series A Preferred Shares. See “
Description of
Our Series A Preferred Shares
- Dividends - Dividend Periods
” in this prospectus supplement.

Ranking	The Series A Preferred Shares will rank:

•	senior to our common shares in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs;

•
equal in priority with all other series of preferred shares we may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

•	subordinate in right of payment to the holders of our existing and future indebtedness.

Subject to the asset coverage requirements of the 1940 Act, we may issue additional series of preferred shares (or additional Series A Preferred Shares), but we may not issue additional classes of shares that rank senior or junior to the Series A Preferred Shares as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of our affairs.

Mandatory Term Redemption	We are required to redeem all outstanding shares of the Series A Preferred Shares on October 31, 2028, or the “Mandatory Redemption Date,” at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Mandatory Redemption Date. See “
Description of
Our
Series A Preferred Shares
- Redemption
.”

We cannot effect any modification of or repeal our obligation to redeem the Series A Preferred Shares on the Mandatory Redemption Date without the prior unanimous approval of the holders of the Series A Preferred Shares.

Leverage	We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred shares and leverage attributable to reverse repurchase agreements or similar transactions. See “
Prospectus Supplement Summary
—
Financing and Hedging Strategy
—
Leverage by the Fund
” in this prospectus supplement. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by entering into a credit facility, issuing additional preferred shares or debt securities or through other leveraging instruments.

Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness.

Mandatory Redemption for Asset Coverage	If we fail to maintain asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200% as of the close of business on the last business day of any calendar quarter and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form N-CSR, Semiannual Report on Form N-CSRS or Reports on Form N-PORT, as applicable, for that quarter, or the “Asset Coverage Cure Date,” then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, the number of our preferred shares (which at our discretion may include any number or portion of the Series A Preferred Shares), that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities (if applicable), (1) results in us having asset coverage of at least 200%, or (2) if fewer, the maximum number of preferred shares that can be redeemed out of funds legally available for such redemption. In connection with any redemption for failure to maintain such asset coverage, we may, in our sole option, redeem such additional number of preferred shares that will result in asset coverage up to and including 285%.

If Series A Preferred Shares are to be redeemed for failure to maintain asset coverage of at least 200%, such shares will be redeemed at a redemption price equal to the Liquidation Preference plus accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding interest on accumulated but unpaid dividends, if any) to, but excluding, the date fixed for such redemption. See
“Description of Our Series A Preferred Shares — Redemption — Redemption for Failure to Maintain Asset Coverage
” in this prospectus supplement

Optional Redemption	At any time on or after October 31, 2025, we may, in our sole option, redeem the outstanding Series A Preferred Shares in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption. See
“Description of Our Series A Preferred Shares — Redemption — Optional Redemption
” in this prospectus supplement.

Voting Rights	Except as otherwise provided in our Supplement to the Amended and Restated Declaration of Trust (the “
Series A Supplement
”) or as otherwise required by law, (1) each holder of Series A Preferred Shares will be entitled to one vote for each share of Series A Preferred Shares held on each matter submitted to a vote of our shareholders and (2) the holders of all outstanding preferred shares, including the Series A Preferred Shares, and common shares will vote together as a single class; provided that holders of preferred shares (including the Series A Preferred Shares) voting separately as a class, will be entitled to elect two (2) of our trustees, or the “Preferred Trustees,” and, if we fail to pay dividends on any outstanding preferred shares, including the Series A Preferred Shares, in an amount equal to two (2) full years of dividends, and continuing until such failure is cured, will be entitled to elect a majority of our trustees. One of the Preferred Trustees will be up for election in 2024 and the other Preferred Trustee will be up for election in 2025.

Holders of shares of the Series A Preferred Shares will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of the Series A Preferred Shares.

See “Description of Our Series A Preferred Shares — Voting Rights” in this prospectus supplement.

Conversion Rights	The Series A Preferred Shares have no conversion rights.

Redemption and Paying Agent	We intend to enter into an amendment to our Transfer Agency Agreement with Equiniti Trust Company, LLC, or the “Redemption and Paying Agent.” Under this amendment, the Redemption and

Paying Agent will serve as transfer agent and registrar, dividend disbursing agent and redemption and paying agent with respect to the Series A Preferred Shares.

U.S. Federal Income Taxes	We have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. Prospective investors are urged to consult their own tax advisors regarding the tax implications associated with acquiring holding and disposing of an investment in the Series A Preferred Shares in light of their personal investment circumstances.

Risk Factors	Investing in the Series A Preferred Shares involves risks. You should carefully consider the information set forth under the caption “
Risk Factors
” in this prospectus supplement and the accompanying prospectus before deciding to invest in the Series A Preferred Shares.

Additional Information	We have filed with the SEC a registration statement on Form
N-2
under the Securities Act, which contains additional information about us and the Series A Preferred Shares being offered by this prospectus supplement and the accompanying prospectus. We file annual and semi-annual reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. This information is also available free of charge by writing us at Carlyle Credit Income Fund., One Vanderbilt Avenue, Suite 3400, New York, NY 10017, by telephone at (866)
277-8243,
or on our website at www.carlylecreditincomefund.com.

RISK FACTORS
Investing in the Series A Preferred Shares involves a number of significant risks. In addition to the risks described below and in “
Risk Factors
” in the accompanying prospectus, you should carefully consider all other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase the Series A Preferred Shares. The risks and uncertainties described below and in the accompanying prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.
If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, our net asset value and the trading price of the Series A Preferred Shares could decline and you may lose all or part of your investment.
The risks described below specifically relate to this offering. Please see the “Risk Factors” section of the accompanying prospectus for additional risks of investing in the Series A Preferred Shares.
Risks Relating to an Investment in the Series A Preferred Shares
Prior to this offering, there has been no public market for the Series A Preferred Shares, and we cannot assure you that the market price of the Series A Preferred Shares will not decline following the offering.
We intend to list the Series A Preferred Shares on the NYSE so that trading on the exchange will begin within 30 days from the date of this prospectus supplement, subject to notice of issuance. During a period of up to 30 days from the date of this prospectus supplement, the Series A Preferred Shares will not be listed on any securities exchange. Prior to the expected commencement of trading, the underwriters may, but are not obligated to, make a market in the Series A Preferred Shares. Consequently, an investment in the Series A Preferred Shares during this period will be illiquid, and the holders may not be able to sell such securities. If a secondary market does develop during this period, holders of the Series A Preferred Shares may be able to sell such shares only at substantial discounts from Liquidation Preference.
If we are unable to list the Series A Preferred Shares on a national securities exchange, the holders of such securities may be unable to sell them at all, or if they are able to, only at substantial discounts from the Liquidation Preference. Even if the Series A Preferred Shares are listed on the NYSE as anticipated, there is a risk that the market for such shares may be thinly traded and relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Series A Preferred Shares, if any, or change in the debt markets could cause the liquidity or market value of the Series A Preferred Shares to decline significantly.
Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of the Series A Preferred Shares. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Series A Preferred Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to obtain or maintain any credit ratings or to advise holders of Series A Preferred Shares of any changes in any credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our Fund, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Series A Preferred Shares.

The Series A Preferred Shares is subject to a risk of early redemption and holders may not be able to reinvest their funds.
We may voluntarily redeem some or all of the outstanding shares of Series A Preferred Shares on or after October 31, 2025. We also may be forced to redeem some or all of the outstanding shares of Series A Preferred Shares to meet regulatory requirements and the asset coverage requirements of such shares. Any such redemption may occur at a time that is unfavorable to holders of the Series A Preferred Shares. We may have an incentive to redeem the Series A Preferred Shares voluntarily before the Mandatory Redemption Date if market conditions allow us to issue other preferred shares or debt securities at a rate that is lower than the Dividend Rate on the Series A Preferred Shares. See “
Description of Our Series A Preferred Shares

-

Redemption

-

Optional Redemption
” in this prospectus supplement. If we redeem shares of the Series A Preferred Shares before the Mandatory Redemption Date, the holders of such redeemed shares face the risk that the return on an investment purchased with proceeds from such redemption may be lower than the return previously obtained from the investment in Series A Preferred Shares.
Holders of the Series Preferred A Shares bear dividend risk.
We may be unable to pay dividends on the Series A Preferred Shares under some circumstances. The terms of any future indebtedness we may incur could preclude the payment of dividends in respect of equity securities, including our preferred stock, under certain conditions.
There is a risk of delay in our redemption of the Series A Preferred Shares, and we may fail to redeem such securities as required by their terms.
We generally make investments in CLO vehicles whose securities are not traded in any public market. Substantially all of the CLO investments we presently hold and the CLO investments we expect to acquire in the future are, and will be, subject to legal and other restrictions on resale and will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to obtain cash equal to the value at which we record our investments quickly if a need arises. If we are unable to obtain sufficient liquidity prior to the Mandatory Redemption Date, we may be forced to engage in a partial redemption or to delay a required redemption. If such a partial redemption or delay were to occur, the market price of shares of our preferred stock might be adversely affected.
A liquid secondary trading market may not develop for the Series A Preferred Shares.
Although we have applied to list the Series A Preferred Shares on the NYSE, we cannot predict the trading patterns of the Series A Preferred Shares, and a liquid secondary market may not develop. Holders of the Series A Preferred Shares may be able to sell such shares only at substantial discounts from the Liquidation Preference. There is a risk that the Series A Preferred Shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features.
Risks Related to the Offering
Management will have broad discretion as to the use of the proceeds, if any, from this offering and may not use the proceeds effectively.
We cannot specify with certainty all of the particular uses of the net proceeds, if any, of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may use the net proceeds for purposes that may not improve our financial condition or market value. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital. Pending their use, we intend to invest the net proceeds from the offering in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. These investments may not yield a favorable return to our shareholders. The sale of the Series A Preferred Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then-current market price of the Series A Preferred Shares, may have an adverse effect on the market price of the Series A Preferred Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements
.” These statements may relate to, among other things, future events or our future operating results, actual and potential conflicts of interest with the Adviser and its affiliates, and the adequacy of our financing sources and working capital, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

•	changes in the economy and the capital markets;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our investment objectives and strategy;

•	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

•	changes in interest rates, exchange rates, regulation or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	our ability to exit investments in a timely manner;

•	our ability to maintain our qualification as a RIC;

•	use of the proceeds of this offering;

•	our ability to sell Series A Preferred Shares in this offering in the amounts and on the terms contemplated, or at all; and

•
those factors described in the “
Risk Factors
” section of this prospectus supplement and the accompanying prospectus and in similar sections in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We have based forward-looking statements on information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement or the accompanying prospectus, except as otherwise required by applicable law. The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

USE OF PROCEEDS
The net proceeds to us of this offering are expected to be approximatel
y $28.8 million (or approximately $33.165 m
illion if the underwriters exercise the overallotment option in full), after deducting the payment of underwriting discounts and commissions payable by us of approximately $0.9 million (or approximately $1.035 million if the underwriters exercise the overallotment option in full) and estimated offering expenses payable by us of approximately $300,000.
We intend to use the net proceeds from the sale of Series A Preferred Shares pursuant to this prospectus supplement to acquire investments in accordance with our investment objectives and strategies described in this prospectus, to make distributions to our shareholders and for general working capital purposes. We cannot estimate the approximate amount intended to be used for each of these purposes. Such amounts will depend on our cash flow needs after closing of the offering, market conditions and other factors.
We currently anticipate that it will generally take approximately not more than three months after the completion of any offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. Investors should expect, therefore, that before we have fully invested the proceeds of the offering in accordance with our investment objectives and strategies, assets invested in these instruments would earn interest income at a modest rate, which may not exceed our expenses during this period. To the extent that the net proceeds from an offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our shareholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

CAPITALIZATION
The
following table sets forth our capitalization as of August 31, 2023:

•	on an actual basis;

•
on an as adjusted basis giving effect to the issuance and sale of 1,200,000 8.75% Series A Preferred Shares in this offering (assuming no exercise of the underwriters’ overallotment option) at a price of $25 per share after deducting the assumed underwriting discounts and commissions payable by us and estimated offering expenses of approximately $300,000 payable by us.

You should read this table in conjunction with “
Use of Proceeds
” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	Actual	Pro Forma (as adjusted)
Assets :
Cash and cash equivalents	$13,232,856	42,032,856
Investments at fair value	$75,038,940	75,038,940
Other assets	$1,112,157	1,112,157
Total Assets:	$89,383,953	118,183,953
Liabilities:
Series A Preferred Shares, no par value; 0 shares issued and outstanding, actual; and 1,200,000 shares issued and outstanding, as adjusted	$—	28,800,000
Other liabilities	$866,995	866,995
Total liabilities	$866,995	29,666,995
Net Assets applicable to 10,391,622 shares issued and outstanding, actual, and 11,591,622 shares issued and outstanding, as adjusted	$88,516,958	88,516,958
Net Assets consist of:
Paid-in capital	$108,449,676	108,449,676
Aggregate distributable earnings (losses)	$(19,932,719)	(19,932,719)
Accumulated other comprehensive income (loss)
Total Net Assets	$88,516,958	88,516,958

DESCRIPTION OF OUR SERIES A PREFERRED SHARES
The following description of the particular terms of the Series A Preferred Shares supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus. This is not a complete description and is subject to, and entirely qualified by reference to, our certificate of trust, the amended and restated declaration of trust and the Series A Supplement setting forth the terms of the Series A Preferred Shares. The Series A Supplement is attached as Appendix A to this prospectus supplement. You may obtain copies of these documents using the methods described in “Additional Information” in this prospectus supplement.
General
We are authorized to issue an unlimited number of shares of beneficial interest, including preferred shares and we have designated 1,380,000 shares as Series A Preferred Shares. At the time of issuance, the Series A Preferred Shares will be fully paid and non-assessable
and have no preemptive, conversion or exchange rights or rights to cumulative voting.
Ranking
The shares of Series A Preferred Shares will rank equally in right with all other preferred shares that we may issue from time to time in accordance with the 1940 Act, if any, as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs. The Series A Preferred Shares, together with all other preferred shares that we may issue from time to time in accordance with the 1940 Act, if any, will rank senior to our common shares as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs and subordinate to the rights of holders of our existing and future indebtedness.
Dividends
General
. Holders of the Series A Preferred Shares are entitled to receive cumulative cash dividends and distributions at the Dividend Rate of 8.75% of the Liquidation Preference, or $2.1875 per share per year (subject to adjustment in certain circumstances as described below), when, as and if declared by, or under authority granted by, our board of trustees out of funds legally available for payment, in preference to dividends and distributions of our common shares. Dividends on the Series A Preferred Shares offered pursuant to this prospectus supplement will be payable monthly in arrears on the last business day of every calendar month, or the “Dividend Payment Date,” commencing on November
3
0, 2023. Dividends on the Series A Preferred Shares will be computed on the basis of a
360-day
year consisting of twelve
30-day months.
The amount of dividends payable on the Series A Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, will be computed on the basis of a
360-day
year consisting of twelve
30-day months,
and actual days elapsed over a
30-day
month.
Dividend Periods
. The first Dividend Period for holders of Series A Preferred Shares offered pursuant to this prospectus supplement will commence on the Date of Original Issue and will end on, but exclude, November
3
0, 2023 and each subsequent Dividend Period will be the period beginning on and including the last Dividend Payment Date and ending on, but excluding, the next Dividend Payment Date. Dividends will be payable monthly in arrears on the Dividend Payment Date and upon redemption of the Series A Preferred Shares. Except for the first Dividend Period, dividends with respect to any monthly Dividend Period will be declared and paid to holders of record of Series A Preferred Shares as their names appear on our registration books at the close of business on the applicable record date, which will be a date designated by the board of trustees that is not more than 20 nor less than 7 calendar days prior to the applicable Dividend Payment Date. With respect to the first Dividend Period, dividends of the shares of Series A Preferred Shares offered pursuant to this prospectus supplement will be paid on November
3
0, 2023 to holders of record of such Series A Preferred Shares as their names appear on our registration books at the close of business on November 10, 2023.

Only holders of Series A Preferred Shares on the record date for a Dividend Period will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of Series A Preferred Shares who sell shares before such a record date and purchasers of Series A Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Series A Preferred Shares.
Mechanics of Payment of Dividends
. Not later than 12:00 noon, New York City time, on a Dividend Payment Date, we are required to deposit with the Redemption and Paying Agent sufficient funds for the payment of dividends in the form of Deposit Securities. Deposit Securities will generally consist of (1) cash or cash equivalents; (2) direct obligations of the United States or its agencies or instrumentalities that are entitled to the full faith and credit of the United States, which we refer to as the U.S. Government Obligations; (3) investments in money market funds registered under the 1940 Act that qualify under
Rule 2a-7
under the 1940 Act and certain similar investment vehicles that invest in U.S. Government Obligations or any combination thereof; or (4) any letter of credit from a bank or other financial institution that has a credit rating from at least one ratings agency that is the highest applicable rating generally ascribed by such ratings agency to bank deposits or short-term debt of similar banks or other financial institutions, in each case either that is a demand obligation payable to the holder on any business day or that has a maturity date, mandatory redemption date or mandatory payment date, preceding the relevant Redemption Date (as defined below), Dividend Payment Date or other payment date. We do not intend to establish any reserves for the payment of dividends.
All Deposit Securities paid to the Redemption and Payment Agent for the payment of dividends will be held in trust for the payment of such dividends to the holders of Series A Preferred Shares. Dividends will be paid by the Redemption and Payment Agent to the holders of Series A Preferred Shares as their names appear on our registration books on the applicable record date. Dividends that are in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Such payments are made to holders of Series A Preferred Shares as their names appear on our registration books on such date, not exceeding 20 nor less than 7 calendar days preceding the payment date thereof, as may be fixed by our board of trustees. Any payment of dividends in arrears will first be credited against the earliest accumulated but unpaid dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on any Series A Preferred Shares which may be in arrears. See “
— Adjustment to Fixed Dividend Rate
—
Default Period
.
”
Upon our failure to pay dividends for at least two years, the holders of Series A Preferred Shares will acquire certain additional voting rights. See “
— Voting Rights
” below. Such rights shall be the exclusive remedy of the holders of Series A Preferred Shares upon any failure to pay dividends on Series A Preferred Shares.
Adjustment to Fixed Dividend Rate
—
Default Period
. Subject to the cure provisions below, a Default Period with respect to Series A Preferred Shares will commence on a date we fail to deposit the Deposit Securities as required in connection with a Dividend Payment Date or a Redemption Date. A Default Period will end on the business day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and any unpaid redemption price shall have been deposited irrevocably in trust in same-day
funds with the Redemption and Paying Agent. The applicable dividend rate for each day during the Default Period will be equal to the Dividend Rate in effect on such day plus two percent (2%) per annum, or the “Default Rate.”
No Default Period will be deemed to commence if the amount of any dividend or any redemption price due (if such default is not solely due to our willful failure) is deposited irrevocably in trust, in same-day
funds with the Redemption and Paying Agent by 12:00 noon, New York City time, on a business day that is not later than three business days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount and period of such non-payment
based on the actual number of calendar days comprising such period divided by 360.

Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt
. No full dividends and distributions will be declared or paid on the Series A Preferred Shares for any Dividend Period, or a part of a Dividend Period, unless the full cumulative dividends and distributions due through the most recent dividend payment dates for all outstanding shares of preferred shares of any series have been, or contemporaneously are, declared and paid through the most recent dividend payment dates for each share of preferred shares. If full cumulative dividends and distributions due have not been paid on all outstanding preferred shares of any series, any dividends and distributions being declared and paid on Series A Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on the shares of each such series of preferred shares on the relevant dividend payment date. No holders of Series A Preferred Shares will be entitled to any dividends and distributions in excess of full cumulative dividends and distributions as provided in the Series A Supplement.
For so long as any Series A Preferred Shares are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in common shares) in respect of the common shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such common shares, or (z) pay any proceeds of our liquidation in respect of such common shares, unless, in each case, (A) immediately thereafter, we will be in compliance with the 200% asset coverage limitations set forth under the 1940 Act with respect to a class of senior security which is stock, after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, as described below, (B) all cumulative dividends and distributions of shares of all series of preferred shares ranking on parity with the Series A Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or Deposit Securities as permitted by the terms of such preferred shares for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (C) we have deposited Deposit Securities with the Redemption and Paying Agent in accordance with the requirements described herein with respect to outstanding Series A Preferred Shares to be redeemed pursuant to a mandatory term redemption or mandatory redemption resulting from the failure to comply with the asset coverage requirements as described below for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.
Except as required by law, we will not redeem any Series A Preferred Shares unless all accumulated and unpaid dividends and distributions on all outstanding preferred shares of any series ranking on parity with the Series A Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by us) (x) will have been or are contemporaneously paid or (y) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such preferred shares) for the payment of such dividends and distributions will have been or are contemporaneously deposited with the applicable paying agent, provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding shares of Series A Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of any other series of preferred shares for which all accumulated and unpaid dividends and distributions have not been paid.
1940 Act Asset Coverage
. Under the 1940 Act, we may not (1) declare any dividend with respect to any preferred shares if, at the time of such declaration (and after giving effect thereto), our asset coverage with respect to any of our borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% or (2) declare any other distribution on the preferred shares or purchase or redeem preferred shares if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 200%. “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include our obligations under any borrowings. For purposes of determining our asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of shares, the term senior security does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term senior security also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of our total assets at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of Series A Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the common shares, a liquidation distribution equal to the Liquidation Preference plus an amount equal to all unpaid dividends and distributions accumulated to, but excluding, the date fixed for such distribution or payment (whether or not earned or declared by us, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our assets available for distribution among the holders of all Series A Preferred Shares, and any other outstanding preferred shares, if any, will be insufficient to permit the payment in full to such holders of Series A Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares, then the available assets will be distributed among the holders of such Series A Preferred Shares and such other series of preferred shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of our affairs whether voluntary or involuntary, unless and until the Liquidation Preference on each outstanding share of Series A Preferred Shares plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Shares, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by us will be made by us in respect of, our common shares.
Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or our reorganization into or with any other business or corporation, statutory trust or other entity, nor the merger, consolidation or reorganization of any other business or corporation, statutory trust or other entity into or with us will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the Series A Supplement.
Redemption
Mandatory Term Redemption
. We are required to redeem all outstanding shares of the Series A Preferred Shares on the Mandatory Redemption Date, at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Mandatory Redemption Date. If the Mandatory Redemption Date occurs after the applicable record date for a dividend but on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such Series A Preferred Shares will be payable on such Dividend Payment Date to the holders of record of such Series A Preferred Shares at the close of business on the applicable Dividend Record Date, and will not be payable as part of the redemption price for such Series A Preferred Shares. We cannot effect any modification of or repeal our obligation to redeem the Series A Preferred Shares on the Mandatory Redemption Date without the prior unanimous approval of the holders of the Series A Preferred Shares.

Redemption for Failure to Maintain Asset Coverage
. If we fail to maintain asset coverage (as defined in the 1940 Act) of at least 200% as provided in the Series A Supplement and such failure is not cured as of the close of business on the Asset Coverage Cure Date, we will fix a redemption date and proceed to redeem the number of preferred shares, including the Series A Preferred Shares, as described below at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) to, but excluding, the date fixed for redemption by our board of trustees. We will redeem out of funds legally available the number of outstanding preferred shares (which may include at our sole option any number or proportion of the Series A Preferred Shares) equal to the lesser of (i) the minimum number of preferred shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in us having asset coverage of at least 200% and (ii) the maximum number of preferred shares that can be redeemed out of funds expected to be legally available in accordance with our Series A Supplement and applicable law, provided further, that in connection with any such redemption for failure to maintain the asset coverage required by the 1940 Act, we may, at our sole option, redeem such additional number of shares of preferred shares that will result in our having asset coverage of up to and including 285%. We will effect a redemption on the date fixed by us, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if we do not have funds legally available for the redemption of all of the required number of shares of preferred shares which have been designated to be redeemed or we otherwise are unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, we will redeem those shares of preferred shares which we were unable to redeem on the earliest practicable date on which we are able to effect such redemption.
Optional Redemption
. Upon giving notice of redemption, or a “
Notice of Redemption
,” the Series A Preferred Shares may, at our sole option, be redeemed, in whole or in part, at any time on or after October 31, 2025, out of funds legally available for such redemption at a redemption price per share equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.
Subject to the provisions of the Series A Supplement and applicable law, our board of trustees will have the full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Shares will be redeemed from time to time.
We may not on any date deliver a Notice of Redemption to redeem any shares of Series A Preferred Shares pursuant to the optional redemption provisions described above unless on such date we have available Deposit Securities for the redemption contemplated by such notice having a value not less than the amount due to holders of shares of Series A Preferred Shares by reason of the redemption of such shares of Series A Preferred Shares on such redemption date.
Redemption Procedures
. We will file a notice of our intention to redeem with the SEC so as to provide the 30 calendar day notice period contemplated by
Rule 23c-2
under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.
If we shall determine or be required to redeem, in whole or in part, shares of Series A Preferred Shares, we will deliver a Notice of Redemption by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such Series A Preferred Shares to be redeemed, or request the Redemption and Paying Agent, on our behalf, to promptly do so by overnight delivery, by first class mail or by electronic means. A Notice of Redemption will be provided not less than thirty (30) nor more than sixty (60) calendar days prior to the date fixed for redemption in such Notice of Redemption, or the “Redemption Date.” If fewer than all of the outstanding shares of Series A Preferred Shares are to be redeemed pursuant to either the mandatory redemption provisions triggered by our failure to maintain the required asset coverage or the optional redemption provisions, the shares of Series A Preferred Shares to be redeemed will be selected either (1) pro rata among Series A Preferred Shares, (2) by lot or (3) in such other manner as our board of trustees may determine to be fair and equitable. If fewer than all shares of Series A Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder shall also specify the number of shares of Series A Preferred Shares to be redeemed from such holder or the method of determining such number. We may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the Series A Supplement that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied. No defect in any Notice of Redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.
If we give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by us), we will (i) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate market value at the time of deposit not less than the redemption price of the shares of Series A Preferred Shares to be redeemed on the Redemption Date and (ii) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable redemption price to the holders of shares of Series A Preferred Shares called for redemption on the Redemption Date. Notwithstanding the foregoing, if the Redemption Date is the Mandatory Redemption Date, then such deposit of Deposit Securities will be made no later than 15 calendar days prior to the Mandatory Redemption Date.
Upon the date of the deposit of Deposit Securities by us for purposes of redemption of shares of Series A Preferred Shares, all rights of the holders of Series A Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the applicable redemption price and such shares of Series A Preferred Shares will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Redemption Date and other than the accumulation of dividends on such shares in accordance with the terms of the Series A Preferred Shares up to, but excluding, the applicable Redemption Date). We will be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate redemption price of shares of Series A Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date will, to the extent permitted by law, be repaid to us, after which the holders of Series A Preferred Shares so called for redemption shall look only to us for payment of the Redemption Price. We will be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.
If any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of our legally available funds in accordance with the Series A Supplement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No default will be deemed to have occurred if we have failed to deposit in trust with the Redemption and Paying Agent the applicable redemption price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent has not been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any shares of Series A Preferred Shares, dividends may be declared and paid on such shares of Series A Preferred Shares in accordance with their terms if Deposit Securities for the payment of the redemption price of such shares of Series A Preferred Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.
We may, in our sole discretion and without a shareholder vote, modify the redemption procedures with respect to notification of redemption for the Series A Preferred Shares, provided that such modification does not materially and adversely affect the holders of Series A Preferred Shares or cause us to violate any applicable law, rule or regulation.

Voting Rights
Except as otherwise provided in the Series A Supplement or as otherwise required by law, (1) each holder of Series A Preferred Shares will be entitled to one vote for each share of Series A Preferred Shares held on each matter submitted to a vote of our shareholders and (2) the holders of all outstanding preferred shares, including the Series A Preferred Shares, and common shares will vote together as a single class.
In addition, the holders of our preferred shares, including the Series A Preferred Shares, will have the right to elect two members of the board of trustees at all times (regardless of the number of trustees serving on the board of trustees), such trustees are referred to as our “
Preferred Trustees
.” The holders of outstanding common shares together with the holders of outstanding preferred shares, voting together as a single class, will elect the remaining members of the board of trustees. Under our Amended and Restated Declaration of Trust, our trustees are divided into three classes, with the term of one class expiring at each annual meeting of our shareholders. One of our Preferred Trustees will be up for election at the annual meeting of our shareholders held in 2025 and the other Preferred Trustee will be up for election at the annual meeting of our shareholders held in 2026.
Notwithstanding the foregoing, if (1) at the close of business on any Dividend Payment Date for dividends on any outstanding share of any preferred shares, including any outstanding shares of the Series A Preferred Shares, accumulated dividends (whether or not earned or declared) on such preferred shares equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or (2) at any time holders of any preferred shares are entitled under the 1940 Act to elect a majority of our trustees (a period when either of the foregoing conditions exists, a “
Voting Period
”), then the number of members constituting our board of trustees will automatically be increased by the smallest number of trustees (each, a “New Preferred Trustee”) that, when added to the two Preferred Trustees, would constitute a majority of our board of trustees as so increased by such smallest number. The terms of office of the persons who are trustees at the time of that election will not be affected by the election of the New Preferred Trustee. If we thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding preferred shares, including the Series A Preferred Shares, for all past Dividend Periods, or the Voting Period is otherwise terminated, (1) the voting rights stated above shall cease, subject always, however, to the re-vesting
of such voting rights in the holders of preferred shares upon the further occurrence of any of the events described herein, and (2) the terms of office of all of the New Preferred Trustees will terminate automatically. Any preferred shares issued after the date hereof will vote with the Series A Preferred Shares as a single class on the matters described above, and the issuance of any other preferred shares by us may reduce the voting power of the holders of the Series A Preferred Shares.
As soon as practicable after the accrual of any right of the holders of preferred shares to elect New Preferred Trustees, we will call a special meeting of such holders and notify the Redemption and Paying Agent and/or such other person as is specified in the terms of such preferred shares to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such preferred shares, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If we fail to call such a special meeting, it may be called at our expense by any such holder on like notice. The record date for determining the holders of preferred shares entitled to notice of and to vote at such special meeting shall be the close of business on the business day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all our other securities and classes of shares), will be entitled to elect the number of New Preferred Trustees prescribed above on a one-vote-per-share
basis.
Except as otherwise permitted by the terms of the Series A Supplement, (1) so long as any shares of preferred shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds
of all outstanding shares of preferred shares, voting as a separate class, amend, alter or repeal the provisions of our Series A Supplement or any applicable declaration of trust (or any other document governing the rights of our preferred shares or the holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of our preferred shares or the holders thereof and (2) so long as any shares of the Series A Preferred Shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds
of all outstanding shares of the Series A Preferred Shares, voting as a separate class, amend, alter or repeal the provisions of our Series A Supplement or the applicable declaration of trust (or any other document governing the rights of the Series A Preferred Shares or the holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the Series A Preferred Shares or the holders thereof differently from shares of any other outstanding series of our preferred shares; provided, however, that (i) a change in our capitalization as described under the heading
“- Issuance of Additional Preferred Shares”
below will not be considered to materially and adversely affect the rights and preferences of any holder of our preferred shares, and (ii) a division of a share of preferred shares will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of such preferred shares. No matter will be deemed to adversely affect any preference, right or power of a share of preferred shares, including the Series A Preferred Shares or the holders of Series A Preferred Shares, unless such matter (i) alters or abolishes any preferential right of such share of preferred shares, or (ii) creates, alters or abolishes any right in respect of redemption of the preferred shares or the applicable series thereof (other than as a result of a division of a preferred share). So long as any shares of preferred shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds
of the preferred shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as we are solvent and does not foresee becoming insolvent.
The affirmative vote of the holders of at least a “majority of the preferred shares,” including the shares of the Series A Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve any action requiring a vote of our security holders pursuant to Section 13(a) of the 1940 Act, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of preferred shares. For purposes of the foregoing, the vote of a “majority of the outstanding shares of preferred shares” means the vote at an annual or special meeting duly called (a) of 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (b) of more than 50% of such outstanding shares, whichever is less.
For purposes of determining any rights of the holders of Series A Preferred Shares to vote on any matter, whether such right is created by our Series A Supplement, by statute or otherwise, no holder of the Series A Preferred Shares will be entitled to vote any shares of the Series A Preferred Shares and no share of the Series A Preferred Shares will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such share of Series A Preferred Shares will have been given in accordance with the Series A Supplement, and the price for the redemption of such shares of Series A Preferred Shares will have been irrevocably deposited with the Redemption and Paying Agent for that purpose. No Series A Preferred Shares held by us will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.
Unless otherwise required by law or our Series A Supplement, holders of the Series A Preferred Shares will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the Series A Supplement. The holders of shares of Series A Preferred Shares will have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on the Series A Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional trustees as discussed above; provided that the foregoing does not affect our obligation to accumulate and, if permitted by applicable law and the Series A Supplement, pay dividends at the Default Rate as discussed above.

Issuance of Additional Preferred Shares
So long as any Series A Preferred Shares are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing shares under Section 18 of the 1940 Act, ranking on parity with the Series A Preferred Shares as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, including additional series of preferred shares, and authorize, issue and sell additional shares of any such series of preferred shares then outstanding or so established and created, in each case in accordance with applicable law, provided that we will, immediately after giving effect to the issuance of such additional preferred shares and to its receipt and application of the proceeds thereof, including to the redemption of preferred shares with such proceeds, have asset coverage of at least 200%.
Actions on Other than Business Days
Unless otherwise provided in the Series A Supplement, if the date for making any payment, performing any act or exercising any right is not a business day (i.e., a calendar day on which the NYSE is open for trading), such payment will be made, act performed or right exercised on the next succeeding business day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount will accrue for the period between such nominal date and the date of payment.
Modification
Without the consent of any holders of the Series A Preferred Shares, our board of trustees may amend or modify these terms of the Series A Preferred Shares to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision in our Series A Supplement or make any other provisions with respect to matters or questions arising under these terms of the Series A Preferred Shares that are not inconsistent with the provisions in our Series A Supplement.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in shares of our Series A Preferred Shares and serves as a supplement to the discussion in the accompanying prospectus under the heading “
U.S. Federal Income Tax Matters
.” This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt
organizations, insurance companies, persons that hold our shares as part of a hedge or straddle, dealers in securities, a trader in securities that elects to use a market-to-market
method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that investors hold our Series A Preferred Shares as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or “IRS” regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt
securities or certain other investment assets.
A “U.S. preferred shareholder” generally is a beneficial owner of shares of our Series A Preferred Shares who is for U.S. federal income tax purposes:

•	A citizen or individual resident of the United States;

•
A corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
A trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust (or a trust that has made a valid election to be treated as a U.S. trust); or

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A
“Non-U.S.
preferred shareholder” generally is a beneficial owner of shares of our Series A Preferred Shares who is neither a U.S. preferred shareholder nor partnership or an entity treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Series A Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective preferred shareholder that is a partner of a partnership holding shares of our Series A Preferred Shares should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our Series A Preferred Shares.
Tax matters are complicated and the tax consequences to an investor of an investment in our Series A Preferred Shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Taxation as a RIC
We have elected, and intend to qualify annually, to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our shareholders (including preferred shareholders) as dividends. The requirements to qualify as a RIC are described in the accompanying prospectus under the heading “
U.S. Federal Income Tax Matters
.” The remainder of this discussion assumes that we qualify as a RIC.
We intend to take the position that our Series A Preferred Shares will constitute our equity, rather than debt, for tax purposes. It is possible, however, that the IRS could take a contrary position asserting that our Series A Preferred Shares constitute our debt. If that position were upheld, distributions on our Series A Preferred Shares would be considered interest, taxable as ordinary income regardless of our taxable income. We believe this position, if asserted, would be unlikely to prevail. We do not intend currently to seek a ruling on the equity status of Series A Preferred Shares. The remainder of this discussion assumes that our Series A Preferred Shares will constitute equity for U.S. federal income tax purposes.
The IRS has taken the position that if a RIC has two classes of shares, it may report distributions made to each class in any year as consisting of no more than such class’s proportionate share of particular types of income, such as long-term capital gain. A class’s proportionate share of a particular type of income is determined according to the percentage of total dividends paid by the RIC during such year that was paid to such class. Consequently, we will report distributions made to the holders of common shares and preferred shareholders as consisting of particular types of income in accordance with the classes’ proportionate shares of such income. Because of this rule, we are required to allocate a portion of our net capital gain, if any, qualified dividend income, if any, and dividends qualifying for the dividends received deduction, if any, to common shareholders and preferred shareholders. The amount of net capital gain, qualified dividend income and dividends qualifying for the dividends received deduction allocable between the common shareholders and the preferred shareholders will depend upon the amount of any such net capital gain, qualified dividend income and dividends qualifying for the dividends received deduction realized by us, and the total dividends paid by us on the common shares and preferred shares during a taxable year.
Taxation of U.S. Preferred Shareholders
Distributions by us generally are taxable to U.S. preferred shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. preferred shareholders to the extent of our current or accumulated earnings and profits. To the extent such distributions paid by us to non-corporate
U.S. preferred shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions, or “Qualifying Dividends” may be eligible for a maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) and properly reported by us as “capital gain dividends” will be taxable to a U.S. preferred shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. preferred shareholder’s holding period for his, her or its common shares and regardless of whether paid in cash or reinvested in additional Series A Preferred Shares. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s Series A Preferred Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. preferred shareholder.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. preferred shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. preferred shareholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our Series A Preferred Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
A U.S. preferred shareholder generally will recognize taxable gain or loss if the shareholder sells or otherwise disposes of his, her or its shares of our Series A Preferred Shares. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the Series A Preferred Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our Series A Preferred Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our Series A Preferred Shares may be disallowed if other shares of our Series A Preferred Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
Gain or loss, if any, resulting from our redemption of the Series A Preferred Shares will generally be taxed as gain or loss from a sale or exchange of the Series A Preferred Shares rather than as a dividend, but only if the redemption distribution (a) is deemed not to be essentially equivalent to a dividend, (b) is in complete redemption of a shareholder’s interest in us, (c) is substantially disproportionate with respect to the shareholder, or (d) with respect to non-corporate
shareholders, is in partial liquidation of us. For purposes of (a), (b) and (c) above, a U.S. preferred shareholder’s ownership of our Series A Preferred Shares will be taken into account.
A portion of the amount received by a U.S. preferred shareholder on either the sale, or our redemption, of the Series A Preferred Shares may be characterized as dividend income to the extent it is attributable to declared but unpaid dividends.
The maximum rate on long-term capital gains for
non-corporate
taxpayers is 20%. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly), and adjusted gross incomes, for certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. preferred shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income.
Non-corporate
U.S. preferred shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate
preferred shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate preferred shareholders generally may not deduct any net capital losses for a year but may carry back such losses for three years or carry forward such losses for five years.
We or the applicable withholding agent will report to each of our U.S. preferred shareholders, as promptly as possible after the end of each calendar year, the amounts includible in such U.S. preferred shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

We may be required to withhold U.S. federal income tax, or “backup withholding” from all distributions to any U.S. preferred shareholder (other than a corporation, a financial institution, or a shareholder that otherwise qualifies for an exemption) (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
Taxation of
Non-U.S.
Preferred Shareholders
Whether an investment in our Series A Preferred Shares is appropriate for a
Non-U.S.
preferred shareholder will depend upon that person’s particular circumstances. An investment in the shares by a
Non-U.S.
preferred shareholder may have adverse tax consequences.
Non-U.S.
preferred shareholders should consult their tax advisers before investing in our Series A Preferred Shares.
Distributions (whether actual or constructive distributions) of our “investment company taxable income” to
Non-U.S.
preferred shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies.
We or the applicable withholding agent generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net lon
g-t
erm capital losses, in each case to the extent we properly report such distributions as “interest-related dividends” or “short-term capital gain dividends” and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception. Furthermore, in the case of shares of our Series A Preferred Shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report the payment as an interest-related dividend or short-term capital gain dividend. If the distributions are effectively connected with a U.S. trade or business of the
Non-U.S.
preferred shareholder, we will not be required to withhold U.S. federal tax if the
Non-U.S.
preferred shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a
Non-U.S.
preferred shareholder that holds shares through a foreign partnership or a foreign trust, and such persons are urged to consult their own tax advisers.)
Actual or deemed distributions of our net capital gains to a shareholder that is a
Non-U.S.
preferred shareholder, and gains realized by a
Non-U.S.
preferred shareholder upon the sale or redemption of our Series A Preferred Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the
Non-U.S.
preferred shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the
Non-U.S.
preferred shareholder in the United States,) or, in the case of an individual, the
Non-U.S.
preferred shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.
With respect to distributions of our net capital gains in the form of deemed rather than actual distributions, a shareholder that is a
Non-U.S.
preferred shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the corporate-level U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the
Non-U.S.
preferred shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the
Non-U.S.
preferred shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate
Non-U.S.
preferred shareholder, distributions and gains realized upon the sale or redemption of our Series A Preferred Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A
Non-U.S.
preferred shareholder, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the
Non-U.S.
preferred shareholder provides us or the dividend paying agent with an IRS Form
W-8BEN
or IRS Form
W-8BEN-E
or an acceptable substitute form establishing that it is a
Non-U.S.
preferred shareholder or otherwise establishes an exemption from backup withholding.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions, or “FFIs” unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement, or “IGA” with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code requires withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, proposed regulations which may be relied on pending finalization provide that FATCA withholding on gross proceeds will be eliminated and, consequently, this withholding tax on gross proceeds is not currently expected to apply. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a
Non-U.S.
preferred shareholder and the status of the intermediaries through which they hold their shares,
Non-U.S.
preferred shareholders could be subject to this 30% withholding tax with respect to distributions on their Series A Preferred Shares. Under certain circumstances, a
Non-U.S.
preferred shareholder might be eligible for refunds or credits of such taxes.
Non-U.S.
persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Tax matters are very complicated and the tax consequences to an investor of an investment in the Series A Preferred Shares will depend on the facts of its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

UNDERWRITING
Ladenburg Thalmann & Co. Inc. is acting as joint book-running manager and representative of each of underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated October 18, 2023, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of the Series A Preferred Shares set forth opposite the underwriter’s name.

Underwriter	Shares of Series A Preferred Shares
Ladenburg Thalmann & Co. Inc.	339,000
B. Riley Securities, Inc.	339,000
Oppenheimer & Co. Inc.	166,000
Piper Sandler & Co.	226,000
InspereX LLC	130,000
Total	1,200,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series A Preferred Shares sold under the underwriting agreement if any of the Series A Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting
underwriters may be increased or the underwriting agreement may be terminated.

The Fund and the Adviser have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriting agreement provides that the obligations of the underwriters to purchase the Series A Preferred Shares are subject to approval of legal matters by counsel to the underwriters and certain other conditions, including the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Investors must pay for the Series A Preferred Shares purchased in this offering on or about October 24, 2023.
Commission and Discount
An underwriting discount of 3.00% per share will be paid by us. This underwriting discount will also apply to any Series A Preferred Shares purchased pursuant to the underwriters’ option to purchase additional shares of Series A Preferred Shares. The underwriters have advised us that they propose initially to offer the Series A Preferred Shares to the public at the public offering price on the cover of this prospectus supplement and to certain other Financial Industry Regulatory Authority, Inc. (“FINRA”) members at that price less a concession not in excess of $0.50 per share.
The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of Series A Preferred Shares.

	No Exercise	Full Exercise
Per Share	$0.75	$0.75
Total	$900,000	$1,035,000
We estimate that the total expenses of this offering, excluding the sales load, will be approximately $300,000. As part of our payment of our offering expenses, we have agreed to pay expenses related to the reasonable fees and expenses of counsel to the underwriters, in an amount not to exceed $25,000 in connection with entering into the underwriting agreement, including in connection with the review by FINRA of the terms of the sale of the Series A Preferred Shares.
Overallotment Option
We have granted an option to the underwriters to purchase up to an additional 180,000 Series A Preferred Shares offered hereby at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series A Preferred Shares proportionate to that underwriter’s initial amount reflected in the table above.
No Sales of Preferred Shares
Subject to certain exceptions, we have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any preferred shares issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for preferred shares issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, without the consent of the underwriters, for a period of 30 days from the date of this prospectus supplement. This consent may be given at any time without public notice.
Listing
The Series A Preferred Shares are a new issue of securities with no established trading market. We intend to list the Series A Preferred Shares on the NYSE under the symbol “CCIA,” and we expect trading in the Series A Preferred Shares on the NYSE to begin within 30 days of the original issue date.
We have been advised by certain of the underwriters that they presently intend to make a market in the Series A Preferred Shares after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series A Preferred Shares and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Series A Preferred Shares. If an active public trading market for the Series A Preferred Shares does not develop, the market price and liquidity of the Series A Preferred Shares may be adversely affected.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell Series A Preferred Shares in the open market. These transactions may include overallotment, covering transactions and stabilizing transactions. Overallotment involves sales of securities in excess of the aggregate amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares of Series A Preferred Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Series A Preferred Shares to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the
over-the-counter
market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Alternative Settlement Cycle
We expect that delivery of the Series A Preferred Shares will be made against payment therefor on or October 24, 2023, which will be the third business day following the date of the pricing of the Series A Preferred Shares (such settlement being herein referred to as “T+3”). Under Rule
15c6-1
promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Preferred Shares prior to the date of delivery hereunder will be required, by virtue of the fact that the Series A Preferred Shares initially will settle in T+3 business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.
Other Relationships
We anticipate that, from time to time, certain of the underwriters may act as a broker or a dealer in connection with the execution of our portfolio transactions after it has ceased to be an underwriter and, subject to certain restrictions, may act as a broker while it is an underwriter.
Certain underwriters may have performed investment banking and financial advisory services for us, the Adviser and our affiliates from time to time, for which they have received customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with or perform services for us, the Adviser and our affiliates in the ordinary course of business.
In connection with our
at-the-market
offering of common shares pursuant to an equity distribution agreement, dated October 4, 2023, Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc. and Oppenheimer & Co. Inc. serve as sales agents, for which they will receive customary fees.
The principal business addresses of the underwriters are: Ladenburg Thalmann & Co. Inc., 640 Fifth Avenue, 4
th
Floor, New York, New York 10019; B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171; Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, New York 10004; Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020 and InspereX LLC, 25 SE 4th Avenue, Suite 400, Delray Beach, FL 33483.

LEGAL MATTERS
Certain legal matters in connection with the Series A Preferred Shares will be passed upon for us by Dechert LLP, 1900 K Street NW, Washington, DC 20006, and for the underwriters by Katten Muchin Rosenman LLP, 1919 Pennsylvania Ave NW – Suite 800, Washington, DC 20006.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, served as the Fund’s independent registered public accounting firm and provided audit services and review of certain documents filed with the SEC until July 14, 2023. Following July 14, 2023, Ernst & Young LLP an independent registered public accounting firm located at One Manhattan West, 395 9th Avenue, New York, NY 10001, provides audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.
ADDITIONAL INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a registration statement on
Form N-2
that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits filed as part of, or incorporated by reference into, the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Series A Preferred Shares we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.
We file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Securities Exchange Act of 1934, as amended. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus. This information is available free of charge by writing us at Carlyle Credit Income Fund., One Vanderbilt Avenue, Suite 3400, New York, NY 10017, by telephone at (866)
277-8243,
or on our website at www.carlylecreditincomefund.com. Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or pursuant to
Rule 30b2-1
under the 1940 Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents). To obtain copies of these filings, see “Additional Information.”

APPENDIX A
SUPPLEMENT TO THE
AMENDED AND RESTATED DECLARATION OF TRUST
OF
CARLYLE CREDIT INCOME FUND
RELATING TO
8.75% SERIES A PREFERRED SHARES DUE 2028
Supplement to Amended and Restated Declaration of Trust (the “
Supplement
”)
made as of October 24, 2023 by the Trustees hereunder
WHEREAS
, the Trustees of Carlyle Credit Income Fund, a Delaware statutory trust (the “
Fund
”),
may authorize and issue preferred shares of the Fund having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit under Sections 6.1 and 6.2 of the Fund’s Amended and Restated Declaration of Trust made as of July 14, 2023 (the “
Original Declaration of Trust
,”
as restated, amended or supplemented from time to time, together with this Supplement is referred to herein as the “
Declaration of Trust
”)
without the approval of any holders of shares of beneficial interests in the Fund; and
WHEREAS
, the Trustees have made this Supplement to the Original Declaration of Trust to establish the terms, rights, preferences, privileges, limitations and restrictions of the 8.75% Series A Preferred Shares due 2028 of the Fund.
NOW, THEREFORE
, the Trustees hereby supplement the Original Declaration of Trust to authorize the issuance by the Fund of its Series A Preferred Shares due 2028 as follows:
ARTICLE I
NUMBER OF SHARES; RANKING
1.1 A series of 1,380,000 preferred shares of beneficial interest are hereby designated as the Series A Preferred Shares due 2028 (the “
Series A Preferred Shares
”). Each Series A Preferred Share shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in this Supplement. The Series A Preferred Shares shall constitute a separate series of Shares (as defined below) and each Series A Preferred Share shall be identical. No fractional Series A Preferred Share shall be issued.
 Each certificate representing Series A Preferred Shares shall be substantially in the Form of Exhibit A.
1.2 The Series A Preferred Shares shall rank on parity with any other preferred shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over any other class as to distribution of assets or payments of dividends (collectively with the Series A Preferred Shares, the “
Preferred Shares
”) as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The Series A Preferred Shares shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund over the common shares of beneficial interest (the “
Common Shares
” and, together with the Preferred Shares, the “Shares”), of the Fund as set forth herein.
1.3  No individual, partnership, trust, corporation, limited liability company, unincorporated association, joint venture or other entity, or government or any agency or political subdivision thereof (each, a “
Person
”) in whose name the Series A Preferred Shares or any other security issued by the Fund, as stated in Section 6.3 of the Original Declaration of Trust, is registered in the registration books of the Fund maintained by Equiniti Trust Company, LLC and its successors, or any other redemption and paying agent appointed by the Fund with respect to the Series A Preferred Shares (the “
Redemption and Paying Agent
”) or otherwise (such Person, a “
Holder
”), shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any Series A Preferred Shares, Preferred Shares, Common Shares or other securities of the Fund that it may hereafter issue or sell.

ARTICLE II
DIVIDENDS AND DISTRIBUTIONS
2.1 The Holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor and in preference to dividends and distributions on the Common Shares, cumulative cash dividends and distributions on each Series A Preferred Share, calculated separately for each Dividend Period (as defined below) at, as of any date, 8.75% per annum (the “
Fixed Dividend Rate
”) as adjusted, if a Default Period (as defined below) shall be in existence on such date, in accordance with the provisions of
Section
 2.8
(the “
Dividend Rate
”) in effect from time to time for the Series A Preferred Shares during such Dividend Period, computed on the basis of a
360-day
year consisting of twelve
30-day
months, on an amount equal to $25.00 (the “
Liquidation Preference
”) for each Series A Preferred Share, and no more. In the case of each Series A Preferred Share issued on October 24, 2023 (the “
Date of Original Issue
”), dividends and distributions on such Series A Preferred Shares shall accumulate from the Date of Original Issue. In the case of a Series A Preferred Share issued on a date subsequent to the Date of Original Issue, (a) if such share is issued before the Record Date (as defined below) for the Dividend Period in which such share is issued, dividends and distributions on such share of Series A Preferred Shares shall accumulate from the first day of such Dividend Period and (b) if such share is issued after the Record Date for the Dividend Period in which such share is issued, dividends and distributions on such share of Series A Preferred Shares shall accumulate from the first day of the Dividend Period immediately following the issuance of such share. Dividends and distributions on all Series A Preferred Shares shall be payable monthly in arrears as provided in
Section
 2.2
. The amount of dividends payable on the Series A Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, will be computed on the basis of actual days elapsed over a
30-day
month.
“
Dividend Period
” means, with respect to each share of Series A Preferred Shares then Outstanding (as defined below), in the case of the first Dividend Period, the period beginning on and including the Date of Original Issue and ending on, but excluding November 30, 2023 and, for each subsequent Dividend Period, the period beginning on and including the last Dividend Payment Date (as defined below) and ending on, but excluding, the next Dividend Payment Date or the stated maturity date, as the case may be.
2.2
Declaration and Payment; Dividends in Arrears
.
(a) Dividends on the Series A Preferred Shares with respect to any Dividend Period shall be declared to the Holders of record of such shares as their names shall appear on the registration books of the Fund at the close of business on the applicable record date, which shall be such date designated by the Board of Trustees that is not more than twenty (20) nor less than seven (7) calendar days prior to the Dividend Payment Date with respect to such Dividend Period (each, a “
Record Date
”).
(b) Dividends declared pursuant to
Section
 2.1
shall be paid on the last day of every calendar month, beginning November 30, 2023 (each, a “
Dividend Payment Date
”) to the Holders of Series A Preferred Shares as their names appear on the registration books of the Fund at the close of business on the applicable Record Date for such dividend;
provided
,
however
, that dividends with respect to the first Dividend Period of the Series A Preferred Shares will be paid on November 30, 2023 to Holders of record of such Series A Preferred Shares as their names appear on the registration books of the Fund at the close of business on November 10, 2023. If a Dividend Payment Date falls on a non-Business
Day (as defined below), the applicable dividend payment will be made on the next Business Day and no additional dividend payment will accrue as a result of such delayed payment.
(c) Dividends in arrears on Series A Preferred Shares for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of such shares as their names appear on the registration books of the Fund on the applicable Record Date. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series A Preferred Shares which may be in arrears.

2.3 No full dividends and distributions shall be declared or paid on the Series A Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all Outstanding Preferred Shares have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been declared and paid on all Outstanding Preferred Shares, any dividends and distributions being declared and paid on the Series A Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Shares on the relevant dividend payment date for such series. No Holders of Series A Preferred Shares shall be entitled to any dividends and distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this
Section
 2.3
on the Series A Preferred Shares.
2.4 For so long as any Series A Preferred Shares are Outstanding, the Fund shall not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, unless, in each case,
(a) immediately thereafter, the Fund shall have “asset coverage,” as defined for purposes of Section 18(h) of the Investment Company Act of 1940, as amended, or any successor statute (the “
1940 Act
”), of at least 200% with respect to all Outstanding senior securities which are shares of the Fund, including all Outstanding Series A Preferred Shares (or such other percentage as may in the future be specified in the 1940 Act or by rule, regulation or order of the Securities and Exchange Commission (the “
SEC
”) as the minimum asset coverage for senior securities which are shares of a closed-end
registered investment company), after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds;
(b) all cumulative dividends and distributions on all Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been either (i) declared and paid or (ii) declared and Deposit Securities (as defined below) or sufficient funds (in accordance with the terms of such Preferred Shares) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares; and
(c) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of
Section
 5.4
hereof with respect to Outstanding Series A Preferred Shares to be redeemed pursuant to
Section
 5.1
or
Section
 5.2
hereof for which a Notice of Redemption (as defined below) shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.
“
Outstanding
” means, as of any date with respect to a series of Preferred Shares, the number of Preferred Shares theretofore issued by the Fund except (without duplication): (A) any Preferred Shares theretofore cancelled or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption in accordance with the terms hereof; (B) any shares of the applicable series of Preferred Shares as to which the Fund shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such shares in accordance with
ARTICLE V
hereof; and (C) any shares of the applicable series of Preferred Shares as to which the Fund shall be the Holder or the beneficial owner.
“
Deposit Securities
” means, as of any date, any U.S. dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date (as defined below), Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security: (A) cash or any cash equivalent; (B) any U.S. Government Obligation (as defined below); (C) any Short-Term

Money Market Instrument (as defined below); (D) any investment in any money market fund registered under the 1940 Act that qualifies under Rule
2a-7
under the 1940 Act, or similar investment vehicle described in Rule
12d1-1(b)(2)
under the 1940 Act, that invests principally in Short-Term Money Market Instruments or U.S. Government Obligations or any combination thereof; or (E) any letter of credit from a bank or other financial institution that has a credit rating from at least one nationally recognized statistical rating organization that is the highest applicable rating generally ascribed by such rating agency to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Supplement (or such rating’s future equivalent).
“
Short-Term Money Market Instruments
” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days: (i) commercial paper rated
A-1,
if such commercial paper matures within 30 days, or
A-1+,
if such commercial paper matures in over 30 days; (ii) demand or time deposits in, and bankers’ acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a U.S. branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia); and (iii) overnight funds.
“
U.S. Government Obligations
” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than U.S. treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
2.5 Any dividend payment made on Series A Preferred Shares shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.
2.6 Not later than 12:00 noon, New York City time, on a Dividend Payment Date, the Fund shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value (as defined below) on such date sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date. The Fund may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities prior to the Dividend Payment Date, provided
, that such investment consists exclusively of Deposit Securities and provided
,
further
, that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.
“
Market Value
” of any asset means, for securities for which market quotations are readily available, the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods that include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating, indications as to value from dealers and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.
2.7 All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends payable on the Series A Preferred Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders entitled to the payment of such dividends pursuant to
Section
 2.2
. Any moneys paid to the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

2.8
Dividend Default
.
(a) The Dividend Rate on the Series A Preferred Shares shall be adjusted, for any calendar day, to the Fixed Dividend Rate plus two percent (2%) per annum (the “
Default Rate
”) in the following circumstances. Subject to the cure provisions below, a “
Default Period
” with respect to the Series A Preferred Shares shall commence on any date the Fund fails to deposit with the Redemption and Paying Agent by 12:00 noon, New York City time, on (A) a Dividend Payment Date, Deposit Securities that will provide funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend payable on such Dividend Payment Date (a “
Dividend Default
”) or (B) an applicable Redemption Date, Deposit Securities that will provide funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Liquidation Preference for the Series A Preferred Shares, plus an amount equal to all unpaid dividends and distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but excluding interest thereon) (such amount, the “
Redemption Price
”), payable in respect of such series on such Redemption Date (a “
Redemption Default
” and together with a Dividend Default, hereinafter referred to as “
Default
”). Subject to the cure provisions of
Section
 2.8(b)
below, a Default Period with respect to a Default on the Series A Preferred Shares shall end on the calendar day on which the New York Stock Exchange is open for trading (each such day, a “
Business Day
”) on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and any unpaid Redemption Price shall have been deposited irrevocably in trust in same day funds with the Redemption and Paying Agent. The Dividend Rate on the Series A Preferred Shares for each calendar day during the Default Period will be equal to the Default Rate.
(b) No Default Period for the Series A Preferred Shares with respect to any Default on the Series A Preferred Shares shall be deemed to commence if the amount of any dividend or any Redemption Price due in respect of the Series A Preferred Shares (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day
funds, with the Redemption and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date with respect to which such Default occurred, together with an amount equal to the Default Rate applied to the amount and period of such non-payment
based on the actual number of calendar days comprising such period divided by three hundred and sixty (360).
ARTICLE III
LIQUIDATION RIGHTS
3.1 In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares, a liquidation distribution of the Redemption Price, and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
3.2 If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding Series A Preferred Shares and any other Outstanding Preferred Shares shall be insufficient to permit the payment in full to such Holders of the Redemption Price as provided in
Section
 3.1
above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such Series A Preferred Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Redemption Price, as provided in
Section
 3.1
above, has been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, Common Shares.

3.3 Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this
ARTICLE III
.
ARTICLE IV
ASSET COVERAGE TEST
4.1
Asset Coverage Requirement
. For so long as any Series A Preferred Shares are Outstanding, the Fund shall have “asset coverage” of a class of senior security which are shares, as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date hereof (“
Asset Coverage
”), of at least 200% as of the close of business on the last Business Day of any of the three month periods ending March 31, June 30, September 30 or December 31 of each year (each, a “
Calendar Quarter
”). If the Fund shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of
Section
 5.2(a)
shall be applicable, which provisions shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this
Section
 4.1
.
4.2
Calculation of Asset Coverage
. For purposes of determining whether the requirements of
Section
 4.1
are satisfied, (i) no Series A Preferred Shares or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by
Section
 4.1
if, prior to or concurrently with such determination, either (x) sufficient Deposit Securities or other sufficient funds (in accordance with the terms of the Series A Preferred Shares or other Preferred Shares) to pay the full Redemption Price for the Series A Preferred Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for the Series A Preferred Shares or other Preferred Shares and the requisite notice of redemption for the Series A Preferred Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given or (y) sufficient Deposit Securities or other sufficient funds (in accordance with the terms of the Series A Preferred Shares or other Preferred Shares) to pay the full Redemption Price for the Series A Preferred Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been segregated by a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in Section 26(a)(1) of the 1940 Act, or such other entity as shall be then providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder (the “
Custodian
,” which shall include any similarly qualified
sub-custodian
duly appointed by the Custodian) and the Fund from the assets of the Fund, by means of appropriate identification on the Custodian’s books and records or otherwise in accordance with the Custodian’s normal procedures, and (ii) the Deposit Securities or other sufficient funds that shall have been deposited with the applicable paying agent and/or segregated by the Custodian, as applicable, as provided in clause (i) of this sentence shall not be included as assets of the Fund for purposes of such computation.
ARTICLE V
REDEMPTION
Series A Preferred Shares shall be subject to redemption by the Fund as provided below:
5.1
Term Redemption
. The Fund shall redeem all Series A Preferred Shares on October 31, 2028 (the “
Term Redemption Date
”) at a price per share equal to the Redemption Price.

5.2
Asset Coverage Mandatory Redemption
.
(a) If the Fund fails to comply with the Asset Coverage requirement as provided in
Section
 4.1
as of the last Business Day of any Calendar Quarter and such failure is not cured as of the date that is thirty (30) calendar days following the date of filing of the Fund’s Annual Report on Form
N-CSR,
Semiannual Report on Form
N-CSRS
or Reports on Form
N-PORT,
as applicable (each, an “
SEC Report
”) with the SEC with respect to such Calendar Quarter (such Business Day, the “
Asset Coverage Cure Date
”), the Fund shall, to the extent permitted by the 1940 Act and Delaware law, by the close of business on such Asset Coverage Cure Date, fix a redemption date and proceed to redeem in accordance with the terms of such Preferred Shares, a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Delaware law) may include any number or proportion of the Series A Preferred Shares, to enable it to meet the requirements of
Section
 5.2(b)
. In the event that any Series A Preferred Shares then Outstanding are to be redeemed pursuant to this
Section
 5.2(a)
, the Fund shall redeem such shares at a price per share equal to the Redemption Price.
(b) On the redemption date for a redemption contemplated by
Section
 5.2(a)
, the Fund shall redeem, out of funds legally available therefor, (x) such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of the Series A Preferred Shares) that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 200% (
provided
,
however
, that if there is no such minimum number of Series A Preferred Shares and other Preferred Shares the redemption or retirement of which would have such result, all Series A Preferred Shares and other Preferred Shares then Outstanding shall be redeemed), or (y) if fewer, the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law, provided
,
further
, that in connection with redemption for failure to maintain such Asset Coverage requirement, the Fund may at its sole option, but is not required to, redeem a sufficient number of Series A Preferred Shares pursuant to this
Section
 5.2
that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Fund having Asset Coverage on such Asset Coverage Cure Date of up to and including 285%. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than ninety (90) calendar days after such Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of Series A Preferred Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to ninety (90) calendar days after such Asset Coverage Cure Date, the Fund shall redeem those Series A Preferred Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding Series A Preferred Shares are to be redeemed pursuant to this
Section
 5.2
, the number of Series A Preferred Shares to be redeemed shall be redeemed (A) pro rata among the Outstanding Series A Preferred Shares or (B) by lot.
5.3
Optional Redemption
.
(a) Subject to the provisions of
Section
 5.3(b)
, on any Business Day following the expiration of the “
No-Call
Period
,” which is the period beginning on the Date of Original Issue and ending at the close of business on October 31, 2025, the Fund may redeem in whole or in part from time to time the Outstanding Series A Preferred Shares at a price per share equal to the Redemption Price (any such Business Day referred to in this sentence, an “
Optional Redemption Date
”).
(b) If fewer than all of the Outstanding Series A Preferred Shares are to be redeemed pursuant to
Section
 5.3(a)
, the Series A Preferred Shares to be redeemed shall be selected either (A) pro rata or (B) by lot. Subject to the provisions of this Supplement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which Series A Preferred Shares will be redeemed pursuant to this
Section
 5.3
from time to time.

(c) The Fund may not on any date deliver a Notice of Redemption pursuant to
Section
 5.4
in respect of a redemption contemplated to be effected pursuant to this
Section
 5.3
unless on such date the Fund has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount due to Holders of Series A Preferred Shares by reason of the redemption of such Series A Preferred Shares on such Optional Redemption Date.
5.4
Procedures for Redemption
.
(a) If the Fund shall determine or be required to redeem, in whole or in part, Series A Preferred Shares pursuant to
Section
 5.1
,
Section
 5.2
, or
Section
 5.3
, the Fund shall deliver a notice of redemption (the “
Notice of Redemption
”), by overnight delivery, by first class mail, postage prepaid, or by Electronic Means (as defined below) to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid, or by Electronic Means. A Notice of Redemption shall be provided not less than thirty (30) nor more than sixty (60) calendar days prior to the date fixed for redemption in such Notice of Redemption (the “
Redemption Date
”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the number of Series A Preferred Shares to be redeemed; (C) the CUSIP number for Series A Preferred Shares; (D) the applicable Redemption Price on a per share basis; (E) that dividends on the Series A Preferred Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (F) the provision(s) of this Supplement under which such redemption is made. If fewer than all Series A Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of Series A Preferred Shares to be redeemed from such Holder or the method of determining such number. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to this Supplement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.
“
Electronic Means
” means
e-mail
transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in (i) the Redemption and Paying Agent Agreement, or other similarly titled agreement, by and among the Redemption and Paying Agent for the Series A Preferred Shares and the Fund and (ii) the Custodian Agreement by and among the Custodian and the Fund with respect to the Series A Preferred Shares, respectively.
(b) If the Fund shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the Series A Preferred Shares to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the Series A Preferred Shares called for redemption on the Redemption Date. The Fund may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided
, that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.
(c) Upon the date of the deposit of such Deposit Securities, which in the case of term redemption pursuant to
Section
 5.1
shall be no later than fifteen (15) calendar days prior to the Term Redemption Date, all rights of the Holders of the Series A Preferred Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such Series A Preferred Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously or contemporaneously declared and paid as contemplated by
Section
 5.4(d)
below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the Series A Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of ninety (90) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the Series A Preferred Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the Term Redemption Date, any interest on the Deposit Securities so deposited.
(d) Notwithstanding the other provisions of this
ARTICLE V
, except as otherwise required by law, the Fund shall not redeem any Series A Preferred Shares unless all accumulated and unpaid dividends and distributions on all Outstanding Series A Preferred Shares and other series of Preferred Shares ranking on a parity with the Series A Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) for the payment of such dividends and distributions shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such Preferred Shares in accordance with the terms of such Preferred Shares, provided
,
however
, that the foregoing shall not prevent the purchase or acquisition of Outstanding Series A Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding Series A Preferred Shares and any other series of Preferred Shares for which all accumulated and unpaid dividends and distributions have not been paid.
(e) To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Original Declaration of Trust and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Series A Preferred Shares, dividends may be declared and paid on the Series A Preferred Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such Series A Preferred Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.
5.5
Redemption Date After Record Date and Before Dividend Payment Date
. Notwithstanding
Section
 5.1
,
Section
 5.2
, and
Section
 5.3
, if any Redemption Date occurs after the applicable Record Date for a dividend, but on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such Series A Preferred Shares shall be payable on such Dividend Payment Date to the Holders of record of such Series A Preferred Shares at the close of business on the applicable Record Date, and shall not be payable as part of the Redemption Price for such Series A Preferred Shares.
5.6
Redemption and Paying Agent as Trustee of Redemption Payments by Fund
. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of the Series A Preferred Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of Series A Preferred Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of
Section
 5.4(c)
above.

5.7
Compliance with Applicable Law
. In effecting any redemption pursuant to this
ARTICLE V
, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Delaware law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Delaware law.
5.8
Modification of Redemption Procedures
. Notwithstanding the foregoing provisions of this
ARTICLE V
, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the Series A Preferred Shares, provided
, that such modification does not materially and adversely affect the Holders of the Series A Preferred Shares or cause the Fund to violate any applicable law, rule or regulation; and
provided
,
further
, that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.
ARTICLE VI
VOTING RIGHTS
6.1
One Vote Per Series A Preferred Share
. Except as otherwise provided in the Original Declaration of Trust, the Amended and
Restated By-laws
or as otherwise required by applicable law, (i) each Holder of Series A Preferred Shares shall be entitled to one vote for each Series A Preferred Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the Holders of Outstanding Preferred Shares, including Outstanding Series A Preferred Shares, and holders of outstanding Common Shares shall vote together as a single class;
provided
,
however
, that the Holders of Outstanding Preferred Shares, including Outstanding Series A Preferred Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and classes of Shares of the Fund, to elect two Trustees of the Fund at all times. Subject to
Section
 6.2
, the Holders of outstanding Common Shares and Preferred Shares, including Series A Preferred Shares, voting together as a single class, shall elect the balance of the Trustees.
6.2
Voting For Additional Trustees
.
(a)
Voting Period
. During any period in which any one or more of the conditions described in clauses (i) or (ii) of this
Section
 6.2(a)
shall exist (such period being referred to herein as a “
Voting Period
”), the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the Holders of Preferred Shares, including Series A Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including Series A Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share
basis (to the exclusion of the Holders of all other securities and classes of Shares of the Fund), to elect such smallest number of additional Trustees, together with the two Trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(i)
if, at the close of business on any dividend payment date for any Outstanding Preferred Shares including any Outstanding Series A Preferred Shares, accumulated dividends (whether or not earned or declared) on such Outstanding Preferred Shares equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(ii)	if at any time Holders of Preferred Shares are otherwise entitled under the applicable provisions of the 1940 Act to elect a majority of the Board of Trustees.
Upon the termination of a Voting Period, the voting rights described in this
Section
 6.2(a)
shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this
Section
 6.2(a)
.

(b)
Notice of Special Meeting
. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional Trustees as described in
Section
 6.2(a)
, the Fund shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the Business Day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which Trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of Shares of the Fund), shall be entitled to elect the number of Trustees prescribed in
Section
 6.2(a)
on a
one-vote-per-share
basis.
(c)
Terms of Office of Existing Trustees
. The terms of office of the incumbent Trustees of the Fund at the time of a special meeting of Holders of the Preferred Shares to elect additional Trustees in accordance with
Section
 6.2(a)
shall not be affected by the election at such meeting by the Holders of Series A Preferred Shares and such other Holders of Preferred Shares of the number of Trustees that they are entitled to elect, and the Trustees so elected by the Holders of Series A Preferred Shares and such other Holders of Preferred Shares, together with the two (2) Trustees elected by the Holders of Preferred Shares in accordance with
Section
 6.1
hereof and the remaining Trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Fund.
(d)
Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period
. Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders of the Preferred Shares pursuant to
Section
 6.2(a)
shall terminate, the remaining Trustees shall constitute the Trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional Trustees pursuant to
Section
 6.2(a)
shall cease, subject to the provisions of the last sentence of
Section
 6.2(a)
.
6.3
Holders of Series A Preferred Shares to Vote on Certain Matters
.
(a)
Certain Amendments Requiring Approval of Preferred Shares
. Except as otherwise permitted by the terms of this Supplement, (1) so long as any Preferred Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least two-thirds
of the Preferred Shares Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration of Trust (or any other document governing the rights of the Preferred Shares or the Holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such Preferred Shares or the Holders thereof and (2) so long as any Series A Preferred Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least two-thirds
of the Series A Preferred Shares Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration of Trust (or any other document governing the rights of the Series A Preferred Shares or the Holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such Series A Preferred Shares or the Holders thereof differently than shares of any other series of Preferred Shares;
provided
,
however
, that for purposes of this
Section
 6.3(a)
, (i) a change in the capitalization of the Fund in accordance with
Section
 7.1
hereof shall not be considered to materially and adversely affect the rights and preferences of the Preferred Shares, including the Series A Preferred Shares, and (ii) a division of a Preferred Share, including the Series A Preferred Shares, shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a Preferred Share or any series thereof, or the Holder of any such share unless such matter (x) alters or abolishes any preferential right of such Preferred Share, or (y) creates, alters or abolishes any right in respect of redemption of such share (other than as a result of a division of Preferred Share). So long as any Preferred Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of at least two-thirds
of the Holders of the Preferred Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.
(b)
Certain Amendments Requiring Approval of Series A Preferred Shares
. The Fund cannot effect any amendment, alteration or repeal of the obligation to redeem all of the Series A Preferred Shares on October 31, 2028 without the prior unanimous consent of the Holders of Series A Preferred Shares.
(c)
1940 Act Matters
. Unless a higher percentage is provided for in the Original Declaration of Trust, the affirmative vote of the Holders of at least “a majority of the outstanding Preferred Shares,” including Series A Preferred Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or (B) any action requiring a vote of Holders of the Fund’s securities pursuant to Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at such meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.
6.4
Voting Rights Set Forth Herein Are Sole Voting Rights
. Unless otherwise required by law, the Holders of Series A Preferred Shares shall not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in this
ARTICLE VI
.
6.5
No Cumulative Voting
. The Holders of Series A Preferred Shares shall have no rights to cumulative voting.
6.6
Voting for Trustees Sole Remedy for Fund’s Failure to Declare or Pay Dividends
. In the event that the Fund fails to declare or pay any dividends on Series A Preferred Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the Series A Preferred Shares shall be the right to vote for Trustees pursuant to the provisions of this
ARTICLE VI
. Nothing in this
Section
 6.6
shall be deemed to affect the obligation of the Fund to accumulate and, if permitted by applicable law and the Declaration of Trust, pay dividends at the Default Rate in the circumstances contemplated by
Section
 2.8
hereof.
6.7
Holders Entitled to Vote
. For purposes of determining any rights of the Holders of Series A Preferred Shares to vote on any matter, whether such right is created the Declaration of Trust, by statute or otherwise, no Holder of Series A Preferred Shares shall be entitled to vote any Series A Preferred Share and no Series A Preferred Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Series A Preferred Share shall have been given in accordance with this Supplement and Deposit Securities for the payment of the Redemption Price of such Series A Preferred Share shall have been deposited in trust with the Redemption and Paying Agent for that purpose. No Series A Preferred Share held by the Fund shall have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.
ARTICLE VII
MISCELLANEOUS
7.1
Issuance of Additional Preferred Shares
. So long as any Series A Preferred Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, (a) authorize, establish and create and issue and sell shares of one or more series of a class of senior securities of the Fund representing shares under Section 18 of the 1940 Act, ranking on a parity with the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding Series A Preferred Shares, and (b) authorize, issue and sell additional shares of any such series then Outstanding or so established and created, including additional Series A Preferred Shares, in each case in accordance with applicable law, provided
, that the Fund shall, immediately after giving effect to the issuance of such additional Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by
Section
 4.2
hereof) of at least 200%.
7.2
Status of Redeemed or Repurchased Series A Preferred Shares
. Series A Preferred Shares that at any time have been redeemed or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued Shares.
7.3
Registered Name
. Prior to the commencement of a Voting Period, (i) all Series A Preferred Shares Outstanding from time to time shall be registered in the name of the Cede & Co. and its successors and assigns, or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository as set forth in this Supplement with respect to the Series A Preferred Shares (the “
Securities Depository
”) or its nominee and (ii) no registration of transfer of such Series A Preferred Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.
7.4
Notice
. All notices or communications hereunder, unless otherwise specified in this Supplement, shall be sufficiently given if in writing and delivered in person, by Electronic Means or by overnight mail or delivery or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this
Section
 7.4
shall be deemed given on the date received or, if mailed by first class mail, on the date five (5) calendar days after which such notice is mailed.
7.5
Termination
. In the event that no Series A Preferred Shares are Outstanding, all rights and preferences of the Series A Preferred Shares established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Supplement with respect to such Series A Preferred Shares shall terminate.
7.6
Amendment
. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Supplement or required by applicable law) amend this Supplement so as to reflect any amendments to the terms applicable to the Series A Preferred Shares, including an increase in the number of authorized Series A Preferred Shares.
7.7
Actions on Other than Business Days
. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Supplement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.
7.8
Modification
. The Board of Trustees, without the vote of the Holders of Series A Preferred Shares, may interpret, supplement or amend the provisions of this Supplement to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Shares of the Fund.
7.9
Information Rights
. During any period in which the Fund is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and any

Series A Preferred Shares are Outstanding, the Fund will provide Holders of Series A Preferred Shares, without cost, copies of SEC Reports that the Fund would have been required to file pursuant to Section 13 or 15(d) of the Exchange Act if the Fund was subject to such provisions or, alternatively, the Fund will voluntarily file SEC Reports as if the Fund was subject to Section 13 or 15(d) of the Exchange Act.
7.10
No Additional Rights
. Unless otherwise required by law, the Holders of Series A Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth in this Supplement.
7.11
Interpretation
.
(a) The headings preceding the text of the Articles and Sections included in this Supplement are for convenience only and shall not be deemed part of this Supplement or be given any effect in interpreting this Supplement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Supplement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.
(b) Reference to any agreement (including this Supplement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted,
in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles and Sections shall refer to those portions of this Supplement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Supplement as a whole and not to any particular Article, Section or clause of this Supplement.
[
SIGNATURE PAGE FOLLOWS
]

IN WITNESS WHEREOF, the Fund has caused this Supplement to be duly executed in its name effective as of the date first above written.

CARLYLE CREDIT INCOME FUND

By:
Name:	Lauren Basmadjian
Title:	Principal Executive Officer, Trustee and Chair of the Board

By:
Name:	Mark Garbin
Title:	Trustee

By:
Name:	Sanjeev Handa
Title:	Trustee

By:
Name:	Brian Marcus
Title:	Trustee

By:
Name:	Joan McCabe
Title:	Trustee

[
Signature Page to

Carlyle Credit Income Fund

Supplement to Amended and Restated Declaration of Trust
]

Exhibit A
Form of Share Certificate
[See attached]

CUSIP: [     ]

Certificate No. [ ]	[#] SHARES
ESTABLISHED UNDER THE LAWS OF THE STATE OF DELAWARE
CARLYLE CREDIT INCOME FUND
8.75% SERIES A PREFERRED SHARES LIQUIDATION PREFERENCE $25.00 PER SHARE
This certifies that

[
PURCHASER
]

is the owner of

[# OF SHARES]

Shares of 8.75% Series A Preferred Shares, Liquidation Preference $25.00 per Share, of Caryle Credit Income Fund fully paid and non-assessable,

transferable only on the books of the Trust in person or by Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and is Seal to be hereunto affixed this day of

A.D.

For value received,

hereby sell, assign and transfer unto

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.
Dated

In presence of

PROSPECTUS

$500,000,000

Carlyle Credit Income Fund

Common Shares

Preferred Shares

Subscription Rights

Debt Securities

Carlyle Credit Income Fund (the “Fund”) is a non-diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act.” The Fund was previously named Vertical Capital Income Fund.

Investment Objective. The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation.

Principal Investment Strategies. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations, or “CLOs,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We may also invest in other related securities and instruments or other securities and instruments that the Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, loan accumulation facilities (“LAFs”) and securities issued by other securitization vehicles, such as collateralized bond obligations, or “CBOs.” LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times equity value prior to a CLO’s pricing. The CLO securities in which we primarily seek to invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged ten times), which magnifies our risk of loss on such investments. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

Under normal circumstances, we invest at least 80% of the aggregate of the Fund’s net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; and (viii) other credit-related instruments. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.

Our 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by our board of directors without stockholder approval. Stockholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

Investment Adviser. The investment adviser to the Fund is Carlyle Global Credit Investment Management L.L.C. (“CGCIM” or the “Adviser”). CGCIM is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). CGCIM is a majority-owned subsidiary of Carlyle Investment Management L.L.C. (“CIM” and together with CGCIM, “Carlyle”).

Securities Offered. Our shares of beneficial interest (the “common shares”), preferred shares of beneficial interest (“preferred shares”), debt securities or subscription rights to purchase our securities (collectively, the “securities”) may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. The securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “CCIF.” Prior to July 27, 2023, the Fund’s common shares traded on NYSE under the symbol “VCIF.” As of September 26, 2023, the last reported sales price of our common shares on the NYSE was $8.21 per share. The net asset value per common share at September 30, 2023 (the last date prior to the date of this prospectus for which we reported net asset value) was $8.42.

Common shares of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their net asset value (“NAV”). If our common shares trade at a discount to our NAV, it will likely increase the risk of loss for purchasers of our securities.

Investing in our securities involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any securities, you should read the discussion of the principal risks of investing in our securities, which are summarized in “Risk Factors” beginning on page 24 of this prospectus.

This prospectus contains important information you should know before investing in our securities. Please read this prospectus and retain it for future reference. We file annual and semi-annual shareholder reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” To obtain this information free of charge or make other inquiries pertaining to us, please visit our website (www.carlylecreditincomefund.com) or call (866) 277-8243 (toll-free). You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (www.sec.gov). Information on our website and the SEC’s website is not incorporated into or a part of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2023

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We have not authorized any person to provide you with different information from that contained in or incorporated by reference in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition and results of operations may have changed since that date. We will notify security holders promptly of any material change to this prospectus during the period in which we are required to deliver the prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer from time to time up to $500,000,000 of our securities on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and the prospectus and prospectus supplement will together serve as the prospectus. Please carefully read this prospectus and any prospectus supplement, together with any exhibits, before you make an investment decision.

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PROSPECTUS SUMMARY

The following summary highlights some of the information contained in this prospectus. It is not complete and may not contain all the information that is important to a decision to invest in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus and any applicable prospectus supplement. Except where the context suggests otherwise, the terms:

•

The “Fund,” “we,” “us,” and “our” refer to Carlyle Credit Income Fund, a Delaware statutory trust; and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.

•	The “Adviser” refers to Carlyle Global Credit Investment Management L.L.C. (“CGCIM”); and is an SEC-registered investment adviser.

•	The “Administrator” refers to SS&C Technologies, Inc.

•

“Risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk.

Carlyle Credit Income Fund

The Fund is a non-diversified, closed-end management investment company that has registered as an investment company under 1940 Act. We have elected to be treated, and intend to qualify annually, as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code of 1986, as amended, or the “Code.”

On January 12, 2023, the Fund announced that it had entered into a definitive agreement (the “Transaction Agreement”) with CGCIM pursuant to which, among other things, CGCIM would become the investment adviser to the Fund (the “Transaction”). Pursuant to the Transaction Agreement, the investment advisory agreement between the Fund and Oakline Advisors, LLC (“Oakline”) terminated at or prior to the closing of the Transaction (the “Closing”). As a result, the holders of the Fund’s common shares (“Shareholders”) were asked to approve a new investment advisory agreement between the Fund and CGCIM (the “Investment Advisory Agreement”) and to approve certain other proposals upon which the Closing was conditioned. The Shareholders approved the new Investment Advisory Agreement and the other proposals at a shareholder meeting on June 15, 2023 and Closing occurred on July 14, 2023. In connection with Closing, (i) the Fund sold existing investments with a gross asset value equal to approximately 97% of the total gross asset value of such investments as of August 31, 2022, subject to certain exclusions; (ii) CGCIM replaced Oakline as the Fund’s new investment adviser; (iii) the Fund’s investment strategy was changed to invest primarily in debt and equity tranches issued by collateralized loan obligations; (iv) each of the Fund’s trustees and officers were replaced; (v) the Fund changed its name on July 14, 2023 from Vertical Capital Income Fund to Carlyle Credit Income Fund; and (vi) on July 27, 2023 the Fund’s common shares began trading on NYSE under the symbol “CCIF.” In addition, (i) Shareholders of the Fund received a special one-time payment of $10,000,000 from CGCIM (or one of its affiliates), or approximately $0.96 per common share, (ii) following the Closing, an affiliate of CGCIM commenced a tender offer on July 18, 2023 to purchase up to $25,000,000 of outstanding Fund common shares at the then-current net asset value per common share (the “Tender Offer”), and (iii) following the close of the tender offer, an affiliate of CGCIM will invest $15,000,000 into the Fund through the purchase of newly issued Fund common shares at a price equal to the greater of the then-current net asset value per common share and the net asset value per common share that represents the tender offer purchase price (the “New Issuance”), and through acquiring common shares in private purchases (the “Private Purchase”). Additionally, following the completion of the Tender Offer, New Issuance and Private Purchase, Carlyle or an affiliate holds approximately 41% of the Fund’s voting securities. Shares of the Fund held by an affiliate of CGCIM were exempted from the control share acquisition provisions (the “Control Share Statute”) contained in Subchapter III of Delaware

Statutory Trust Act (the “DSTA”) by the Board. See “Control Persons and Principal Holders of Securities” and “Description of our Securities—Certain Aspects of the Delaware Control Share Statute.”

In connection with the Transaction, the Adviser and the Fund entered into an agreement under which the Adviser has agreed contractually to waive its Management Fee and/or reimburse the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees, (iii) expenses related to equity or debt offerings, and (iv) expenses associated with the Transaction Agreement, including expenses related to the liquidation as defined therein) in respect of the relevant month exceed 2.50% of the Fund’s average daily net assets (the “Expense Limitation Agreement”). The Expense Limitation Agreement terminated based on its terms on August 17, 2023, which was the date that 75% of the Fund’s gross assets were invested in collateralized loan obligation equity and debt investments. Pursuant to the Expense Limitation Agreement, approximately $325,000 in expenses were waived.

CGCIM has also agreed to irrevocably waive the portion of its management and incentive fees on Fund managed assets invested in exchange traded funds through January 12, 2024, (the “Fee Waiver Agreement”) as the Fund’s portfolio transitions to the new investment strategy. CGCIM is not entitled to recoup any waived fees under the Fee Waiver Agreement.

The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations, or “CLOs”, that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We may also invest in other related securities and instruments or other securities and instruments that the Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, loan accumulation facilities (“LAFs”), securities issued by other securitization vehicles, such as collateralized bond obligations, or “CBOs.” We may also acquire securities issued by exchange-traded funds (“ETFs”), and may otherwise invest indirectly in securities consistent with our investment objectives, including through a joint venture vehicle in which the Fund shares equal control of the vehicle with another party. The amount that we will invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans or securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Adviser’s assessment of prevailing market conditions. From time to time, the Fund may receive rebates of fees paid by the Fund from the CLO issuer in connection with the acquisition of CLO equity.

The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity securities, are unrated, and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged ten times), which magnifies our risk of loss on such investments. LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times equity value prior to a CLO’s pricing.

These investment objectives and strategies are not fundamental policies of ours and may be changed by our board of trustees (the “Board”) without prior approval of our Shareholders. See “Regulation as a Closed-End Management Investment Company.”

The Adviser pursues a differentiated strategy within the CLO market focused on:

•	proactive sourcing and identification of investment opportunities;

•	utilization of the Adviser’s methodical investment analysis and due diligence process;

•	active involvement at the CLO structuring and formation stage; and

•	taking, in many instances, significant stakes in CLO equity and junior debt tranches.

In conducting its investment activities, the Fund believes that it will benefit from the significant scale and resources of Carlyle and its affiliates.

The Fund will seek to source opportunities through Carlyle’s extensive global relationships and proprietary network and through the deep infrastructure Carlyle has developed in each of the Fund’s credit strategies, including:

•	Carlyle’s well-established sponsor, bank and lending relationships cultivated over 30+ years, including ~1,000 lending relationships across the firm.

•	Scale of capital with over $146 billion under management in Carlyle’s Global Credit group and 230+ dedicated credit investment professionals.

•	A broad network of dealer, investor, and manager relationships that Carlyle has developed during its 20+-year track record managing CLOs.

•	Integrated efforts with cross-platform sourcing capabilities and referrals from both internal and external Carlyle networks.

•	Ability to leverage OneCarlyle platform[1] with nearly 700 origination and underwriting resources and global knowledge base across Global Credit and Private Equity.

We believe that the Adviser’s (1) direct and often longstanding relationships with CLO collateral managers, CLO primary desks of investment banks, and CLO secondary trading desks of investment banks and broker-dealers, (2) CLO structural expertise and (3) relative scale in the CLO market will enable us to source and execute investments with attractive economics and terms relative to other CLO opportunities.

When we make a significant primary market investment in a particular CLO tranche, we generally expect to be able to influence the CLO’s key terms and conditions. We may acquire a majority position in a CLO tranche directly, or we may benefit from the advantages of a majority position where both we and other accounts managed by the Adviser collectively hold a majority position, subject to any restrictions on our ability to invest alongside such other accounts. See “Conflicts of Interest.”

We seek to construct a portfolio of CLO securities that provides varied exposure across a number of key categories, including:

•	number of borrowers underlying each CLO;

•	industry type of a CLO’s underlying borrowers;

•	number and investment style of CLO collateral managers; and

•	CLO vintage period.

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The OneCarlyle platform consists of Carlyle’s global network of professionals, senior advisors, portfolio company resources, and industry contacts. Within the firm, the platform includes 1,000 Investor Services professionals who are dedicated resources to Carlyle’s limited partners. Additionally, Carlyle’s Global Credit business operates its three business segments, Liquid Credit, Private Credit and Real Assets Credit, in an integrated manner which Carlyle believes provides significant competitive advantages through shared information, resources and investment capabilities.

The Adviser has a long-term investment horizon and invests primarily with a buy-and-hold mentality. However, on an ongoing basis, the Adviser actively monitors each investment and may sell positions if circumstances change from the time of investment or if the Adviser believes it is in our best interest to do so.

“Names Rule” Policy

In accordance with the requirements of the 1940 Act, we have adopted a policy to invest at least 80% of our assets in the particular type of investments suggested by our name. Accordingly, under normal circumstances, we invest at least 80% of the aggregate of its net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; and (viii) other credit-related instruments. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.

Our 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by the Board without prior approval of our Shareholders. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

Carlyle Global Credit Investment Management L.L.C.

CGCIM serves as the Fund’s investment adviser. CGCIM is registered as an investment adviser with the SEC under the Advisers Act. CGCIM is a majority-owned subsidiary of CIM.

Carlyle is a global investment firm with more than $373 billion of assets under management as of December 31, 2022 across 543 active investment vehicles. The firm also has a large and diversified investor base with more than 2,900 active fund investors located in 88 countries.

Carlyle combines global vision with local insight, relying on a team of nearly 700 investment professionals operating out of 29 offices in 17 countries to uncover superior opportunities in Africa, Asia, Australia, Europe, Latin America, the Middle East and North America.

Principal Investment Strategies

CLO Overview

Our investment portfolio is comprised primarily of investments in the equity and junior debt tranches of CLOs that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. CLOs are generally backed by an asset or a pool of assets that serve as collateral. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. Generally, a CLO’s indenture requires that the maturity dates of a CLO’s assets, typically five to eight years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. While the vast majority of the portfolio of most CLOs consists of senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in assets that are not first lien senior secured loans, including second lien loans, unsecured loans, senior secured bonds and senior unsecured bonds.

CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static, revolving structures that generally allow for reinvestment over a specific period of time (the “reinvestment period”) which is typically up to five years. The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.

A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s Investors Service, Inc., or “Moody’s,” S&P Global Ratings, or “S&P,” and/or Fitch Ratings, Inc., or “Fitch.” The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. The diagram below is for illustrative purposes only and highlights a hypothetical structure intended to depict a typical CLO. A minority of CLOs also include a B-rated debt tranche (in which we may invest), and the structure of CLOs in which we invest may otherwise vary from this example. The left column represents the CLO’s assets, which support the liabilities and equity in the right column. The right column shows the various classes of debt and equity issued by the hypothetical CLO in order of seniority as to rights in payments from the assets. The percentage ranges appearing below the rating of each class represents the percent such class comprises of the overall “capital stack” (i.e., total debt and equity issued by the CLO).

CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s equity and debt investors. The interest waterfall applies to interest payments received on a CLO’s underlying collateral.

The principal waterfall applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests.

A CLO’s indenture typically requires that the maturity dates of a CLO’s assets, typically five to eight years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par. See “Risk Factors — Risks Related to Our Investments — We and our investments are subject to reinvestment risk.”

Financing and Hedging Strategy

Leverage by the Fund. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred shares). For example, if the Fund has $100 in Net Assets (as defined below), it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). In addition, if the Fund has $100 in Net Assets, it may issue $100 in preferred shares, resulting in $200 in total assets (or 200% asset coverage). “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Over the long term, we expect to operate under normal market conditions generally with leverage within a range of 25% to 40% of total assets, although the actual amount of our leverage will vary over time. Certain instruments that create leverage are considered to be senior securities under the 1940 Act.

In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue preferred shares, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem preferred shares (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify for treatment as a RIC for U.S. federal income tax purposes.

We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by entering into a credit facility, issuing preferred shares or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically and may choose to increase or decrease our leverage. In addition, we may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by our Shareholders, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

Derivative Transactions. We may engage in “Derivative Transactions,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit, currency and/or other risks, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter, or “OTC,” options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”

Temporary Defensive Position. We may take a temporary defensive position and invest all or a substantial portion of our total assets in cash or cash equivalents, government securities or short-term fixed income securities during periods in which we believe that adverse market, economic, political or other conditions make it advisable to maintain a temporary defensive position. As the CLOs and LAFs in which we invest are generally illiquid in nature, we may not be able to dispose of such investments and take a defensive position. To the extent that we invest defensively, we likely will not achieve our investment objectives.

Operating and Regulatory Structure

We are a non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company.” In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code.

Pursuant to the Investment Advisory Agreement, by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”).

The Management Fee is calculated and payable monthly in arrears at the annual rate of 1.75% of the month-end value of the Fund’s Managed Assets. “Managed Assets” means the total assets of the Fund (including any assets attributable to any preferred shares or to indebtedness) minus the Fund’s liabilities other than liabilities relating to indebtedness.

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee) for the quarter. For purposes of computing the Fund’s pre-incentive fee net investment income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, the Fund’s pre-incentive fee net investment income includes net interest, if any, associated with a derivative or swap (“Net Interest”), which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the derivative or swap counterparty. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 17.5% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.424% of Net Assets in any calendar quarter.

Thus, each calendar quarter the Fund will compare its pre-incentive fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, to a hurdle rate of 2.00%. If the Fund’s pre-incentive fee net investment income is less than the hurdle rate, then the Adviser will not be paid the Incentive Fee in respect of that quarter. If the Fund’s pre-incentive fee net investment income is between 2.00% and 2.424% (the “Catch-up Range”), then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to 100% of the Fund’s pre-incentive fee net investment income within the Catch-up Range (the “Catch-up Amount”). If the Fund’s pre-incentive fee net investment income exceeds 2.424%, then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to the Catch-up Amount plus 17.5% of net investment income above 2.424%. See “Management and Incentive Fees.”

The Adviser and the Fund entered into an Expense Limitation Agreement under which the Adviser has agreed contractually to waive its Management Fee and/or reimburse the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees, (iii) expenses related to equity or debt offerings, and (iv) expenses associated with the Transaction Agreement, including expenses related to the liquidation as defined therein) in respect of the relevant month exceed 2.50% of the Fund’s average daily net assets. The Expense Limitation Agreement terminated based on its terms on August 17, 2023, which was the date that 75% of the Fund’s gross assets were invested in collateralized loan obligation equity and debt investments. Pursuant to the Expense Limitation Agreement, approximately $325,000 in expenses were waived.

CGCIM also has a Fee Waiver Agreement under which it has agreed to irrevocably waive the portion of its management and incentive fees on Fund managed assets invested in exchange traded funds through January 12, 2024, as the Fund’s portfolio transitions to the new investment strategy. CGCIM is not entitled to recoup any waived fees under the Fee Waiver Agreement.

The Adviser is obligated to pay expenses associated with providing the investment services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

Conflicts of Interest

An affiliated investment fund, account or other similar arrangement currently formed or formed in the future and managed by the Fund’s Adviser or its affiliates may have overlapping investment objectives and strategies with the Fund’s own and, accordingly, may invest in asset classes similar to those targeted by the Fund. This creates potential conflicts in allocating investment opportunities among the Fund and such other investment funds, accounts and similar arrangements, particularly in circumstances where the availability or liquidity of such investment opportunities is limited or where co-investments by the Fund and other funds, accounts or arrangements are not permitted under applicable law, as discussed below.

For example, Carlyle sponsors several investment funds, accounts and other similar arrangements, including, without limitation, structured credit funds as well as closed-end registered investment companies, business development funds (“BDCs”), funds that provide carried interest (i.e., the right to a share of the profits) to investors (“carry funds”), managed accounts and structured credit funds it may sponsor in the future. The SEC has granted exemptive relief that permits the Fund and certain of its affiliates to co-invest in suitable negotiated investments (the “Exemptive Relief”). If Carlyle is presented with investment opportunities that generally fall within the Fund’s investment objective and other board-established criteria and those of other Carlyle funds, accounts or other similar arrangements (including existing and future affiliated BDCs and registered closed-end funds) whether focused on a credit strategy or otherwise, Carlyle allocates such opportunities among the Fund and such other Carlyle funds, accounts or other similar arrangements in a manner consistent with the Exemptive Relief, the Adviser’s allocation policies and procedures and Carlyle’s other allocation policies and procedures, where applicable, as discussed below.

More specifically, investment opportunities in suitable negotiated investments for investment funds, accounts and other similar arrangements (including proprietary accounts) managed by the Adviser, and other funds, accounts or similar arrangements managed by affiliated investment advisers that seek to co-invest with the Fund or other Carlyle BDCs or registered closed-end funds, are allocated in accordance with the Exemptive Relief, the Adviser’s allocation policies and procedures and Carlyle’s other allocation policies and procedures, where applicable. Investment opportunities for all other investment funds, accounts and other similar arrangements not managed by the Adviser are allocated in accordance with their respective investment advisers’ and Carlyle’s other allocation policies and procedures. Such policies and procedures may result in certain investment opportunities that are attractive to the Fund being allocated to other funds that are not managed by the Adviser. Carlyle’s, including the Adviser’s, allocation policies and procedures are designed to allocate investment opportunities fairly and equitably among its clients over time, taking into account a variety of factors which may include the sourcing of the transaction, the nature of the investment focus of each such other Carlyle fund, account or other similar arrangement, each fund’s, account’s or similar arrangement’s desired level of investment, the relative amounts of capital available for investment, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals, any requirements contained in the limited partnership agreements and other governing agreements of the Carlyle funds, accounts or other similar arrangements and other considerations deemed relevant by Carlyle in good faith, including suitability considerations and reputational matters. The application of these considerations may cause differences in the performance of different Carlyle funds, accounts and similar arrangements that have similar strategies.

The Fund’s executive officers and trustees, other current and future principals of the Adviser and certain members of the Adviser’s investment committee may serve as officers, trustees or principals of other entities and affiliates of the Adviser and funds managed by the Fund’s affiliates that operate in the same or a related line of business as the Fund does. Currently, the Fund’s executive officers, as well as the other principals of the Adviser, manage other funds affiliated with Carlyle, including other existing and future affiliated BDCs and registered closed-end funds, including Carlyle Secured Lending, Inc., Carlyle Credit Solutions, Inc. and Carlyle Tactical Private Credit Fund. In addition, the Adviser’s investment team has responsibilities for sourcing and managing private debt investments for certain other investment funds and accounts. Accordingly, they have obligations to investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, the Fund and its Shareholders. Although the professional staff of the Adviser will devote as much time to management of the Fund as appropriate to enable the Adviser to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of the Adviser may have conflicts in allocating their time and services among the Fund, on the one hand, and investment vehicles managed by Carlyle or one or more of its affiliates on the other hand.

Although the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner in accordance with its allocation policies and procedures, it is possible that, in the future, the Fund may not be given the opportunity to participate in investments made by investment funds managed by the Adviser or an investment manager affiliated with the Adviser, including Carlyle.

In the course of the Fund’s investing activities, it pays management and incentive fees to the Adviser and reimburses the Adviser for certain expenses it incurs in accordance with the Investment Advisory Agreement. Accordingly, a conflict may arise where the Adviser has an incentive to structure transactions to generate the higher management or incentive fees or reimbursements for the Adviser. Investors in the Fund’s common shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than an investor might achieve through direct investments.

During periods of unusual market conditions, the Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only investment funds, accounts or similar arrangements that are typically managed on a side-by-side basis with levered and/or long-short investment funds, accounts or similar arrangements.

Summary Risk Factors

The value of our assets, as well as the market price of our securities, will fluctuate. Our investments should be considered risky, and you may lose all or part of your investment in us. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in our securities. An investment in our securities may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. We are designed primarily as a long-term investment vehicle, and our securities are not an appropriate investment for a short-term trading strategy. We can offer no assurance that returns, if any, on our investments will be commensurate with the risk of investment in us, nor can we provide any assurance that enough appropriate investments that meet our investment criteria will be available.

The following is a summary of certain principal risks of an investment in us. See “Risk Factors” for a more complete discussion of the risks of investing in our securities, including certain risks not summarized below.

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CLO-Specific Risks. Investments in CLO securities involve certain risks. CLOs are generally backed by an asset or a pool of assets that serve as collateral. The Fund and other investors in CLO securities ultimately bear the credit risk of the underlying collateral. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. CLOs may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs. For example, investments in junior debt and equity securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations. In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) investments in CLO junior debt and equity tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Changes in the collateral held by a CLO may cause payments on the instruments the Fund holds to be reduced, either temporarily or permanently.

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General Risks of Investing in CLOs and Other Structured Debt Securities. CLOs and other structured finance securities are generally backed by a pool of credit-related assets that serve as collateral. Accordingly, CLO and structured finance securities present risks similar to those of other types of credit investments, including default (credit), interest rate and prepayment risks. In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments.

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Subordinated Securities. CLO equity and junior debt securities are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the face amount of the CLO debt and CLO equity of a CLO at inception exceed its total assets. The Fund will typically be in a subordinated or first loss position with respect to realized losses on the underlying assets held by the CLOs in which we are invested.

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High Yield Investment Risk. The CLO equity and junior debt securities are typically rated below investment grade, or in the case of CLO equity securities unrated, and are therefore considered “higher yield” or “junk” securities and are considered speculative with respect to timely payment of interest and repayment of principal. The senior secured loans and other credit-related assets underlying CLOs are also typically higher yield investments. Investing in CLO equity and junior debt securities and other high yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact the Fund’s performance.

•	Default Risk. The Fund will be subject to risks associated with defaults on an underlying asset held by a CLO.

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A default and any resulting loss as well as other losses on an underlying asset held by a CLO may reduce the fair value of our corresponding CLO investment. A wide range of factors could adversely affect the ability of the borrower of an underlying asset to make interest or other payments on that asset. To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which we invest, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral, whether due to bankruptcy or otherwise. Any defaults and losses in excess of expected default rates and loss model inputs will have a negative impact on the fair value of our investments, will reduce the cash flows that the Fund receives from its investments, adversely affect the fair value of the Fund’s assets and could adversely impact the Fund’s ability to pay dividends. Furthermore, the holders of the junior equity and debt tranches typically have limited rights with respect to decisions made with respect to collateral following an event of default on a CLO. In some cases, the senior most class of notes can elect to liquidate the collateral even if the expected proceeds are not expected to be able to pay in full all classes of notes. The Fund could experience a complete loss of its investment in such a scenario.

•

In addition, the collateral of CLOs may require substantial workout negotiations or restructuring in the event of a default or liquidation. Any such workout or restructuring is likely to lead to a substantial reduction in the interest rate of such asset and/or a substantial write-down or write-off of all or a portion the principal of such asset. Any such reduction in interest rates or principal will negatively affect the fair value of the Fund’s portfolio.

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Prepayment Risk. The assets underlying the CLO securities are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments are subject to prepayment risk. If the Fund or a CLO collateral manager is unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, the Fund’s investment performance will be adversely impacted.

•	Non-Diversification Risk. The Fund is a non-diversified investment company under the 1940 Act and expects to hold a narrower range of investments than a diversified fund under the 1940 Act.

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Leverage Risk. The use of leverage, whether directly or indirectly through investments such as CLO equity or junior debt securities that inherently involve leverage, may magnify our risk of loss. CLO equity or junior debt securities are very highly leveraged (with CLO equity securities typically being leveraged ten times), and therefore the CLO securities in which we invest are subject to a higher degree of loss since the use of leverage magnifies losses.

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Credit Risk. If (1) a CLO in which we invest, (2) an underlying asset of any such CLO or (3) any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, our income, NAV and/or market price would be adversely impacted.

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Senior Management Personnel of the Adviser. Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of the Adviser. The Adviser evaluates, negotiates, structures, executes, monitors and services the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of the Adviser and its senior management team. The departure of any members of the Adviser’s senior management team could have a material adverse effect on the Fund’s ability to achieve its investment objective.

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Conflicts of Interest Risk. The Fund’s executive officers and trustees, other current and future principals of the Adviser and certain members of the Adviser’s investment committee may serve as officers, trustees or principals of other entities and affiliates of the Adviser and funds managed by the Fund’s affiliates that operate in the same or a related line of business as the Fund does. Currently, the Fund’s executive officers, as well as the other principals of the Adviser, manage other funds affiliated with Carlyle, including other existing and future affiliated BDCs and registered closed-end funds, including Carlyle Secured Lending, Inc., Carlyle Credit Solutions, Inc. and Carlyle Tactical Private Credit Fund. In addition, the Adviser’s investment team has responsibilities for sourcing and managing private debt investments for certain other investment funds and accounts. Accordingly, they have obligations to investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, the Fund and its Shareholders. Although the professional staff of the Adviser will devote as much time to management of the Fund as appropriate to enable the Adviser to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of the Adviser may have conflicts in allocating their time and services among the Fund, on the one hand, and investment vehicles managed by Carlyle or one or more of its affiliates on the other hand.

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Liquidity Risk. Generally, there is no public market for the CLO investments we target. As such, we may not be able to sell such investments quickly, or at all. If we are able to sell such investments, the prices we receive may not reflect the Adviser’s assessment of their fair value or the amount paid for such investments by us.

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The Adviser’s Incentive Fee Risk. The Investment Advisory Agreement entitles the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter. Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If an investment defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received. The Incentive Fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. In addition, the fact that the Management Fee is payable based upon the Fund’s Managed Assets, which would include any borrowings for investment purposes, may encourage the Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor Shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

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Portfolio Fair Value Risk. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the CLO investments we target. As a result, the Adviser values these securities at least quarterly, or more frequently as may be required from time to time, at fair value. The Adviser, as valuation designee, is responsible for the valuation of the Fund’s portfolio investments and implementing the portfolio. See “Determination of Net Asset Value.”

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Limited Investment Opportunities Risk. The market for CLO securities is more limited than the market for other credit related investments. We can offer no assurances that sufficient investment opportunities for our capital will be available. See “Determination of Net Asset Value.”

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Market Risk. The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, an escalation in conflict between Russia and Ukraine or other systemic issuer or industry-specific economic disruptions, could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.

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LAFs Risk. We may invest in LAFs, which are short to medium term facilities often provided by the bank that will serve as placement agent or arranger on a CLO transaction and which acquire loans on an interim basis which are expected to form part of the portfolio of a future CLO. Investments in LAFs have risks similar to those applicable to investments in CLOs. Leverage is typically utilized in such a facility and as such the potential risk of loss will be increased for such facilities employing leverage. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, the Fund may be responsible for either holding or disposing of the loans. This could expose the Fund primarily to credit and/or mark-to-market losses, and other risks.

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Hedging Risk. Hedging transactions seeking to reduce risks may result in poorer overall performance than if we had not engaged in such hedging transactions, and they may also not properly hedge our risks.

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Foreign Currency Risk. A portion of the Fund’s investments (and the income and gains received by the Fund in respect of such investments) may be denominated in currencies other than the U.S. dollar. However, the books of the Fund will be maintained, and contributions to and distributions from the Fund will generally be made, in U.S. dollars. Accordingly, changes in foreign currency exchange rates and exchange controls may materially adversely affect the value of the investments and the other assets of the Fund.

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Reinvestment Risk. CLOs will typically generate cash from asset repayments and sales that may be reinvested in substitute assets, subject to compliance with applicable investment tests. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow, thereby having a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

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Interest Rate Risk. General interest rate fluctuations and changes in credit spreads may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV.

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Refinancing Risk. If we incur debt financing and subsequently refinance such debt, the replacement debt may be at a higher cost and on less favorable terms and conditions. If we fail to extend, refinance or replace such debt financings prior to their maturity on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow, and holders of our common shares would not benefit from the potential for increased returns on equity that incurring leverage creates.

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Risks Relating to Fund’s RIC Status. Although the Fund intends to qualify to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes to the Fund’s shareholders of an amount generally at least equal to 90% of the sum of its net ordinary income, net tax-exempt interest income, if any, and net short-term capital gains in excess of net long-term capital losses, if any.

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Derivatives Risk. Derivative instruments in which we may invest may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, liquidity, leverage, volatility, OTC trading, operational and legal risks. In addition, a small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of Derivative Transactions, we could lose the entire amount of our investment; in other types of Derivative Transactions the potential loss is theoretically unlimited.

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Counterparty Risk. We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on obligations, thereby resulting in potentially significant losses.

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Global Economy Risk. Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market.

•	Price Risk. Investors who buy common shares at different times will likely pay different prices.

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Market Disruptions Risk. The U.S. capital markets have experienced extreme volatility and disruption following the spread of COVID-19 in the United States and the conflict between Russia and Ukraine. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund.

U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuer in it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund or the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.

Summary of Certain Aspects of the Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust, it is subject to the Control Share Statute. The Control Share Statute provides for a series of voting power thresholds above which shares are considered “control beneficial interests” (referred to here as “control shares”). Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of fund shares in the election of trustees. Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders of the Fund or exempted by the Board. Approval by the shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of the Fund. Further approval by the Fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level. The Board is permitted, but not obligated to, exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. However, Section 1.9 of the Fund’s By-Laws, provides that the voting restrictions under the Control Share Statute shall not apply to (i) any acquisition of preferred shares that may be issued by the Fund and (ii) any acquisition or proposed acquisition of shares by any company that, in accordance with the 1940 Act or SEC exemptive order or other regulatory relief or guidance, votes the shares held by it in the same proportion as the vote of all other holders of such security or all securities. Shares of the Fund held by an affiliate of CGCIM were exempted from the Control Share Statute by the Board.

The Control Share Statute became automatically applicable to listed closed-end funds organized as Delaware statutory trusts, such as the Fund, upon its effective date of August 1, 2022. The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to August 1, 2022. However, such shares will be aggregated with any shares acquired after August 1, 2022 for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute may protect the long-term interests of Fund shareholders by limiting the ability of certain investors to use their ownership to attempt to disrupt the Fund’s long-term strategy such as by forcing a liquidity event. However, the Control Share Statute may also serve to entrench the Board and make it less responsive to shareholder requests. The totality of positive or negative affects is difficult to predict as the Control Share Statute has been in effect for a relatively short period of time. See “Description of our Securities—Certain Aspects of the Delaware Control Share Statute.”

Our Corporate Information

The principal office of the Fund is located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 and its telephone number is (866) 277-8243.

SUMMARY OF FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in our common shares will bear, directly or indirectly, based on the assumptions set forth below. The expenses shown in the table under “Annual Expenses” are estimated amounts based on annualizing estimates for the three-month period ending December 31, 2023. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this table contains a reference to our fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, shareholders will indirectly bear such fees or expenses as investors in the Fund.

SHAREHOLDER TRANSACTION FEES
Sales load	— %(1)
Offering expenses borne by the Fund	— %(2)
Dividend reinvestment plan expenses	0%(3)
Total shareholder transaction fees	— %(4)

ANNUAL FUND EXPENSES (as a percentage of net assets attributable to common shares)
Management Fee	2.46%(5)
Incentive Fee payable under Investment Advisory Agreement (17.5%)	3.33%(6)
Interest payments and fees on borrowed funds	4.22%(7)
Other Expenses	3.81%(8)
Total annual fund expenses	13.82%(9)

(1)	In the event that the Fund sells its securities publicly through underwriters or agents the related prospectus supplement will disclose the applicable sales load.
(2)

In the event that the Fund sells its securities publicly through underwriters or agents the related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on the Fund’s behalf), the offering price and the offering expenses borne by the Fund as a percentage of the offering price.

(3)

The expenses of administering the dividend reinvestment plan (the “DRP”) are included in “Other Expenses.” You will pay brokerage charges if you direct your broker or the DRP Plan agent to sell your Common Shares that you acquired pursuant to the DRP. See “Dividend Reinvestment Plan.”

(4)	The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)

The Management Fee is calculated and payable monthly in arrears at the annual rate of 1.75% of the month-end value of the Fund’s Managed Assets. “Managed Assets” means the total assets of the Fund (including any assets attributable to any preferred shares or to indebtedness) minus the Fund’s liabilities other than liabilities relating to indebtedness.

(6)

The Fund shall pay CGCIM an Incentive Fee calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee) for the quarter. For purposes of computing the Fund’s pre-incentive fee net investment income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, the Fund’s pre-incentive fee net investment income includes net interest, if any, associated with a derivative or swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the derivative or swap counterparty. Net assets means the total assets of the Fund minus the Fund’s liabilities. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the net asset value of the Fund as of the first business day of each month therein. The weighted average net asset value shall be calculated for each month by multiplying the net asset value as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The calculation of the Incentive Fee for each calendar quarter is as follows:

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No Incentive Fee is payable to CGCIM if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 2.00%;

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100% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate but is less than or equal to 2.4242% (the “catch-up”) is payable to CGCIM if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds the hurdle rate but is less than or equal to 2.4242% (9.6968% annualized). The “catch-up” provision is intended to provide CGCIM.

•	with an incentive fee of 17.5% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.4242% of net assets; and

•

17.5% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the “catch-up” is payable to CGCIM if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds 2.4242% (9.6968 annualized). As a result, once the hurdle rate is reached and the catch-up is achieved, 17.5% of all the Fund’s pre-incentive fee net investment income thereafter is allocated to CGCIM.

(7)

The Fund may issue preferred shares or debt securities. The above figure assumes an aggregate of $25 million of preferred shares with an interest rate of 8.25% per annum, and $25 million of debt securities with an interest rate of 8.00% per annum. In the event that the Fund were to issue preferred shares or debt securities, the Fund’s borrowing costs, and correspondingly its total annual expenses, including, in the case of such preferred shares, the base management fee as a percentage of the Fund’s net assets attributable to common shares, would increase.

(8)

“Other expenses” includes the Fund’s overhead expenses, including payments under the Administration Agreement based on the Fund’s allocable portion of overhead and other expenses incurred by Administrator, and payment of fees in connection with outsourced administrative functions, and are based on estimated amounts for the current fiscal year. “Other expenses” also includes the ongoing administrative expenses to the independent accountants and legal counsel of the Fund, compensation of independent directors, and cost and expenses relating to rating agencies.

(9)	Estimated.

The following examples illustrate the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to common shares remain unchanged and common shares earn a 5% annual return:

Example -	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$142	$387	$590	$955

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management and Incentive Fees.”

CGCIM and the Fund have entered into an Expense Limitation Agreement and a Fee Waiver Agreement. Because these agreements are not required to remain in force for at least one year, their effect is excluded from the fee table above.

To illustrate the effect on the Fund’s fees and expenses of the Fund’s change in investment strategy following the Transaction that are anticipated for the upcoming fiscal year ending September 30, 2024, the following table provides a comparison of the estimated fees and expenses set forth in this prospectus against the pro forma fees and expenses set forth in the proxy statement of Vertical Capital Income Fund filed on May 22, 2023 (the “proxy statement”) that show the Fund’s fees and expenses if the new Investment Advisory Agreement been in place for the fiscal year ending September 30, 2022:

	Proxy Statement(1)	Prospectus(2)
ANNUAL FUND EXPENSES (as a percentage of net assets attributable to common shares)
Management Fee(3)	1.86%	2.46%
Incentive Fee payable under Investment Advisory Agreement (17.5%)(4)	0.00%	3.33%
Interest payments and fees on borrowed funds(5)	0.41%	4.22%
Other Expenses(6)	1.61%	3.81%
Total annual fund expenses	3.88%	13.82%

(1)

The proxy statement provided pro forma figures based on the Fund’s most recent fiscal year (i.e., the fiscal year ended September 30, 2022) assuming the new Investment Advisory Agreement had been in place for such fiscal year.

(2)	This prospectus provides figures based on annualized estimates for the three-month period ending December 31, 2023 (i.e., annualized estimates for the fiscal year ending September 30, 2024).
(3)

The difference in the estimated management fee as a percentage of net assets between the proxy statement and this prospectus is due primarily to (i) an increase in estimated Managed Assets due principally to the expectation that the Fund will use higher leverage in the next fiscal year and (ii) a decrease in the Fund’s net assets since the proxy statement was filed.

(4)

The difference in the estimated incentive fee as a percentage of net assets between the proxy statement and this prospectus is due to the proxy statement using historical financial information that would have resulted in no incentive fee being payable had the new Investment Advisory Agreement been in effect during such period. The estimated incentive fee in this prospectus is based on estimates using annualized estimates for the next fiscal year (i.e., the fiscal year ending September 30, 2024) under the Fund’s new investment strategy and existing portfolio following the portfolio sale in connection with closing the Transaction, and CGCIM is expected to be paid an incentive fee going forward.

(5)

The difference in estimated interest payments and fees on borrowed funds between the proxy statement and this prospectus is due to the Fund’s minimal leverage for the fiscal year ended September 30, 2022 and the expectation that the Fund will use higher leverage in the next fiscal year ending September 30, 2024.

(6)

The difference in estimated other expenses between the proxy statement and this prospectus is due to a decrease in net assets since the proxy statement was filed as well as certain other higher expenses, including legal expenses related to the transition in connection with the Transaction and the estimated costs associated with the anticipated offerings as discussed in note (7) to the Fund’s fees and expenses table in this prospectus.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The information for the Fund’s fiscal years ended September 30, 2022, September 30, 2021, September 30, 2020, September 30, 2019 and September 30, 2018 have been derived from the Fund’s financial statements, which have been audited by Grant Thornton LLP, independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated September 30, 2022, which is incorporated herein by reference. The information for the Fund’s six-month period ended March 31, 2023 were derived from the Fund’s unaudited financial statements whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Semi-Annual Report dated March, 31, 2023, which is incorporated herein by reference.

The Fund’s financial highlights relate to the Fund’s previous investment strategy under a different adviser and do not represent the Fund’s current investment strategy, as described in this prospectus. See “Investment Objective, Opportunities and Principal Strategies.”

	Six Months Ended March 31, 2023 (Unaudited)		Year Ended September 30, 2022		Year Ended September 30, 2021	Year Ended September 30, 2020	Year Ended September 30, 2019		Year Ended September 30, 2018
Net Asset Value, Beginning of Year/Period:	$10.39		$11.69		$12.05	$12.71	$12.23		$12.34

From Operations:
Net investment income(a)	0.20		0.50		0.42	0.36	0.30		0.43
Net gain (loss) from investments (both realized and unrealized)	(0.03)		(0.80)		0.33	(0.50)	0.72		0.06
Total from operations	0.17		(0.30)		0.75	(0.14)	1.02		0.49
Distributions to shareholders from:
Net investment income	(0.41)		(0.73)		(0.89)	(0.33)	(0.34)		(0.39)
Net realized gains	—		(0.18)		(0.22)	(0.19)	(0.20)		(0.21)
Return of capital	—		(0.09)		—	—	—		—
Total Distributions	(0.41)		(1.00)		(1.11)	(0.52)	(0.54)		(0.60)
Net Asset Value, End of Year/Period:	$10.15		$10.39		$11.69	$12.05	$12.71		$12.23

Market Price, End of Year/Period	$9.81		$8.92		$10.49	$9.93	$10.68		N/A

Total Return-NAV(b)	1.70	%(c)	(2.77)%		6.52%	(1.09)%	8.62%		4.03%
Total Return-Market Price(b)	14.94	%(c)	(5.95)%		17.59%	(2.99)%	(8.73)%		N/A
Ratios/Supplemental Data:
Net assets, end of Year/Period (in 000’s)	$105,327		$107,829		$121,324	$125,034	$131,945		$137,659

Ratio of gross expenses to average net assets(d)	4.01	%(e)(f)	3.27	%(e)	3.05%	3.06%	3.87	%(g)	3.03	%(h)
Ratio of net expenses to average net assets(d)	3.65	%(e)(f)	3.09	%(e)	2.88%	2.73%	3.34	%(g)	2.09	%(h)
Ratio of net investment income to average net assets(d)	3.93	%(e)(f)	4.53	%(e)	3.56%	2.95%	2.43	%(g)	3.52	%(h)
Portfolio turnover rate	0.49	%(c)	28.39%		14.73%	20.13%	7.12%		5.11%
Loan Outstanding, End of Year/Period (000s)	$3,482		$7,455		$1,923	$13,000	$2,355		$6,664

Asset Coverage Ratio for Loan Outstanding(i)	3125%		1546%		6409%	1062%	5702%		2167%
Asset Coverage, per $1,000 Principal Amount of Loan Outstanding(i)	$31,253		$15,463		$64,090	$10,618	$53,778		$20,680

Weighted Average Loans Outstanding (000s)(j)	$5,786		$8,051		$10,788	$9,796	$7,500		$4,500

Weighted Average Interest Rate on Loans Outstanding	7.69%		4.50%		3.75%	3.79%	5.14%		4.69%

(a)	Per share amounts are calculated using the annual average shares method, which more appropriately presents the per share data for the period.
(b)

Total returns are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any, and excludes the effect of sales charges. Had the Adviser not waived expenses, total returns would have been lower.

(c)	Not annualized.
(d)

Ratio includes 0.49%, 0.41%, 0.41%, 0.48%, 0.46% and 0.24% for the period ended March 31, 2023 and the years ended September 30, 2022, 2021, 2020, 2019 and 2018, respectively, attributed to interest expenses and fees.

(e)

Ratio includes 0.66% and 0.18% for the period ended March 31, 2023 and the year ended September 30, 2022, respectively, that attributed to extraordinary expenses that relate to the strategic alternative search.

(f)	Annualized.
(g)	Ratio includes 0.77% for the year ended September 30, 2019 that attributed to reorganization (NYSE listing) expenses and contested proxy expenses.
(h)	Ratio includes 0.01% for the year ended September 30, 2018 that attributed to advisory transition expenses.
(i)	Represents value of net assets plus the loan outstanding at the end of the period divided by the loan outstanding at the end of the period.
(j)	Based on monthly weighted average.

	Year Ended September 30, 2017		Year Ended September 30, 2016		Year Ended September 30, 2015		Year Ended September 30, 2014		Year Ended September 30, 2013
Net Asset Value, Beginning of Year	$12.49		$11.53		$11.04		$10.87		$10.58

From Operations:
Net investment income(a)	0.39		0.36		0.41		0.51		0.50
Net gain (loss) from investments (both realized and unrealized)	(0.04	)(b)	1.33		0.56		0.27		0.28
Total from operations	0.35		1.69		0.97		0.78		0.78
Distributions to shareholders from:
Net investment income	(0.40)		(0.38)		(0.44)		(0.56)		(0.42)
Net realized gains	(0.10)		(0.35)		(0.04)		(0.05)		(0.07)
Total Distributions	(0.50)		(0.73)		(0.48)		(0.61)		(0.49)
Net Asset Value, End of year:	$12.34		$12.49		$11.53		$11.04		$10.87

Total Return(c)	2.81%		15.10%		8.86%		7.29%		7.42%
Ratios/Supplemental Data
Net assets, end of period (in 000’s)	$160,630		$182,008		$160,382		$108,610		$39,987

Ratio of gross expenses to average net assets	2.74	%(d)(e)	2.95	%(d)(e)	2.67	%(d)(e)	2.32	%(d)	3.20%
Ratio of net expenses to average net assets	2.04	%(d)(e)	2.26	%(d)(e)	2.33	%(d)(e)	1.91	%(d)	1.85%
Ratio of net investment income to average net assets	3.24	%(d)(e)	2.98	%(d)(e)	3.54	%(d)(e)	4.68	%(d)	4.61%
Portfolio turnover rate	17.69%		13.72%		2.58%		8.37%		11.68%
Loan Outstanding, End of Year (000s)	$—		$—		$13,522		$3,500		$—

Asset Coverage Ratio for Loan Outstanding(f)	0%		0%		1286%		3203%		0%
Asset Coverage, per $1,000 Principal Amount of Loan Outstanding(f)	$—		$—		$12,672		$32,031		$—

Weighted Average Loans Outstanding (000s)(g)	$14,368		$12,330		$12,372		$3,398		$—

Weighted Average Interest Rate on Loans Outstanding	3.88%		3.41%		3.25%		3.25%		0%

(a)	Per share amounts are calculated using the annual average shares method, which more appropriately presents the per share data for the period.

(b)

The amount of net gain (loss) on investments (both realized and unrealized) per share does not accord with the amounts reported in the Statement of Operations due to timing of purchases and redemptions of Fund shares.

(c)

Total returns are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any, and excludes the effect of sales charges. Had the Adviser not waived expenses, total returns would have been lower.

(d)	Ratio includes 0.14%, 0.20%, 0.27% and 0.06% for the years ended September 30, 2017, 2016, 2015 and 2014, respectively, that attributed to interest expenses and fees.
(e)	Ratio includes 0.05%, 0.21% and 0.21% for the years ended September 30, 2017, 2016 and the year ended 2015, respectively, that attributed to advisory transition expenses.
(f)	Represents value of net assets plus the loan outstanding at the end of the period divided by the loan outstanding at the end of the period.
(g)	Based on monthly weighted average.

RISK FACTORS

Investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of the Fund’s common shares could decline, and investors may lose all or part of their investment.

Investors should be aware that in light of the current uncertainty, volatility and distress in economies, financial markets, and labor and health conditions over the world, the risks below are heightened significantly compared to normal conditions. The fact that a particular risk below is not specifically identified as being heightened under current conditions does not mean that the risk is not greater than under normal conditions.

Risks Related to Our Investments

Our investments in CLO securities and other structured finance securities involve certain risks.

Investments in CLO securities involve certain risks. CLOs and other structured finance securities are generally backed by an asset or a pool of credit-related assets that serve as collateral. The Fund and other investors in CLO securities ultimately bear the credit risk of the underlying collateral. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. CLOs may present risks similar to those of the other types of credit investments, including default (credit), interest rate and prepayment risks and, in fact, such risks may be of greater significance in the case of CLOs. For example, investments in junior debt and equity securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations. In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) investments in CLO junior debt and equity tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Changes in the collateral held by a CLO may cause payments on the instruments the Fund holds to be reduced, either temporarily or permanently.

In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments.

Investing in senior secured loans indirectly through CLO securities involves particular risks.

We obtain exposure to underlying senior secured loans through our investments in CLOs, but may obtain such exposure directly or indirectly through other means from time to time. Such loans may become nonperforming or impaired for a variety of reasons. Nonperforming or impaired loans may require substantial workout negotiations or restructuring that may entail a substantial reduction in the interest rate and/or a substantial write-down of the principal of the loan. In addition, because of the unique and customized nature of a loan agreement and the private syndication of a loan, certain loans may not be purchased or sold as easily as publicly traded securities, and, historically, the trading volume in the loan market has been small relative to other markets. Loans may encounter trading delays due to their unique and customized nature, and transfers may require the consent of an agent bank and/or borrower. Risks associated with senior secured loans include the fact that prepayments generally may occur at any time without premium or penalty.

In addition, the portfolios of certain CLOs in which we invest may contain middle market loans. Loans to middle market companies may carry more inherent risks than loans to larger, publicly traded entities. These companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Middle market companies typically have narrower product lines and smaller market shares than large companies. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies may also experience substantial variations in operating results. The success of a middle market business may also depend on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on the obligor. Accordingly, loans made to middle market companies may involve higher risks than loans made to companies that have greater financial resources or are otherwise able to access traditional credit sources. Middle market loans are less liquid and have a smaller trading market than the market for broadly syndicated loans and may have default rates or recovery rates that differ (and may be better or worse) than has been the case for broadly syndicated loans or investment grade securities. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced with respect to middle market loans in any CLO in which we may invest. As a consequence of the forgoing factors, the securities issued by CLOs that primarily invest in middle market loans (or hold significant portions thereof) are generally considered to be a riskier investment than securities issued by CLOs that primarily invest in broadly syndicated loans.

Covenant-lite loans may comprise a significant portion of the senior secured loans underlying the CLOs in which we invest. Over the past decade, the senior secured loan market has evolved from one in which covenant-lite loans represented a minority of the market to one in which such loans represent a significant majority of the market. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent that the CLOs that we invest in hold covenant-lite loans, our CLOs may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

Our investments in the primary CLO market involve certain additional risks.

Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities and could result in early redemptions which may cause CLO equity and debt investors to receive less than face value of their investment.

Our portfolio of investments may lack diversification among CLO securities which may subject us to a risk of significant loss if one or more of these CLO securities experience a high level of defaults on collateral.

Our portfolio may hold investments in a limited number of CLO securities. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we do not have fixed guidelines for diversification, we do not have any limitations on the ability to invest in any one CLO, and our investments may be concentrated in relatively few CLO securities. As our portfolio may be less diversified than the portfolios of some larger funds, we are more susceptible to risk of loss if one or more of the CLOs in which we are invested experiences a high level of defaults on its collateral. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. We may also invest in multiple CLOs managed by the same CLO collateral manager, thereby increasing our risk of loss in the event the CLO collateral manager were to fail, experience the loss of key portfolio management employees or sell its business.

Failure to maintain a broad range of underlying obligors across the CLOs in which we invest would make us more vulnerable to defaults.

We may be subject to concentration risk since CLO portfolios tend to have a certain amount of overlap across underlying obligors. This trend is generally exacerbated when demand for bank loans by CLO issuers outpaces supply. Market analysts have noted that the overlap of obligor names among CLO issuers has increased recently and is particularly evident across CLOs of the same year of origination, as well as with CLOs managed by the same asset manager. To the extent we invest in CLOs which have a high percentage of overlap, this may increase the likelihood of defaults on our CLO investments occurring together.

Our portfolio is focused on CLO securities, and the CLO securities in which we invest may hold loans that are concentrated in a limited number of industries.

Our portfolio is focused on securities issued by CLOs and related investments, and the CLOs in which we invest may hold loans that are concentrated in a limited number of industries. As a result, a downturn in the CLO industry or in any particular industry that the CLOs in which we invest are concentrated could significantly impact the aggregate returns we realize.

Failure by a CLO in which we are invested to satisfy certain tests will harm our operating results.

The failure by a CLO in which we invest to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, would lead to a reduction in its payments to us. In the event that a CLO fails certain tests, holders of CLO senior debt would be entitled to additional payments that would, in turn, reduce the payments we, as holder of junior debt or equity tranches, would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment we may make. If any of these occur, it could materially and adversely affect our operating results and cash flows.

Negative loan ratings migration may also place pressure on the performance of certain of our investments.

Per the terms of a CLO’s indenture, assets rated “CCC+” or lower or their equivalent in excess of applicable limits typically do not receive full par credit for purposes of calculation of the CLO’s overcollateralization tests. As a result, if an asset’s credit rating were to decrease and descend to a lower credit level, also known as a negative rating migration, it could cause a CLO to be out of compliance with its overcollateralization tests. This could cause a diversion of cash flows away from the CLO equity and junior debt tranches in favor of the more senior CLO debt tranches until the relevant overcollateralization test breaches are cured. This could have a negative impact on our NAV and cash flows.

Our investments in CLOs and other investment vehicles result in additional expenses to us.

We invest in CLO securities and may invest, to the extent permitted by law, in the securities and other instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of a CLO’s or any such investment vehicle’s expenses, including management and performance fees. In addition to the management and performance fees borne by our investments in CLOs we also remain obligated to pay management and incentive fees to the Adviser with respect to the assets invested in the securities and other instruments of other investment vehicles, including CLOs. With respect to each of these investments, each holder of our common shares bears his or her share of the management and incentive fee of the Adviser as well as indirectly bearing the management and performance fees charged by the underlying advisor and other expenses of any investment vehicles in which we invest.

In the course of our investing activities, we pay management and incentive fees to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in our securities invest on a “gross” basis and receive distributions on a “net” basis after expenses, potentially resulting in a lower rate of return than an investor might achieve through direct investments.

Our investments in CLO securities may be less transparent to us and our Shareholders than direct investments in the collateral.

We invest primarily in equity and junior debt tranches of CLOs and other related investments. Generally, there may be less information available to us regarding the collateral held by such CLOs than if we had invested directly in the debt of the underlying obligors. As a result, our Shareholders do not know the details of the collateral of the CLOs in which we invest or receive the reports issued with respect to such CLO. In addition, none of the information contained in certain monthly reports nor any other financial information furnished to us as a noteholder in a CLO is audited and reported upon, nor is an opinion expressed, by an independent public accountant. Our CLO investments are also subject to the risk of leverage associated with the debt issued by such CLOs and the repayment priority of senior debt holders in such CLOs.

CLO investments involve complex documentation and accounting considerations.

CLOs and other structured finance securities in which we invest are often governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher relative to other types of investments.

The accounting and tax implications of the CLO investments that we make are complicated. In particular, reported earnings from CLO equity securities are recorded under U.S. generally accepted accounting principles, or “GAAP,” based upon an effective yield calculation. Current taxable earnings on certain of these investments, however, will generally not be determinable until after the end of the fiscal year of each individual CLO that ends within our fiscal year, even though the investments are generating cash flow throughout the fiscal year. The tax treatment of certain of these investments may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cash flows are reflected in a constant yield to maturity.

We are dependent on the collateral managers of the CLOs in which we invest, and those CLOs are generally not registered under the 1940 Act.

We rely on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on our investments; however, we, as investors of the CLO, typically do not have any direct contractual relationship with the collateral managers of the CLOs in which we invest. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on our investments, as we may not be provided with information on a timely basis in order to take appropriate measures to manage our risks. We will also rely on CLO collateral managers to act in the best interests of a CLO it manages; however, such CLO collateral managers are subject to fiduciary duties owed to other classes of notes besides those in which we invest; therefore, there can be no assurance that the collateral managers will always act in the best interest of the class or classes of notes in which we are invested. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (e.g., gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of our investments. Furthermore, since the underlying CLO issuer often provides an indemnity to its CLO collateral manager, we may not be incentivized to pursue actions against the collateral manager since any such action, if successful, may ultimately be borne by the underlying CLO issuer and payable from its assets, which could create losses to us as investors in the CLO. In addition, to the extent we invest in CLO equity, liabilities incurred by the CLO manger to third parties may be borne by us to the extent the CLO is required to indemnify its collateral manager for such liabilities.

In addition, the CLOs in which we invest are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, we are not afforded the protections that shareholders in an investment company registered under the 1940 Act would have.

The collateral managers of the CLOs in which we invest may not continue to manage such CLOs.

Given that we invest in CLO securities issued by CLOs which are managed by unaffiliated collateral managers, we are dependent on the skill and expertise of such managers. We believe our Adviser’s ability to analyze and diligence potential CLO managers differentiates our approach to investing in CLO securities. However, we cannot assure you that, for any CLO we invest in, the collateral manager in place when we invest in such CLO securities will continue to manage such CLO through the life of our investment. Collateral managers are subject to removal or replacement by other holders of CLO securities without our consent, and may also voluntarily resign as collateral manager or assign their role as collateral manager to another entity. There can be no assurance that any removal, replacement, resignation or assignment of any particular CLO manager’s role will not adversely affect the returns on the CLO securities in which we invest.

Our investments in CLO securities may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income.

Some of the CLOs in which we invest may constitute “passive foreign investment companies,” or “PFICs.” If we acquire interests in PFICs that are treated as equity for U.S. federal income tax purposes (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such investments even if such income is distributed as a taxable dividend by us to our Shareholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions or gains, but such elections (if available) may require us to recognize income in any year in excess of our distributions from PFICs and our proceeds from dispositions of our investments in PFICs, and such income would nevertheless be subject to the distribution requirement necessary to maintain our tax treatment as a RIC. For instance, if we were to invest in a PFIC and elected to treat the PFIC as a qualified electing fund, or a “QEF,” under the Code, we would be required to include in income each year our share of the PFIC’s ordinary earnings and net capital gains for such year regardless of whether we receive any distributions from the PFIC. Treasury Regulations generally treat our income inclusion with respect to a PFIC with respect to which we have made a QEF election as qualifying income for purposes of determining our ability to be subject to tax as a RIC if either (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs in order to ensure our continued tax treatment as a RIC and/or maximize our after-tax return from these investments. As an alternative to a QEF election, we may be able to elect mark-to-market treatment for any equity investments in a PFIC. See “U.S. Federal Income Tax Matters — Taxation of the Fund.”

If we hold 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or “CFC” (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s “subpart F income” for the tax year (including both ordinary earnings and capital gains). If we are required to include such deemed distributions from a CFC in our income, such income will be subject to the distribution requirement necessary to maintain our tax treatment as a RIC regardless of whether or not the CFC makes an actual distribution during such tax year. Treasury Regulations generally treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC if either (i) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may limit and/or manage our holdings in issuers that could be treated as CFCs in order to ensure our continued tax treatment as a RIC and/or maximize our after-tax return from these investments.

Because income from CLO securities will be subject to the distribution requirement necessary to maintain our tax treatment as a RIC, if we are required to include amounts from CLO securities in income prior to receiving the cash distributions representing such income, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

If a CLO in which we invest is treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, such CLO could be subject to U.S. federal income tax on a net basis, which could affect our operating results and cash flows.

Each CLO in which we invest will generally operate pursuant to investment guidelines intended to ensure the CLO is not treated as engaged in a U.S. trade or business for U.S. federal income tax purposes. Each CLO will generally receive an opinion of counsel, subject to certain assumptions (including compliance with the investment guidelines) and limitations, that the CLO will not be engaged in a U.S. trade or business for U.S. federal income tax purposes. If a CLO fails to comply with the investment guidelines or the Internal Revenue Service, or the “IRS,” otherwise successfully asserts that the CLO should be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, such CLO could be subject to U.S. federal income tax on a net basis, which could reduce the amount available to distribute to junior debt and equity holders in such CLO, including the Fund.

If a CLO in which we invest fails to comply with certain U.S. tax reporting requirements, such CLO may be subject to withholding requirements that could materially and adversely affect our operating results and cash flows.

The U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”) impose a withholding tax of 30% on certain U.S. source periodic payments, including interest and dividends, to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, certain payments to such CLO may be subject to the 30% withholding tax, which could reduce the amount available to distribute to equity and junior debt holders in such CLO, and therefore materially and adversely affect the fair value of the CLO’s securities and our operating results and cash flows.

Increased competition in the market or a decrease in new CLO issuances may result in increased price volatility or a shortage of investment opportunities.

In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established to pursue investments in CLO securities whereas the size of this market is relatively limited. While we cannot determine the precise effect of such competition, such increase may result in greater competition for investment opportunities, which may result in an increase in the price of such investments relative to the risk taken on by holders of such investments. Such competition may also result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.

In addition, the volume of new CLO issuances and CLO refinancings varies over time as a result of a variety of factors including new regulations, changes in interest rates, and other market forces. As a result of increased competition and uncertainty regarding the volume of new CLO issuances and CLO refinancings, we can offer no assurances that we will deploy all of our capital in a timely manner or at all. Prospective investors should understand that we may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staffs, than may be available to us.

We and our investments are subject to interest rate risk.

Since we may incur leverage (including through issuance of preferred shares and/or debt securities) to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds.

Because of inflationary pressure, the U.S. government has recently increased interest rates. In a rising interest rate environment, any additional leverage that we incur may bear a higher interest rate than our current leverage. There may not, however, be a corresponding increase in our investment income. Any reduction in the level of rate of return on new investments relative to the rate of return on our current investments, and any reduction in the rate of return on our current investments, could adversely impact our net investment income, reducing our ability to service the interest obligations on, and to repay the principal of, our indebtedness, as well as our capacity to pay distributions to our Shareholders. See “— Benchmark Floor Risk.”

The fair value of certain of our investments may be significantly affected by changes in interest rates. Although senior secured loans are generally floating rate instruments, our investments in senior secured loans through investments in junior equity and debt tranches of CLOs are sensitive to interest rate levels and volatility. For example, because CLO debt securities are floating rate securities, a reduction in interest rates would generally result in a reduction in the coupon payment and cash flow we receive on our CLO debt investments. Further, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect our cash flow, fair value of our assets and operating results. In the event that our interest expense were to increase relative to income, or sufficient financing became unavailable, our return on investments and cash available for distribution to Shareholders or to make other payments on our securities would be reduced. In addition, future investments in different types of instruments may carry a greater exposure to interest rate risk.

Benchmark Floor Risk. Because CLOs generally issue debt on a floating rate basis, an increase in the relevant Benchmark will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have Benchmark floors such that, when the relevant Benchmark is below the stated Benchmark floor, the stated Benchmark floor (rather than the Benchmark itself) is used to determine the interest payable under the loans. Therefore, if the relevant Benchmark increases but stays below the average Benchmark floor rate of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs. The combination of increased financing costs without a corresponding increase in investment income in such a scenario could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.

Transition from LIBOR Risk. Although The London Interbank Offered Rate (“LIBOR”) is no longer published as of June 30, 2023, certain CLO securities in which we invest may continue to earn interest at (or, from the perspective of the Fund as CLO equity investor, obtain financing at) a floating rate based on LIBOR. LIBOR and other inter-bank lending rates and indices (together with LIBOR, the “IBORs”) are the subject of ongoing national and international regulatory reform. Most, but not all, LIBOR settings are now transitioned to alternative near risk-free rates (“RFRs”).

It is expected that many new financing arrangements entered into by the Fund will therefore likely reference an RFR as the applicable interest rate. The RFRs are conceptually and operationally different from LIBOR. For example, overnight rate RFRs may only be determinable on a ‘backward’ looking basis and therefore are only known at the end of an interest period, whereas LIBOR is a ‘forward’ looking rate. Moreover, certain RFRs (such as Secured Overnight Financing Rate or “SOFR” for U.S. dollar debt) are not well established in the market, and all RFRs remain novel in comparison to LIBOR. There consequently remains some uncertainty as to what the economic, accounting, commercial, tax and legal implications of the use of RFRs will be and how they will perform over significant time periods, particularly as market participants are still becoming accustomed to the use of such benchmarks. As a result, it is possible that the use of RFRs may have an adverse effect on the Fund and therefore investors. For example, the efficacy of new financing arrangements entered into by the Fund may be less than expected or desired, which could reduce the returns available to investors.

Additionally, there may be difficulties with transitioning an existing financing arrangement from LIBOR to the applicable RFR. Such difficulties could adversely impact the Fund and therefore investors. For example, there may be delays or failures in meeting the conditions to amend such a financing arrangement and there may be mismatches if the reference rate cannot be remediated or if a hedge related to such financing arrangement and the financing arrangement itself cannot be transitioned to the same RFR at the same time. The potential impact of wider conceptual and operational differences between LIBOR and RFRs would also likely apply to remediation of these contracts in due course. In addition, higher borrowing costs may apply to the Fund’s financing arrangements.

Therefore, prospective investors should be aware that the Fund is likely to bear additional costs and expenses in relation to LIBOR discontinuation and the use of RFRs. Given the relative novelty of the use of RFRs in financial markets (as discussed in further detail above), the exact impact of the use of the RFRs remains to be seen. If the Fund does enter into a LIBOR-linked financing arrangement, there may be further costs or other adverse effects incurred by the Fund in relation to remediation of these to RFRs in due course.

Interest Rate Environment. The senior secured loans underlying the CLOs in which we invest typically have floating interest rates. A rising interest rate environment may increase loan defaults, resulting in losses for the CLOs in which we invest. In addition, increasing interest rates may lead to higher prepayment rates, as corporate borrowers look to avoid escalating interest payments or refinance floating rate loans. See “— Risks Related to Our Investments — Our investments are subject to prepayment risk.” Further, a general rise in interest rates will increase the financing costs of the CLOs. However, since many of the senior secured loans within these CLOs have Benchmark floors, if the Benchmark is below the applicable Benchmark floor, there may not be corresponding increases in investment income which could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.

For detailed discussions of the risks associated with a rising interest rate environment, see “— Risks Related to Our Investments — We and our investments are subject to interest rate risk” and “— Risks Related to Our Investments — We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.”

Our investments are subject to credit risk.

If (1) a CLO in which we invest, (2) an underlying asset of any such CLO or (3) any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status either or both our income and NAV may be adversely impacted. Non-payment would result in a reduction of our income, a reduction in the value of the applicable CLO security or other credit investment experiencing non-payment and, potentially, a decrease in our NAV. With respect to our investments in CLO securities and credit investments that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of non-payment of scheduled dividend, interest or principal or that such collateral could be readily liquidated. In the event of bankruptcy of an issuer, we could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a CLO security or credit investment. To the extent that the credit rating assigned to a security in our portfolio is downgraded, the market price and liquidity of such security may be adversely affected. In addition, if a CLO in which we invest triggers an event of default as a result of failing to make payments when due or for other reasons, the CLO would be subject to the possibility of liquidation, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances. Heightened inflationary pressures could increase the risk of default by the Fund’s underlying obligors.

Our investments are subject to prepayment risk.

The assets underlying the CLO securities are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments are subject to prepayment risk. If the Fund or a CLO collateral manager is unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, the Fund’s investment performance will be adversely impacted.

Although the Adviser’s valuations and projections take into account certain expected levels of prepayments, the collateral of a CLO may be prepaid more quickly than expected. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond our control and consequently cannot be accurately predicted. Early prepayments give rise to increased reinvestment risk, as a CLO collateral manager might realize excess cash from prepayments earlier than expected. If a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce our net income and the fair value of that asset.

In addition, in most CLO transactions, CLO debt investors, such as us, are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause such CLO’s outstanding CLO debt securities to be repaid at par. Such prepayments of CLO debt securities held by us also give rise to reinvestment risk if we are unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid.

We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.

The use of leverage, whether directly or indirectly through investments such as CLO equity or junior debt securities that inherently involve leverage, may magnify our risk of loss. CLO equity or junior debt securities are very highly leveraged (with CLO equity securities typically being leveraged ten times), and therefore the CLO securities in which we invest are subject to a higher degree of loss since the use of leverage magnifies losses.

We may incur leverage, directly or indirectly, through one or more special purpose vehicles (“SPVs”) (entities primarily engaged in investment activities in securities or other assets that are wholly owned by the Fund), indebtedness for borrowed money, as well as leverage in the form of Derivative Transactions, preferred shares, debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and the Board deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the CLO structures in which we invest or in derivative instruments in which we may invest. Accordingly, there is a layering of leverage in our overall structure. If the Fund elects to incur leverage through an SPV, any such vehicle will comply with all applicable statutory and regulatory requirements regarding affiliated transactions and custody under the 1940 Act. Additionally, the Fund will comply with all applicable 1940 Act provisions governing capital structure, leverage and investment policies on an aggregate basis with any potential use of an SPV. To the extent the Fund forms an SPV in the future, the Fund intends that the custodian of the SPV would be the Fund’s custodian.

The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. For instance, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could also negatively affect our ability to make distributions and other payments to our security holders. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if our investments were not leveraged. Currently, the Fund does not intend to create or acquire primary control of any entity that primarily engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

As a registered closed-end management investment company, we are required to meet certain asset coverage requirements, as defined under the 1940 Act, with respect to any senior securities. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings, including any notes), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stock (i.e., our preferred shares), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares. If legislation were passed that modifies this section of the 1940 Act and increases the amount of senior securities that we may incur, we may increase our leverage to the extent then permitted by the 1940 Act and the risks associated with an investment in us may increase.

If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred shares, and could be required by law to sell a portion of our investments to repay some debt or redeem preferred shares when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC. The amount of leverage that we employ will depend on the Adviser’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our ability to be subject to tax as a RIC under Subchapter M of the Code.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of the Fund’s leverage due to senior securities on corresponding share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. Your actual returns may be greater or less than those appearing below. The table further assumes that we incur leverage representing 25% of our total assets and a projected annual rate of interest on the borrowings of 8%.

Assumed Return on Portfolio (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding Share Total Return	(16.00)%	(9.33)%	(2.67)%	4.00%	10.67%

Our investments may be highly subordinated and subject to leveraged securities risk.

Our portfolio includes equity and junior debt investments in CLOs, which involve a number of significant risks. CLO equity and junior debt securities are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the face amount of the CLO debt and CLO equity of a CLO at inception exceed its total assets. The Fund will typically be in a subordinated or first loss position with respect to realized losses on the underlying assets held by the CLOs in which we are invested.

We and our investments are subject to risks associated with investing in risky and unrated, or “junk,” securities.

The CLO equity and junior debt securities in which we invest are typically rated below investment grade, or in the case of CLO equity securities unrated, and are therefore considered “higher yield” or “junk” securities and are considered speculative with respect to timely payment of interest and repayment of principal. The senior secured loans and other credit-related assets underlying CLOs are also typically higher yield investments. Investing in CLO equity and junior debt securities and other high yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact the Fund’s performance.

We invest primarily in securities that are rated below investment grade or, in the case of CLO equity securities, are not rated by a nationally recognized statistical rating organization. The primary assets underlying our CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans, risky bonds, emerging market loans or bonds and structured finance securities with underlying exposure to CBO and CDO tranches, residential mortgage-backed securities, commercial mortgage-backed securities, trust preferred securities and other types of securitizations. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, we may obtain direct exposure to such financial assets/instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as “high yield” or “junk.” Junk debt securities have greater credit and liquidity risk than investment grade obligations. Junk debt securities are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of junk debt securities and below investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer thereof to make payments of principal or interest.

Risks of junk debt securities may include:

(1)	limited liquidity and secondary market support;

(2)	substantial marketplace volatility resulting from changes in prevailing interest rates;

(3)	subordination to the prior claims of banks and other senior lenders;

(4)

the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the CLO issuer to reinvest premature redemption proceeds in lower-yielding debt obligations;

(5)	the possibility that earnings of the junk debt security issuer may be insufficient to meet its debt service;

(6)	the declining creditworthiness and potential for insolvency of the issuer of such junk debt securities during periods of rising interest rates and/or economic downturn; and

(7)	greater susceptibility to losses and real or perceived adverse economic and competitive industry conditions than higher grade securities.

An economic downturn or an increase in interest rates could severely disrupt the market for high-yield debt securities and adversely affect the value of outstanding junk debt securities and the ability of the issuers thereof to repay principal and interest.

Issuers of junk debt securities may be highly leveraged and may not have available to them more traditional methods of financing. The risk associated with acquiring (directly or indirectly) the securities of such issuers generally is greater than is the case with highly rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of junk debt securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, timely service of debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of junk debt securities because such securities may be unsecured and may be subordinated to obligations owed to other creditors of the issuer of such securities. In addition, the CLO issuer may incur additional expenses to the extent it (or any investment manager) is required to seek recovery upon a default on a high yield bond (or any other debt obligation) or participate in the restructuring of such obligation.

A portion of the loans held by CLOs in which we invest may consist of second lien loans. Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor, and thus, the ability of the CLO issuer to exercise remedies after a second lien loan becomes a defaulted obligation is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the CLO issuer may be prevented from foreclosing on the collateral securing a second lien loan until the related first lien loan is paid in full. Moreover, any amounts that might be realized as a result of collection efforts or in connection with a bankruptcy or insolvency proceeding involving a second lien loan must generally be turned over to the first lien secured lender until the first lien secured lender has realized the full value of its own claims. In addition, certain of the second lien loans contain provisions requiring the CLO issuer’s interest in the collateral to be released in certain circumstances. These lien and payment obligation subordination provisions may materially and adversely affect the ability of the CLO issuer to realize value from second lien loans and adversely affect the fair value of and income from our investment in the CLO’s securities.

We are subject to risks associated with loan assignments and participations.

We, or the CLOs in which we invest, may acquire interests in loans either directly (by way of assignment, or “Assignments”) or indirectly (by way of participation, or “Participations”). The purchaser by an Assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the debt obligation. In contrast, Participations acquired by us or the CLOs in which we invest in a portion of a debt obligation held by a selling institution, or the “Selling Institution,” typically result in a contractual relationship only with such Selling Institution, not with the obligor. We or the CLOs in which we invest would have the right to receive payments of principal, interest and any fees to which we (or the CLOs in which we invest) are entitled under the Participation only from the Selling Institution and only upon receipt by the Selling Institution of such payments from the obligor. In purchasing a Participation, we or the CLOs in which we invest generally will have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such debt obligation, nor any rights of setoff against the obligor, and we or the CLOs in which we invest may not directly benefit from the collateral supporting the debt obligation in which it has purchased the Participation. As a result, we or the CLOs in which we invest would assume the credit risk of both the obligor and the Selling Institution. In the event of the insolvency of the Selling Institution, we or the CLOs in which we invest will be treated as a general creditor of the Selling Institution in respect of the Participation and may not benefit from any setoff between the Selling Institution and the obligor.

The holder of a Participation in a debt obligation may not have the right to vote to waive enforcement of any default by an obligor. Selling Institutions commonly reserve the right to administer the debt obligations sold by them as they see fit and to amend the documentation evidencing such debt obligations in all respects. However, most participation agreements with respect to senior secured loans provide that the Selling Institution may not vote in favor of any amendment, modification or waiver that (1) forgives principal, interest or fees, (2) reduces principal, interest or fees that are payable, (3) postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or (4) releases any material guarantee or security without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver).

A Selling Institution voting in connection with a potential waiver of a default by an obligor may have interests different from ours, and the Selling Institution might not consider our interests in connection with its vote. In addition, many participation agreements with respect to senior secured loans that provide voting rights to the participant further provide that, if the participant does not vote in favor of amendments, modifications or waivers, the Selling Institution may repurchase such Participation at par.

The lack of liquidity in our investments may adversely affect our business.

Generally, there is no public market for the CLO investments we target. As such, we may not be able to sell such investments quickly, or at all. If we are able to sell such investments, the prices we receive may not reflect the Adviser’s assessment of their fair value or the amount paid for such investments by us.

Prices of risky investments have at times experienced significant and rapid decline when a substantial number of holders (or a few holders of a significantly large “block” of the securities) decided to sell. In addition, we (or the CLOs in which we invest) may have difficulty disposing of certain risky investments because there may be a thin trading market for such securities. To the extent that a secondary trading market for non-investment grade risky investments does exist, it would not be as liquid as the secondary market for highly rated investments. Reduced secondary market liquidity would have an adverse impact on the fair value of the securities and on our direct or indirect ability to dispose of particular securities in response to a specific economic event such as deterioration in the creditworthiness of the issuer of such securities.

As secondary market trading volumes increase, new loans frequently contain standardized documentation to facilitate loan trading that may improve market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue. Because holders of such loans are offered confidential information relating to the borrower, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not purchased or sold as easily as publicly traded securities are purchased or sold. Although a secondary market may exist, risks similar to those described above in connection with an investment in risky debt investments are also applicable to investments in lower rated loans.

The securities issued by CLOs generally offer less liquidity than other investment grade or risky corporate debt, and are subject to certain transfer restrictions that impose certain financial and other eligibility requirements on prospective transferees. Other investments that we may purchase in privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer. As a result of this illiquidity, our ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent us from making sales to mitigate losses on such investments. In addition, CLOs are subject to the possibility of liquidation upon an event of default, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances.

We may be exposed to counterparty risk.

We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on the obligations represented by investments and result in significant losses.

We may hold investments that would expose us to the credit risk of our counterparties or the counterparties of the CLOs in which it invests. In the event of a bankruptcy or insolvency of such a counterparty, we or a CLO in which such an investment is held could suffer significant losses, including the loss of that part of our or the CLO’s portfolio financed through such a transaction, declines in the value of our investment, including declines that may occur during an applicable stay period, the inability to realize any gains on our investment during such period and fees and expenses incurred in enforcing our rights.

In addition, with respect to certain swaps, neither a CLO nor we usually has a contractual relationship with the entities, referred to as “Reference Entities” whose payment obligations are the subject of the relevant swap agreement or security. Therefore, neither the CLOs nor we generally have a right to directly enforce compliance by the Reference Entity with the terms of this kind of underlying obligation, any rights of set-off against the Reference Entity or any voting rights with respect to the underlying obligation. Neither the CLOs nor we will directly benefit from the collateral supporting the underlying obligation and will not have the benefit of the remedies that would normally be available to a holder of such underlying obligation.

We are subject to risks associated with defaults on an underlying asset held by a CLO.

Fund will be subject to risks associated with defaults on an underlying asset held by a CLO. A default and any resulting loss as well as other losses on an underlying asset held by a CLO may reduce the fair value of our corresponding CLO investment. A wide range of factors could adversely affect the ability of the borrower of an underlying asset to make interest or other payments on that asset. To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which we invest, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral, whether due to bankruptcy or otherwise. Any defaults and losses in excess of expected default rates and loss model inputs will have a negative impact on the fair value of our investments, will reduce the cash flows that the Fund receives from its investments, adversely affect the fair value of the Fund’s assets and could adversely impact the Fund’s ability to pay dividends. Furthermore, the holders of the junior equity and debt tranches typically have limited rights with respect to decisions made with respect to collateral following an event of default on a CLO. In some cases, the senior most class of notes can elect to liquidate the collateral even if the expected proceeds are not expected to be able to pay in full all classes of notes. The Fund could experience a complete loss of its investment in such a scenario.

In addition, the collateral of CLOs may require substantial workout negotiations or restructuring in the event of a default or liquidation. Any such workout or restructuring is likely to lead to a substantial reduction in the interest rate of such asset and/or a substantial write-down or write-off of all or a portion the principal of such asset. Any such reduction in interest rates or principal will negatively affect the fair value of our portfolio.

We are subject to risks associated with loan accumulation facilities.

We may invest capital in LAFs, which are short- to medium-term facilities often provided by the bank that will serve as placement agent or arranger on a CLO transaction and which acquire loans on an interim basis which are expected to form part of the portfolio of a future CLO. Investments in LAFs have risks similar to those applicable to investments in CLOs. Leverage is typically utilized in such a facility and as such the potential risk of loss will be increased for such facilities employing leverage. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, the Fund may be responsible for either holding or disposing of the loans. This could expose the Fund primarily to credit and/or mark-to-market losses, and other risks.

Furthermore, we likely will have no consent rights in respect of the loans to be acquired in such a facility and in the event we do have any consent rights, they will be limited. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, we may be responsible for either holding or disposing of the loans. This could expose us primarily to credit and/or mark-to-market losses, and other risks. LAFs typically incur leverage from four to six times prior to a CLO’s closing and as such the potential risk of loss will be increased for such facilities that employ leverage.

We are subject to risks associated with the bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO in which we invest.

In the event of a bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO or other vehicle in which we invest, a court or other governmental entity may determine that our claims or those of the relevant CLO are not valid or not entitled to the treatment we expected when making our initial investment decision.

Various laws enacted for the protection of debtors may apply to the underlying assets in our investment portfolio. The information in this and the following paragraph represents a brief summary of certain points only, is not intended to be an extensive summary of the relevant issues and is applicable with respect to U.S. issuers and borrowers only. The following is not intended to be a summary of all relevant risks. Similar avoidance provisions to those described below are sometimes available with respect to non-U.S. issuers or borrowers, and there is no assurance that this will be the case which may result in a much greater risk of partial or total loss of value in that underlying asset.

If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer or borrower of underlying assets, such as a trustee in bankruptcy, were to find that such issuer or borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such underlying assets and, after giving effect to such indebtedness, the issuer or borrower (1) was insolvent; (2) was engaged in a business for which the remaining assets of such issuer or borrower constituted unreasonably small capital; or (3) intended to incur, or believed that it would incur, debts beyond our ability to pay such debts as they mature, such court could decide to invalidate, in whole or in part, the indebtedness constituting the underlying assets as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of the issuer or borrower or to recover amounts previously paid by the issuer or borrower in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer or borrower of underlying assets, payments made on such underlying assets could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. Federal bankruptcy law or even longer under state laws) before insolvency.

Our underlying assets may be subject to various laws for the protection of debtors in other jurisdictions, including the jurisdiction of incorporation of the issuer or borrower of such underlying assets and, if different, the jurisdiction from which it conducts business and in which it holds assets, any of which may adversely affect such issuer’s or borrower’s ability to make, or a creditor’s ability to enforce, payment in full, on a timely basis or at all. These insolvency considerations will differ depending on the jurisdiction in which an issuer or borrower or the related underlying assets are located and may differ depending on the legal status of the issuer or borrower.

We are subject to risks associated with any hedging or Derivative Transactions in which we participate.

We may in the future purchase and sell a variety of derivative instruments. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit, currency and/or other risks or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. Derivative Transactions may be volatile and involve various risks different from, and in certain cases, greater than the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, illiquidity, leverage, volatility and over-the-counter, or “OTC,” trading, operational and legal risks. A small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of Derivative Transactions we could lose the entire amount of our investment. In other types of Derivative Transactions, the potential loss is theoretically unlimited.

The following is a more detailed discussion of primary risk considerations related to the use of Derivative Transactions that investors should understand before investing in our securities.

Counterparty risk. Counterparty risk is the risk that a counterparty in a Derivative Transaction will be unable to honor its financial obligation to us, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If our counterparty to a Derivative Transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt, we may experience significant delays in obtaining recovery (if at all) under the derivative contract in bankruptcy or other reorganization proceeding; if our claim is unsecured, we will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. We may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to us.

Correlation risk. When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent us from achieving the intended hedging effect or expose us to the risk of loss. The imperfect correlation between the value of a derivative and our underlying assets may result in losses on the Derivative Transaction that are greater than the gain in the value of the underlying assets in our portfolio.

The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. These factors may have a significant negative effect on the fair value of our assets and the market value of our securities.

Liquidity risk. Derivative Transactions, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets we would not be able to close out a position without incurring a loss. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. As a result, we may need to liquidate other investments to meet margin and settlement payment obligations.

Leverage risk. Trading in Derivative Transactions can result in significant leverage and risk of loss. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses we experience and could cause our NAV to be subject to wider fluctuations than would be the case if we did not use the leverage feature in derivative instruments.

Volatility risk. The prices of many derivative instruments, including many options and swaps, are highly volatile. Price movements of options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of options and swap agreements also depends upon the price of the securities or currencies underlying them.

OTC trading. Derivative Transactions that may be purchased or sold may include instruments not traded on an organized market. The risk of non-performance by the counterparty to such Derivative Transaction may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. In addition, significant disparities may exist between “bid” and “ask” prices for certain derivative instruments that are not traded on an exchange. Such instruments are often valued subjectively and may result in mispricings or improper valuations. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value, or both. In contrast, cleared derivative transactions benefit from daily mark-to-market pricing and settlement, and segregation and minimum capital requirements applicable to intermediaries. Derivatives are also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, system failures, inadequate controls, and human errors. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. Transactions entered into directly between two counterparties generally do not benefit from such protections; however, certain uncleared derivative transactions are subject to minimum margin requirements which may require us and our counterparties to exchange collateral based on daily marked-to-market pricing. OTC trading generally exposes us to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing us to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties.

We may be subject to risks associated with investments in ETFs.

We may invest in securities of ETFs and may otherwise invest indirectly in securities consistent with our investment objectives, including through a joint venture vehicle in which the Fund shares equal control of the vehicle with another party, subject to statutory limitations prescribed by the 1940 Act. These limitations include in certain circumstances a prohibition on us acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of our total assets in securities of any one investment company or more than 10% of our total assets in securities of all investment companies. Subject to applicable law and/or pursuant to an exemptive order obtained from the SEC or under an exemptive rule adopted by the SEC, we may invest in certain other investment companies (including ETFs and money market funds) and business development companies beyond these statutory limits or otherwise provided that certain conditions are met. We will indirectly bear our proportionate share of any management fees and other expenses paid by such other investment companies, in addition to the fees and expenses that we regularly bear. We may only invest in other investment companies to the extent that the asset class exposure in such investment companies is consistent with the permissible asset class exposure for us had we invested directly in securities, and the portfolios of such investment companies are subject to similar risks as we are.

Investors will bear indirectly the fees and expenses of the CLO equity securities in which we invest.

Investors will bear indirectly the fees and expenses (including management fees and other operating expenses) of the CLO equity securities in which we invest. CLO collateral manager fees are charged on the total assets of a CLO but are assumed to be paid from the residual cash flows after interest payments to the CLO senior debt tranches. Therefore, these CLO collateral manager fees (which generally range from 0.30% to 0.50% of a CLO’s total assets) are effectively much higher when allocated only to the CLO equity tranche. The calculation does not include any other operating expense ratios of the CLOs, as these amounts are not routinely reported to Shareholders on a basis consistent with this methodology; however, it is estimated that additional operating expenses of 0.30% to 0.70% could be incurred. In addition, CLO collateral managers may earn fees based on a percentage of the CLO’s equity cash flows after the CLO equity has earned a cash-on-cash return of its capital and achieved a specified “hurdle” rate.

We and our investments are subject to reinvestment risk.

As part of the ordinary management of its portfolio, a CLO will typically generate cash from asset repayments and sales and reinvest those proceeds in substitute assets, subject to compliance with its investment tests and certain other conditions. The earnings with respect to such substitute assets will depend on the quality of reinvestment opportunities available at the time. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or need to satisfy the CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow that the CLO collateral manager is able to achieve. The investment tests may incentivize a CLO collateral manager to cause the CLO to buy riskier assets than it otherwise would, which could result in additional losses. These factors could reduce our return on investment and may have a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. In addition, in most CLO transactions, CLO debt investors are subject to the risk that the holders of a majority of the equity tranche, who can direct a call or refinancing of a CLO, causing such CLO’s outstanding CLO debt securities to be repaid at par earlier than expected. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

We and our investments are subject to risks associated with non-U.S. investing.

While we invest primarily in CLOs that hold underlying U.S. assets, these CLOs may be organized outside the United States. We may also invest in CLOs that hold collateral that are non-U.S. assets or otherwise invest in securities of non-U.S. issuers to the extent consistent with our investment strategies and objectives.

Investing in foreign entities may expose us to additional risks not typically associated with investing in U.S. issuers. These risks include changes in exchange control regulations, political and social instability, restrictions on the types or amounts of investment, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, currency fluctuations and greater price volatility. Further, we, and the CLOs in which we invest, may have difficulty enforcing creditor’s rights in foreign jurisdictions.

In addition, international trade tensions may arise from time to time which could result in trade tariffs, embargoes or other restrictions or limitations on trade. The imposition of any actions on trade could trigger a significant reduction in international trade, supply chain disruptions, an oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies or industries, which could have a negative impact on the value of the CLO securities that we hold.

Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in periods when our assets are uninvested. Our inability to make intended investments due to settlement problems or the risk of intermediary counterparty failures could cause it to miss investment opportunities. The inability to dispose of an investment due to settlement problems could result either in losses to the funds due to subsequent declines in the value of such investment or, if we have entered into a contract to sell the security, could result in possible liability to the purchaser. Transaction costs of buying and selling foreign securities also are generally higher than those involved in domestic transactions. Furthermore, foreign financial markets have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.

The economies of individual non-U.S. countries may also differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, volatility of currency exchange rates, depreciation, capital reinvestment, resources self-sufficiency and balance of payments position.

A portion of our investments may be denominated in foreign currencies.

A portion of the Fund’s investments (and the income and gains received by the Fund in respect of such investments) may be denominated in currencies other than the U.S. dollar. However, the books of the Fund will be maintained, and contributions to and distributions from the Fund will generally be made, in U.S. dollars. Accordingly, changes in foreign currency exchange rates and exchange controls may materially adversely affect the value of the investments and the other assets of the Fund.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.

As a registered closed-end management investment company, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by the Adviser. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of an issuer’s inability to meet its repayment obligations to us with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution or to make payments on our other obligations in future periods.

If our distributions exceed our taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital.

If our distributions exceed our taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to our Shareholders. A return of capital distribution will generally not be taxable to our Shareholders. However, a return of capital distribution will reduce a Shareholder’s cost basis in our common shares on which the distribution was received, thereby potentially resulting in a higher reported capital gain or lower reported capital loss when those common shares are sold or otherwise disposed of.

A portion of our income and fees may not be qualifying income for purposes of the income source requirement.

Some of the income and fees that we may recognize will not be qualifying income for purposes of the income source requirement applicable to RICs. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such requirement, we may need to recognize such income and fees indirectly through one or more entities classified as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Risks Relating to an Investment in Our Securities

Common shares of closed-end management investment companies frequently trade at discounts to their respective NAVs, and we cannot assure you that the market price of our common shares will not decline below our NAV per common share.

Common shares of closed-end management investment companies frequently trade at discounts to their respective NAVs and our common shares may also be discounted in the market. This characteristic of closed-end management investment companies is separate and distinct from the risk that our NAV per common share may decline. We cannot predict whether our common shares will trade above, at or below our NAV per common share. The risk of loss associated with this characteristic of closed-end management investment companies may be greater for investors expecting to sell common shares purchased in an offering soon after such offering. In addition, if our common shares trades below our NAV per common share, we will generally not be able to sell additional common shares to the public at market price except (1) in connection with a rights offering to our existing Shareholders, (2) with the consent of the majority of the holders of our common shares, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.

The price of our common shares may be volatile and may decrease substantially.

The trading price of our common shares may fluctuate substantially. The price of our common shares that will prevail in the market may be higher or lower than the price you paid to purchase our common shares, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	investor demand for our common shares;

•

significant volatility in the market price and trading volume of securities of registered closed-end management investment companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines with respect to RICs or registered closed-end management investment companies;

•	failure to qualify as a RIC, or the loss of RIC status;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	changes, or perceived changes, in the value of our portfolio investments;

•	departures of any members of the Senior Investment Team;

•	operating performance of companies comparable to us; or

•	general economic conditions and trends and other external factors.

We and the Adviser could be the target of litigation.

We or the Adviser could become the target of securities class action litigation or other similar claims if our common share price fluctuates significantly or for other reasons. The outcome of any such proceedings could materially adversely affect our business, financial condition, and/or operating results and could continue without resolution for long periods of time. Any litigation or other similar claims could consume substantial amounts of our management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on our financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, we could incur expenses associated with defending ourselves against litigation and other similar claims, and these expenses could be material to our earnings in future periods.

Sales in the public market of substantial amounts of our common shares may have an adverse effect on the market price of our common shares.

Sales of substantial amounts of our common shares or the availability of such common shares for sale, whether or not actually sold, could adversely affect the prevailing market price of our common shares. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so. For a discussion of the adverse effect that the concentration of beneficial ownership may have on the market price of our common shares, see “— Risks Related to Our Business and Structure — Significant Shareholders may control the outcome of matters submitted to our Shareholders or adversely impact the market price of our securities.”

Our Shareholders will experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.

All distributions declared in cash payable to Shareholders that are participants in our dividend reinvestment plan are automatically reinvested in our common shares. As a result, our Shareholders that do not participate in our dividend reinvestment plan will experience dilution in their ownership percentage of our common shares over time.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering.

In the event we issue subscription rights to purchase our common shares to existing Shareholders, Shareholders who do not fully exercise their rights should expect that they will, at the completion of the offer, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in common share ownership because we do not know at this time what proportion of the common shares will be purchased as a result of the offer.

In addition, if the subscription price is less than our net asset value per common share, then our Shareholders would experience an immediate dilution of the aggregate net asset value of their common shares as a result of the offer. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per common share will be on the expiration date of the rights offering or what proportion of the common shares will be purchased as a result of the offer. Such dilution could be substantial.

The impact of tax law changes on us, our securityholders and our investments is uncertain.

Changes in tax laws, regulations or administrative interpretations thereof could adversely affect us, our securityholders and the entities in which we invest. You are urged to consult with your tax advisor with respect to the impact of any such legislation or other regulatory or administrative developments and proposals and their potential effect on your investment in us.

Future issuances of preferred shares or debt securities may cause the NAV and market value of our common shares to be more volatile.

Any future issuances of preferred shares or debt securities or other indebtedness, may cause the NAV and market value of our common shares to become more volatile. If the dividend rate on the preferred shares or interest rate payable on our indebtedness were to approach the net rate of return on our investment portfolio, the benefit of leverage to the common Shareholders would be reduced. If the dividend rate on the preferred shares or interest rate payable on our indebtedness were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the common Shareholders than if we had not issued preferred shares or incurred any indebtedness. Any decline in the NAV of our investments would be borne entirely by the common Shareholders. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the common Shareholders than if we were not leveraged through the issuance of preferred shares and debt securities. This greater NAV decrease would also tend to cause a greater decline in the market price for our common shares. We might be in danger of failing to maintain the required asset coverage of the preferred shares or indebtedness or of losing our ratings, if any, on the preferred shares or indebtedness or, in an extreme case, our current investment income might not be sufficient to meet the dividend requirements on the preferred shares or interest payments on our indebtedness. In order to counteract such an event, we might need to liquidate investments in order to fund a redemption of some or all of the preferred shares or debt. In addition, we would pay (and the common Shareholders would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares or indebtedness, including higher advisory fees if our total return exceeds the dividend rate on the preferred shares.

Increases in market yields would result in a decline in the price of any future issuances of preferred shares or debt securities.

The prices of fixed income investments vary inversely with changes in market yields. If the market yields on securities comparable to any future issuance by the Fund of preferred shares or debt securities increase, it would result in a decline in the secondary market price of the Fund’s preferred shares or debt securities.

Future issuances of debt securities may be unsecured and therefore effectively subordinated to any secured indebtedness we may incur in the future.

Future issuances of debt securities may not secured by any of our assets or any of the assets of our subsidiaries. As a result, those debt securities will be subordinated to any secured indebtedness we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of our debt securities.

An active trading market for future issuances of debt securities may not exist, which could adversely affect the market price of those debt securities or a holder’s ability to sell them.

Future debt securities may be listed on the NYSE. However, we cannot provide any assurances that an active trading market for those debt securities will exist in the future or that you will be able to sell our debt securities. Even if an active trading market does exist, our debt securities may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. To the extent an active trading market does not exist, the liquidity and trading price for our debt securities may be harmed. Accordingly, holders may be required to bear the financial risk of an investment in our debt securities for an indefinite period of time.

A downgrade, suspension or withdrawal of any future credit rating assigned by a rating agency to us or any future issuances of preferred shares or debt securities, if any, or change in the debt markets could cause the liquidity or market value of our preferred shares or debt securities to decline significantly.

Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of any issuances of preferred shares or debt securities. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of our preferred shares and debt securities. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligations to obtain or maintain any credit ratings or to advise holders of our preferred shares or debt securities of any changes in any credit ratings. There can be no assurance that any credit ratings will be assigned to us or remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if, in their judgment, future circumstances relating to the basis of the credit rating, such as adverse changes in the Fund, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of our preferred shares and debt securities.

The indenture that will govern our debt securities will contain limited protection for holders of our debt securities.

The indenture that will govern future issuances of our debt securities will offer limited protection to holders of our debt securities. The terms of the indenture do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in our debt securities. In particular, the terms of the indenture do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to our debt securities, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to our debt securities to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore would rank structurally senior to our debt securities and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to our debt securities with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act or any successor provisions;

•

pay distributions or dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to our debt securities, other than a distribution, dividend or purchase that would cause a violation of Section 18(a)(1)(B) of the 1940 Act or any successor provisions;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture do not protect holders of our debt securities in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity, except as required under the 1940 Act.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of our debt securities may have important consequences for you as a holder of our debt securities, including making it more difficult for us to satisfy our obligations with respect to our debt securities or negatively affecting the trading value of our debt securities.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and our debt securities, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of our debt securities.

Any optional redemption provision may materially adversely affect the return on our debt securities.

Our debt securities may be redeemable in whole or in part at any time or from time to time at our sole option as set forth in the applicable indenture or otherwise. We may choose to redeem any of our debt securities at times when prevailing interest rates are lower than the interest rate paid on the applicable debt securities. In this circumstance, holders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the debt securities being redeemed.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on our debt securities.

Any future indebtedness or under other indebtedness to which we may be a party that is not waived by the required lenders or holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on our debt securities and substantially decrease the market value of our debt securities. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing any future indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders of the debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders or holders of any debt that we may incur in the future to avoid being in default. If we breach our covenants under our debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders of the debt. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because any future debt will likely have customary cross-default provisions, if the indebtedness thereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of Our Debt Securities”

FATCA withholding may apply to payments to certain foreign entities.

Payments made under our securities to a foreign financial institution, or “FFI,” or non-financial foreign entity, or “NFFE” (including such an institution or entity acting as an intermediary), may be subject to a U.S. withholding tax of 30% under FATCA. This withholding tax may apply to certain payments of interest on our debt securities or dividends on our shares unless the FFI or NFFE complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. Depending upon the status of a holder and the status of an intermediary through which any of our debt securities or shares are held, the holder could be subject to this 30% withholding tax in respect of any interest paid on our debt securities or dividends on our shares. You should consult your own tax advisors regarding FATCA and how it may affect your investment in our securities.

Risks Relating to Our Business and Structure

The Adviser has not previously operated an exchange-listed fund with this investment strategy.

While the Adviser has managed private CLO equity funds, it has not previously operated an exchange-listed fund with this investment strategy and as a result there is no track record or history on which prospective investors can base their investment decision. We are subject to the business risks and uncertainties associated with implementation of a new investment strategy for an exchange-listed fund, including the risks associated with being a public reporting company, the risks that we will not achieve our investment objective, and the value of a Shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences of CGCIM’s investment team managing similar investment strategies for private and registered funds will increase the likelihood that CGCIM will be able to manage the Fund successfully, there can be no assurance that this will be the case.

Our investment portfolio is recorded at fair value in accordance with the 1940 Act. As a result, there will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser in accordance with written valuation policies and procedures, subject to oversight by the Board, in accordance with Rule 2a-5 under the 1940 Act. Typically, there is no public market for the type of investments we target. As a result, we value these securities at least quarterly based on relevant information compiled by the Adviser and third-party pricing services (when available), and with the oversight of the Board.

The determination of fair value and, consequently, the amount of unrealized gains and losses in our portfolio, are to a certain degree subjective and dependent on a valuation process approved and overseen by the Board. Certain factors that may be considered in determining the fair value of our investments include non-binding indicative bids and the number of trades (and the size and timing of each trade) in an investment. Valuation of certain investments is also based, in part, upon third party valuation models which take into account various market inputs. Investors should be aware that the models, information and/or underlying assumptions utilized by the Adviser or such models will not always correctly capture the fair value of an asset. Because such valuations, and particularly valuations of securities that are not publicly traded like those we hold, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The Adviser’s determinations of fair value may differ materially from the values that would have been used if an active public market for these securities existed. The Adviser’s determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we may ultimately realize on one or more of our investments. See “Determination of Net Asset Value.”

Our financial condition and results of operations depend on the Adviser’s ability to effectively manage and deploy capital.

Our ability to achieve our investment objectives depends on the Adviser’s ability to effectively manage and deploy capital, which depends, in turn, on the Adviser’s ability to identify, evaluate and monitor, and our ability to acquire, investments that meet our investment criteria.

Accomplishing our investment objectives on a cost-effective basis is largely a function of the Adviser’s handling of the investment process, its ability to provide competent, attentive and efficient services and our access to investments offering acceptable terms, either in the primary or secondary markets. Even if we are able to grow and build upon our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. The results of our operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described in this prospectus, it could adversely impact our ability to pay dividends or make distributions. In addition, because the trading methods employed by the Adviser on our behalf are proprietary, Shareholders will not be able to determine details of such methods or whether they are being followed.

We are reliant on CGCIM continuing to serve as the Adviser.

Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of the Adviser. The Adviser evaluates, negotiates, structures, executes, monitors and services the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of the Adviser and its senior management team. The departure of any members of the Adviser’s senior management team could have a material adverse effect on the Fund’s ability to achieve its investment objective.

The Fund’s ability to achieve its investment objective depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor companies that meet the Fund’s investment criteria. The Adviser’s capabilities in managing the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

In addition, the Investment Advisory Agreement has termination provisions that allow the parties to terminate the agreements without penalty. The Investment Advisory Agreement may be terminated at any time, without penalty, by the Adviser upon 60 days’ notice to the Fund. If the Investment Advisory Agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event the Investment Advisory Agreement is terminated, it may be difficult for the Fund to replace the Adviser. Furthermore, the termination of the Investment Advisory Agreement may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition.

We are reliant on key personnel at CGCIM.

The Adviser depends on the diligence, skill and network of business contacts of certain professionals. The Adviser also depends, to a significant extent, on access to other investment professionals and the information and deal flow generated by these investment professionals in the course of their investment and portfolio management activities. The Fund’s success depends on the continued service of such personnel. The investment professionals associated with the Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The departure of any of the senior managers of the Adviser, or of a significant number of the investment professionals or partners of the Adviser’s affiliates, could have a material adverse effect on the Fund’s ability to achieve its investment objective. Individuals not currently associated with the Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals. In addition, there is no assurance that the Adviser will remain the Fund’s investment adviser or that the Adviser will continue to have access to the investment professionals and partners of its affiliates and the information and deal flow generated by the investment professionals of its affiliates.

We expect to rely to on Carlyle’s existing relationships to a significant extent.

The Fund expects that Carlyle will depend on its existing relationships with private equity sponsors, investment banks and commercial banks, and the Fund expects to rely to a significant extent upon these relationships for purposes of potential investment opportunities. If Carlyle fails to maintain its existing relationships or develop new relationships with other sources or sponsors of investment opportunities, the Fund may not be able to expand its investment portfolio. In addition, individuals with whom Carlyle has relationships are not obligated to provide the Fund with investment opportunities and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

The highly competitive market in which we operate may limit our investment opportunities.

The market for CLO securities is more limited than the market for other credit related investments. We can offer no assurances that sufficient investment opportunities for our capital be available.

The Fund competes for investments with other closed-end funds and investment funds, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Many of the Fund’s competitors are substantially larger and may have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than it has. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than it is able to do. The Fund may lose investment opportunities if it does not match its competitors’ pricing. If the Fund is forced to match its competitors’ pricing, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Fund’s competitors could force it to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on it as a closed-end fund.

The risk of our investments may not be commensurate with the returns.

No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund.

The Adviser, senior management and employees have certain conflicts of interest.

The Adviser is an entity in which the Fund’s Interested Trustees, officers and members of the investment committee of the Adviser may have indirect ownership and economic interests. Certain of the Fund’s Trustees and officers and members of the investment committee of the Adviser also serve as officers or principals of other investment managers affiliated with the Adviser that currently, and may in the future, manage investment funds with investment objectives similar to the Fund’s investment objective. In addition, certain of the Fund’s officers and Trustees and the members of the investment committee of the Adviser serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of investment funds managed by the Fund’s affiliates. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with the Adviser. However, the Adviser intends to allocate investment opportunities in a fair and equitable manner in accordance with the Adviser’s investment allocation policy, consistent with each fund’s or separate account’s investment objective and strategies and legal and regulatory requirements.

There may be conflicts of interest related to obligations that the Adviser has with respect to the allocation of investment opportunities.

The Adviser has adopted allocation procedures that are intended to treat each fund they advise in a manner that, over a period of time, is fair and equitable. The Adviser and its affiliates currently provide investment advisory and administration services and may provide in the future similar services to other entities (collectively, “Advised Funds”). Certain existing Advised Funds have, and future Advised Funds may have, investment objectives similar to those of the Fund, and such Advised Funds will invest in asset classes similar to those targeted by the Fund. Certain other existing Advised Funds do not, and future Advised Funds may not, have similar investment objectives, but such funds may from time to time invest in asset classes similar to those targeted by the Fund. The Adviser will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to the Fund and other clients and in an effort to avoid favoring one client over another and taking into account all relevant facts and circumstances, including (without limitation): (i) differences with respect to available capital, size of client, and remaining life of a client; (ii) differences with respect to investment objectives or current investment strategies, including regarding: (a) current and total return requirements, (b) emphasizing or limiting exposure to the security or type of security in question, (c) diversification, including industry or company exposure, currency and jurisdiction, or (d) rating agency ratings; (iii) differences in risk profile at the time an opportunity becomes available; (iv) the potential transaction and other costs of allocating an opportunity among various clients; (v) potential conflicts of interest, including whether a client has an existing investment in the security in question or the issuer of such security; (vi) the nature of the security or the transaction, including minimum investment amounts and the source of the opportunity; (vii) current and anticipated market and general economic conditions; (viii) existing positions in a borrower/loan/security; and (ix) prior positions in a borrower/loan/security. Nevertheless, it is possible that the Fund may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with the Adviser.

In the event investment opportunities are allocated among the Fund and the other Advised Funds, the Fund may not be able to structure its investment portfolio in the manner desired. Furthermore, the Fund and the other Advised Funds may make investments in securities where the prevailing trading activity may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold by the Fund and the other Advised Funds. When this occurs, the various prices may be averaged, and the Fund will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Fund. In addition, under certain circumstances, the Fund may not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

It is likely that the other Advised Funds may make investments in the same or similar securities at different times and on different terms than the Fund. The Fund and the other Advised Funds may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by applicable law. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Conflicts may also arise because portfolio decisions regarding the Fund may benefit the other Advised Funds. For example, the sale of a long position or establishment of a short position by the Fund may impair the price of the same security sold short by (and therefore benefit) one or more Advised Funds, and the purchase of a security or covering of a short position in a security by the Fund may increase the price of the same security held by (and therefore benefit) one or more Advised Funds.

Applicable law, including the 1940 Act, may at times prevent the Fund from being able to participate in investments that it otherwise would participate in, and may require the Fund to dispose of investments at a time when it otherwise would not dispose of such investment, in each case, in order to comply with applicable law.

The 1940 Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Adviser or other funds managed by the Adviser or its affiliates, including Carlyle. The Fund is also not permitted to make any co-investments with Carlyle or its affiliates (including any fund managed by Carlyle or its affiliates) without exemptive relief from the SEC, subject to certain exceptions. The SEC has granted exemptive relief that permits the Fund and certain present and future funds advised by Carlyle-controlled investment advisers to co-invest in suitable negotiated investments. Co-investments made under the exemptive relief are subject to compliance with the conditions and other requirements contained in the exemptive relief, which could limit the Fund’s ability to participate in a co-investment transaction.

The Adviser, its affiliates and their clients may pursue or enforce rights with respect to a borrower in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Adviser may have a conflict of interest in deciding whether to cause the Fund to incur leverage or to invest in more speculative investments or financial instruments, thereby potentially increasing the management and incentive fee payable by the Fund and, accordingly, the fees received by the Adviser. Certain other Advised Funds pay the Adviser or its affiliates greater performance-based compensation, which could create an incentive for the Adviser or an affiliate to favor such investment fund or account over the Fund.

Certain personnel of the Adviser and their management may face conflicts in their time management and commitments.

The Fund’s executive officers and trustees, other current and future principals of the Adviser and certain members of the Adviser’s investment committee may serve as officers, trustees or principals of other entities and affiliates of the Adviser and funds managed by the Fund’s affiliates that operate in the same or a related line of business as the Fund does. Currently, the Fund’s executive officers, as well as the other principals of the Adviser, manage other funds affiliated with Carlyle, including other existing and future affiliated BDCs and registered closed-end funds, including Carlyle Secured Lending, Inc., Carlyle Credit Solutions, Inc. and Carlyle Tactical Private Credit Fund. In addition, the Adviser’s investment team has responsibilities for sourcing and managing private debt investments for certain other investment funds and accounts. Accordingly, they have obligations to investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, the Fund and its Shareholders. Although the professional staff of the Adviser will devote as much time to management of the Fund as appropriate to enable the Adviser to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of the Adviser may have conflicts in allocating their time and services among the Fund, on the one hand, and investment vehicles managed by Carlyle or one or more of its affiliates on the other hand.

The Adviser and the Administrator each has the right to resign following a required notice period, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Adviser has the right, under the Investment Advisory Agreement, to resign at any time upon 60 days’ written notice, whether we have found a replacement or not. The Administrator has the right, under the Administration Agreement, to terminate the Administration Agreement upon 180 days’ written notice prior to the initial term expiration or renewal date. If the Adviser or the Administrator resigns, we may not be able to find a new investment adviser or hire internal management, or find a new administrator, as the case may be, with similar expertise and ability to provide the same or equivalent services on acceptable terms within the notice period, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to make distributions to our Shareholders and other payments to securityholders, are likely to be adversely affected and the market price of our securities may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and the Administrator and their affiliates. Even if we are able to retain comparable management and administration, whether internal or external, the integration of such management and their lack of familiarity with our investment objectives and operations would likely result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Our success will depend on the ability of the Adviser to attract and retain qualified personnel in a competitive environment.

Our growth will require that the Adviser attract and retain new investment and administrative personnel in a competitive market. The Adviser’s ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including its ability to offer competitive compensation, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds, mezzanine funds and business development companies) and traditional financial services companies, with which the Adviser will compete for experienced personnel have greater resources than the Adviser has.

Our incentive fee structure may incentivize the Adviser to pursue speculative investments, use leverage when it may be unwise to do so, or refrain from de-levering when it would otherwise be appropriate to do so.

The Investment Advisory Agreement entitles the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter. Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If an investment defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible.

The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received. The Incentive Fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. In addition, the fact that the Management Fee is payable based upon the Fund’s Managed Assets, which would include any borrowings for investment purposes, may encourage the Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor Shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Additionally, the incentive fee payable by us to the Adviser may create an incentive for the Adviser to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. The incentive fee payable to the Adviser is based on our Pre-Incentive Fee Net Investment Income, as calculated in accordance with our Investment Advisory Agreement. This may encourage the Adviser to use leverage to increase the return on our investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our securities. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

We may be obligated to pay the Adviser incentive compensation even if we incur a loss or with respect to investment income that we have accrued but not received.

The Adviser is entitled to incentive compensation for each fiscal quarter based, in part, on our Pre-Incentive Fee Net Investment Income, if any, for the immediately preceding calendar quarter above a performance threshold for that quarter. Accordingly, since the performance threshold is based on a percentage of our NAV, decreases in our NAV make it easier to achieve the performance threshold. Our Pre-Incentive Fee Net Investment Income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that we may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. In addition, we accrue an incentive fee on accrued income that we have not yet received in cash. However, the portion of the incentive fee that is attributable to such income will be paid to the Adviser, without interest, only if and to the extent we actually receive such income in cash.

The Adviser’s liability is limited under the Investment Advisory Agreement, and we have agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, the Adviser does not assume any responsibility to us other `than to render the services called for under the agreement, and it is not responsible for any action of the Board in following or declining to follow the Adviser’s advice or recommendations. The Adviser maintains a contractual and fiduciary relationship with us. Under the terms of the Investment Advisory Agreement, the Adviser, its officers, managers, members, agents, employees and other affiliates are not liable to us for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify the Adviser and each of its officers, managers, members, agents, employees and other affiliates from and against all damages, liabilities, costs and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser of its obligations under the Investment

Advisory Agreement, except where attributable to willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The Adviser may not be able to achieve the same or similar returns as those achieved by other portfolios managed by the Senior Investment Team.

Although the Senior Investment Team manages other investment portfolios, including accounts using investment objectives, investment strategies and investment policies similar to ours, we cannot assure you that we will be able to achieve the results realized by such portfolios.

We may experience fluctuations in our NAV and quarterly operating results.

We could experience fluctuations in our NAV from month to month and in our quarterly operating results due to a number of factors, including the timing of distributions to our Shareholders, fluctuations in the value of the CLO securities that we hold, our ability or inability to make investments that meet our investment criteria, the interest and other income earned on our investments, the level of our expenses (including the interest or dividend rate payable on the debt securities or preferred shares we issue), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, our NAV and results for any period should not be relied upon as being indicative of our NAV and results in future periods.

The Board may change our operating policies and strategies without Shareholder approval, the effects of which may be adverse.

The Board has the authority to modify or waive our current operating policies, investment criteria and strategies, other than those that we have deemed to be fundamental, without prior Shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our securities. However, the effects of any such changes could adversely impact our ability to pay dividends and cause you to lose all or part of your investment.

Our management’s estimates of certain metrics relating to our financial performance for a period are subject to revision based on our actual results for such period.

Our management makes and publishes unaudited estimates of certain metrics indicative of our financial performance, including the NAV per common share and the range of NAV per common share on a monthly basis, and the range of the net investment income and realized gain/loss per common share on a quarterly basis. While any such estimate will be made in good faith based on our most recently available records as of the date of the estimate, such estimates are subject to financial closing procedures, the Adviser’s final determination of the fair value of our applicable investments as of the end of the applicable quarter and other developments arising between the time such estimate is made and the time that we finalize our quarterly financial results and may differ materially from the results reported in the audited financial statements and/or the unaudited financial statements included in filings we make with the SEC. As a result, investors are cautioned not to place undue reliance on any management estimates presented in this prospectus or any related amendment to this prospectus or related prospectus supplement and should view such information in the context of our full quarterly or annual results when such results are available.

We will be subject to corporate-level income tax if we are unable to maintain our RIC status for U.S. federal income tax purposes.

We can offer no assurance that we will be able to maintain our RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet certain annual distribution, income source and asset diversification requirements.

The annual distribution requirement for a RIC will be satisfied if we distribute dividends to our shareholders each tax year of an amount generally at least equal to 90% of the sum of our net ordinary income, net tax-exempt interest income, if any, and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we use debt financing, we are subject to certain asset coverage requirements under the 1940 Act and may be subject to financial covenants that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

The income source requirement will be satisfied if we obtain at least 90% of our income for each tax year from dividends, interest, gains from the sale of our securities or similar sources.

The asset diversification requirement will be satisfied if we meet certain asset composition requirements at the end of each quarter of our tax year. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are expected to be in CLO securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason and remain or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets and the amount of income available for distributions, and the amount of any such distributions, to our Shareholders and the holders of our other securities.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount , or “OID,” or market discount, which may arise if we acquire a debt security at a significant discount to par, or payment-in-kind interest, which represents contractual interest added to the principal amount of a debt security and due at the maturity of the debt security. We also may be required to include in income certain other amounts that we have not yet, and may not ever, receive in cash. Our investments in debt securities that pay payment-in-kind interest may represent a higher credit risk than debt securities for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the issuer of the security could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Since, in certain cases, we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. In addition, since our incentive fee is payable on our income recognized, rather than cash received, we may be required to pay advisory fees on income before or without receiving cash representing such income. Accordingly, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Our cash distributions to Shareholders may change and a portion of our distributions to Shareholders may be a return of capital.

The amount of our cash distributions may increase or decrease at the discretion of the Board, based upon its assessment of the amount of cash available to us for this purpose and other factors. Unless we are able to generate sufficient cash through the successful implementation of our investment strategy, we may not be able to sustain a given level of distributions and may need to reduce the level of our cash distributions in the future. Further, to the extent that the portion of the cash generated from our investments that is recorded as interest income for financial reporting purposes is less than the amount of our distributions, all or a portion of one or more of our future distributions, if declared, may comprise a return of capital. A return of capital distribution will generally not be taxable to our Shareholders. However, a return of capital distribution will reduce a Shareholder’s cost basis in our common shares on which the distribution was received, thereby potentially resulting in a higher reported capital gain or lower reported capital loss when those common shares are sold or otherwise disposed of. Accordingly, Shareholders should not assume that the sole source of any of our distributions is net investment income. Any reduction in the amount of our distributions would reduce the amount of cash received by our Shareholders and could have a material adverse effect on the market price of our common shares. See “— Risks Related to Our Investments — Our investments are subject to prepayment risk” and “— Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.”

Our Shareholders may receive our common shares as distributions, which could result in adverse tax consequences to them.

In order to satisfy certain annual distribution requirements to maintain RIC tax treatment under Subchapter M of the Code, we may declare a large portion of a distribution in our common shares instead of in cash even if a Shareholder has opted out of participation in the DRP. We do not intend to declare any portion of our distributions in our common shares. If, however, we do make such a declaration, as long as at least 20% of such distribution is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a Shareholder generally would be subject to tax on the distribution in the same manner as a cash distribution, even though most of the distribution was paid in our common shares.

We incur significant costs as a result of being a publicly traded company.

As a publicly traded company, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.

Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our shareholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.

In order to maintain our RIC tax treatment, we are required to distribute at least 90% of the sum of our net ordinary income, net tax-exempt interest income, if any, and realized net short-term capital gains in excess of realized net long-term capital losses, if any. As a result, these earnings will not be available to fund new investments, and we will need additional capital to fund growth in our investment portfolio. If we fail to obtain additional capital, we could be forced to curtail or cease new investment activities, which could adversely affect our business, operations and results. Even if available, if we are not able to obtain such capital on favorable terms, it could adversely affect our net investment income.

A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital and negatively affect our business.

We may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we invest or operate, including conditions affecting interest rates and the availability of credit. Unexpected volatility, illiquidity, governmental action, currency devaluation or other events in the global markets in which we directly or indirectly hold positions could impair our ability to carry out our business and could cause us to incur substantial losses. These factors are outside our control and could adversely affect the liquidity and value of our investments, and may reduce our ability to make attractive new investments.

In particular, economic and financial market conditions significantly deteriorated for a significant part of the past decade as compared to prior periods. Global financial markets experienced considerable declines in the valuations of equity and debt securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. Although certain financial markets have improved, to the extent economic conditions experienced during the past decade recur, they may adversely impact our investments. Signs of deteriorating sovereign debt conditions in Europe and elsewhere and uncertainty regarding the U.S. economy more generally could lead to further disruption in the global markets. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

We may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact in the conduct of our business.

We also may be subject to risk arising from a broad sell off or other shift in the credit markets, which may adversely impact our income and NAV. In addition, if the value of our assets declines substantially, we may fail to maintain the minimum asset coverage imposed upon us by the 1940 Act. Any such failure would affect our ability to issue preferred shares, debt securities and other senior securities, including borrowings, and may affect our ability to pay distributions on our capital stock, which could materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets or to obtain additional debt financing. For example, we cannot be certain that we would be able to obtain debt financing on commercially reasonable terms, if at all. In previous market cycles, many lenders and institutional investors have previously reduced or ceased lending to borrowers. In the event of such type of market turmoil and tightening of credit, increased market volatility and widespread reduction of business activity could occur, thereby limiting our investment opportunities. Moreover, we are unable to predict when economic and market conditions may be favorable in future periods. Even if market conditions are broadly favorable over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

If we are unable to refinance and/or obtain debt capital or issue preferred shares, the Fund’s operations could be materially adversely affected.

We may obtain debt financing or issue preferred shares in order to obtain funds to make additional investments and grow our portfolio of investments. Such debt capital may take the form of a term credit facility with a fixed maturity date or other fixed term instruments, and we may be unable to extend, refinance or replace such debt financings prior to their maturity. If we are unable to issue preferred shares or refinance and/or obtain additional debt capital on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow our business. Any such limitations on our ability to grow and take advantage of leverage may decrease our earnings, if any, and distributions to Shareholders, which in turn may lower the trading price of our securities. In addition, in such event, we may need to liquidate certain of our investments, which may be difficult to sell if required, meaning that we may realize significantly less than the value at which we have recorded our investments. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we may receive smaller allocations, if any, on new investment opportunities under the Adviser’s allocation policy.

Debt capital that is available to us in the future, if any, including upon the refinancing of then-existing debt prior to its maturity, may be at a higher cost and on less favorable terms and conditions than costs and other terms and conditions at which we can currently obtain debt capital. In addition, if we are unable to repay amounts outstanding under any such debt financings and are declared in default or are unable to renew or refinance these debt financings, we may not be able to make new investments or operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as lack of access to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third parties or us, and could materially damage our business.

We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

The Fund is a non-diversified investment company under the 1940 Act and expects to hold a narrower range of investments than a diversified fund under the 1940 Act. Since the Fund will only participate in a limited number of investments, and since the Fund’s investments generally will involve a high degree of risk, poor performance by a few investments could severely affect the total returns to investors, which may be exacerbated by the use of leverage. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

In addition, the Fund cannot provide assurance as to the degree of diversification of the Fund’s investments. To the extent the Fund concentrates investments in a particular asset, investors will be subject to concentration levels higher than currently targeted for the Fund, which concentration would result in the Fund being more susceptible to fluctuations in value resulting from adverse economic, business or market conditions. In particular, because our portfolio of investments may lack diversification among CLO securities and related investments, we are susceptible to a risk of significant loss if one or more of these CLO securities and related investments experience a high level of defaults on the collateral that they hold. Moreover, there is no guarantee that all of the Fund’s investments will perform well or provide a return capital. Therefore, if certain Investments perform unfavorably, for the Fund to achieve above-average returns, one or a few of its Investments must perform exceptionally well. There are no assurances that this will be the case.

Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital or issuance of preferred shares may expose us to risks, including the typical risks associated with leverage.

Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities (including debt securities, preferred shares and/or borrowings from banks or other financial institutions); provided we meet certain asset coverage requirements (i.e., 300% for senior securities representing indebtedness and 200% in the case of the issuance of preferred shares under current law). See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” for details concerning how asset coverage is calculated. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness (including by redeeming a portion of any series of preferred shares or debt that may be outstanding) at a time when such sales or redemptions may be disadvantageous. Also, any amounts that we use to service or repay our indebtedness would not be available for distributions to our Shareholders.

We are not generally able to issue and sell our common shares at a price below the then current NAV per common share (exclusive of any distributing commission or discount). We may, however, sell our common shares at a price below the then current NAV per share (1) in connection with a rights offering to our existing Shareholders, (2) with the consent of the majority of our Shareholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.

Significant Shareholders may control the outcome of matters submitted to our Shareholders or adversely impact the market price or liquidity of our securities.

To the extent any Shareholder, individually or acting together with other Shareholders, controls a significant number of our voting securities (as defined in the 1940 Act) or any class of voting securities, they may have the ability to control the outcome of matters submitted to our Shareholders for approval, including the election of trustees and any merger, consolidation or sale of all or substantially all of our assets, and may cause actions to be taken that you may not agree with or that are not in your interests or those of other investors.

This concentration of beneficial ownership also might harm the market price of our securities by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

The Fund is subject to the Control Share Statute, which may restrict the voting rights of certain Shareholders.

Because the Fund is organized as a Delaware statutory trust, it is subject to the Control Share Statute. With certain exceptions, the Control Share Statute provides that a holder of “control shares” of a Delaware statutory trust acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, unless otherwise exempted by the Board. The Control Share Statute became automatically applicable to the Fund as of August 1, 2022. The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to August 1, 2022. However, such shares will be aggregated with any shares acquired after August 1, 2022 for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares. Shares of the Fund that are held by an affiliate of CGCIM were exempted from the provisions of the Control Share Statute by the Board. See “Description of our Securities — Certain Aspects of the Delaware Control Share Statute.”

We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest.

Legal and regulatory changes could occur and may adversely affect us and our ability to pursue our investment strategies and/or increase the costs of implementing such strategies. New or revised laws or regulations may be imposed by the Commodity Futures Trading Commission, or the “CFTC,” the SEC, the U.S. Federal Reserve, other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect us. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. We also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. Such changes, or uncertainty regarding any such changes, could adversely affect the strategies and plans set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of the Senior Investment Team to other types of investments in which the investment team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Derivative Investments. The derivative investments in which we may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” requires certain standardized derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for us. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in us and our counterparties posting higher margin amounts for uncleared derivatives. In addition, we have claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC No-Action Letter 12-38 issued by the staff of the CFTC Division of Swap Dealer and Intermediary Oversight. For us to continue to qualify for this exclusion, (i) the aggregate initial margin and premiums required to establish our positions in derivative instruments subject to the jurisdiction of the U.S. Commodity Exchange Act, as amended, or the “CEA,” and (other than positions entered into for hedging purposes) may not exceed five percent of our liquidation value, (ii) the net notional value of our aggregate investments in CEA-regulated derivative instruments (other than positions entered into for hedging purposes) may not exceed 100% of our liquidation value, or (iii) we must meet an alternative test appropriate for a “fund of funds” as set forth in CFTC No-Action Letter 12-38. In the event we fail to qualify for the exclusion and the Adviser is required to register as a “commodity pool operator” in connection with serving as our investment adviser and becomes subject to additional disclosure, recordkeeping and reporting requirements, our expenses may increase. The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA pursuant to CFTC Regulation 4.5 under the CEA promulgated by the CFTC with respect to us, and we currently intend to operate in a manner that would permit the Adviser to continue to claim such exclusion.

Under SEC Rule 18f-4, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. We have elected to rely on the limited derivatives users exception. We may change this election and comply with the other provisions of Rule 18f-4 related to derivatives transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as derivatives transactions for all purposes under Rule 18f-4. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Adviser intends to monitor developments and seek to manage our assets in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so.

Loan Securitizations. Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in, a hedge fund or private equity fund, or “covered funds,” (which have been broadly defined in a way which could include many CLOs). Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of any or all of the investments held by us. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs will qualify for this exemption.

In June 2020, the five federal agencies responsible for implementing the Volcker Rule adopted amendments to the Volcker Rule’s implementing regulations, including changes relevant to the treatment of securitizations (the “Volcker Changes”). Among other things, the Volcker Changes ease certain aspects of the “loan securitization” exclusion, and create additional exclusions from the “covered fund” definition, and narrow the definition of “ownership interest” to exclude certain “senior debt interests.” Also, under the Volcker Changes, a debt interest would no longer be considered an “ownership interest” solely because the holder has the right to remove or replace the manager following a cause-related default. The Volcker Changes were effective October 1, 2020. It is currently unclear how, or if, the Volcker Changes will affect the CLO securities in which the Fund invests.

U.S. Risk Retention. In October 2014, six federal agencies (the Federal Deposit Insurance Corporation, or the “FDIC,” the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development and the Federal Housing Finance Agency) adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act, or the “Final U.S. Risk Retention Rules.” These rules were published in the Federal Register on December 24, 2014. With respect to the regulation of CLOs, the Final U.S. Risk Retention Rules require that the “sponsor” or a “majority owned affiliate” thereof (in each case as defined in the rules), will retain an “eligible vertical interest” or an “eligible horizontal interest” (in each case as defined therein) or any combination thereof in the CLO in the manner required by the Final U.S. Risk Retention Rules.

The Final U.S. Risk Retention Rules became fully effective on December 24, 2016, or the “Final U.S. Risk Retention Effective Date,” and to the extent applicable to CLOs, the Final U.S. Risk Retention Rules contain provisions that may adversely affect the return of our investments. On February 9, 2018, a three judge panel of the United States Court of Appeals for the District of Columbia Circuit, or the “DC Circuit Court,” rendered a decision in The Loan Syndications and Trading Association v. Securities and Exchange Commission and Board of Governors of the Federal Reserve System, No. 1:16-cv-0065, in which the DC Circuit Court held that open market CLO collateral managers are not “securitizers” subject to the requirements of the Final U.S. Risk Retention Rules, or the “DC Circuit Ruling.” Thus, collateral managers of open market CLOs are no longer required to comply with the Final U.S. Risk Retention Rules at this time. As such, it is possible that some collateral managers of open market CLOs will decide to dispose of the notes (or cause their majority owned affiliates to dispose of the notes) constituting the “eligible vertical interest” or “eligible horizontal interest” they were previously required to retain, or decide to take other action with respect to such notes that is not otherwise prohibited by the Final U.S. Risk Retention Rules. To the extent either the underlying collateral manager or its majority-owned affiliate divests itself of such notes, this will reduce the degree to which the relevant collateral manager’s incentives are aligned with those of the noteholders of the CLO (which may include us as a CLO noteholder), and could influence the way in which the relevant collateral manager manages the CLO assets and/or makes other decisions under the transaction documents related to the CLO in a manner that is adverse to us.

There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the Final U.S. Risk Retention Rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs. The ultimate impact of the Final U.S. Risk Retention Rules on the loan securitization market and the leveraged loan market generally remains uncertain, and any negative impact on secondary market liquidity for securities comprising a CLO may be experienced due to the effects of the Final U.S. Risk Retention Rules on market expectations or uncertainty, the relative appeal of other investments not impacted by the Final U.S. Risk Retention Rules and other factors.

EU/UK Risk Retention. The securitization industry in both European Union (“EU”) and the United Kingdom (“UK”) has also undergone a number of significant changes in the past few years. Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization (as amended by Regulation (EU) 2021/557 and as further amended from time to time, the “EU Securitization Regulation”) applies to certain specified EU investors, and Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization in the form in effect on 31 December 2020 (which forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”)) (as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 and as further amended from time to time, the “UK Securitization Regulation” and, together with the EU Securitization Regulation, the “Securitization Regulations”) applies to certain specified UK investors, in each case, who are investing in a “securitisation” (as such term is defined under each Securitization Regulation).

The due diligence requirements of Article 5 of the EU Securitization Regulation (the “EU Due Diligence Requirements”) apply to each investor that is an “institutional investor” (as such term is defined in the EU Securitization Regulation), being an investor which is one of the following: (a) an insurance undertaking as defined in Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance (Solvency II) (recast) (“Solvency II”); (b) a reinsurance undertaking as defined in Solvency II; (c) subject to certain conditions and exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 of the European Parliament and of the Council of 14 December 2016 on the activities and supervision of institutions for occupational retirement provision (IORPs) (the “IORP Directive”), or an investment manager or an authorized entity appointed by an institution for occupational retirement provision pursuant to the IORP Directive; (d) an alternative investment fund manager (“AIFM”) as defined in Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers that manages and/or markets alternative investment funds in the EU; (e) an undertaking for the collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC of the European Parliament and of the Council of 13 July 2009 on the coordination of laws, regulations and administrative provisions relating to undertakings for collective investment in transferable securities (UCITS) (the “UCITS Directive”); (f) an internally managed UCITS, which is an investment company authorised in accordance with the UCITS Directive and which has not designated a management company authorised under the UCITS Directive for its management; or (g) a credit institution as defined in Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (the “CRR”) for the purposes of the CRR, or an investment firm as defined in the CRR, in each case, such investor an “EU Institutional Investor.”

The due diligence requirements of Article 5 of the UK Securitization Regulation (the “UK Due Diligence Requirements” and, together with the EU Due Diligence Requirements, the “Due Diligence Requirements”) apply to each investor that is an “institutional investor” (as such term is defined in the UK Securitization Regulation), being an investor which is one of the following: (a) an insurance undertaking as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in the FSMA; (c) an occupational pension scheme as defined in the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorised under the FSMA; (d) an AIFM (as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”)) which markets or manages AIFs (as defined in the AIFM Regulations) in the UK; (e) a management company as defined in the FSMA; (f) a UCITS as defined by the FSMA, which is an authorised open ended investment company as defined in the FSMA; (g) a FCA investment firm as defined by the CRR as it forms part of UK domestic law by virtue of EUWA (the “UK CRR”); or (h) a CRR investment firm as defined in the UK CRR, in each case, such investor a “UK Institutional Investor” and, such investors together with EU Institutional Investors, “Institutional Investors.”

Among other things, the applicable Due Diligence Requirements require that prior to holding a “securitization position” (as defined in each Securitization Regulation) an Institutional Investor (other than the originator, sponsor or original lender) has verified that:

(1)

the originator, sponsor or original lender will retain on an ongoing basis a material net economic interest which, in any event, shall be not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and has disclosed the risk retention to such Institutional Investor;

(2)

(in the case of each EU Institutional Investor only) the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder;

(3)	(in the case of each UK Institutional Investor only) the originator, sponsor or SSPE:

(i)

if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; or

(ii)

if established in a country other than the UK, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available under the UK Transparency Requirements if it had been established in the UK; and

(4)

in the case of each Institutional Investor, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country (being (x) in respect of the EU Securitization Regulation, a country other than an EU member state, or (y) in respect of the UK Securitization Regulation, a country other than the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The Due Diligence Requirements further require that prior to holding a securitisation position, an Institutional Investor, other than the originator, sponsor or original lender, carry out a due diligence assessment which enables it to assess the risks involved, including but not limited to (a) the risk characteristics of the individual securitisation position and the underlying exposures; and (b) all the structural features of the securitization that can materially impact the performance of the securitisation position, including the contractual priorities of payment and priority of payment-related triggers, credit enhancements, liquidity enhancements, market value triggers, and transaction-specific definitions of default.

In addition, pursuant to the applicable Due Diligence Requirements, while holding a securitization position, an Institutional Investor, other than the originator, sponsor or original lender, is subject to various ongoing monitoring obligations, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the Due Diligence Requirements and the performance of the securitisation position and of the underlying exposures; (b) performing stress tests on the cash flows and collateral values supporting the underlying exposures or, in the absence of sufficient data on cash flows and collateral values, stress tests on loss assumptions, having regard to the nature, scale and complexity of the risk of the securitisation position; (c) ensuring internal reporting to its management body so that the management body is aware of the material risks arising from the securitisation position and so that those risks are adequately managed; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the securitisation position and underlying exposures and that it has implemented written policies and procedures for the risk management of the securitisation position and for maintaining records of (i) the verifications and due diligence in accordance with the applicable Due Diligence Requirements and (ii) any other relevant information.

Any Institutional Investor that fails to comply with the applicable Due Diligence Requirements in respect of a securitization position which it holds may become subject to a range of regulatory sanctions including, in the case of a credit institution, investment firm, insurer or reinsurer, a punitive regulatory capital charge with respect to such securitization position, or, in certain other cases, a requirement to take corrective action.

CLOs issued in Europe are generally structured in compliance with the Securitization Regulations so that prospective investors subject to the Securitization Regulations can invest in compliance with such requirements. To the extent a CLO is structured in compliance with the Securitization Regulations, our ability to invest in the residual tranches of such CLOs could be limited, or we could be required to hold our investment for the life of the CLO. If a CLO has not been structured to comply with the Securitization Regulations, it will limit the ability of Institutional Investors to purchase CLO securities, which may adversely affect the price and liquidity of the securities (including the residual tranche) in the secondary market. Additionally, the Securitization Regulations and any regulatory uncertainty in relation thereto may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of our investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations, either of which developments could increase defaulted obligations above historic levels.

Japanese Risk Retention. The Japanese Financial Services Agency (the “JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear and, therefore, unless the JFSA provides further specific clarification, it is possible that CLO securities we have purchased may contain assets deemed to be “inappropriately originated” and, as a result, may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing CLO securities, which may limit the liquidity of CLO securities and, in turn, adversely affect the price of such CLO securities in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Private Funds Rule. On February 9, 2022, the SEC proposed certain rules and amendments under the Investment Advisers Act of 1940, as amended, to enhance the regulations applicable to private fund advisers (the “Proposed Private Fund Rules”) that, if adopted in their current form, would affect investment advisers such as the CLO collateral managers, by, among other things, (i) requiring such managers to comply with additional reporting and compliance obligations, (ii) prohibiting certain types of preferential treatment, including, among other things, the provision of information regarding portfolio holdings of the private fund, and (iii) prohibiting or imposing requirements on certain business practices, including prohibiting certain types of indemnification (which could include indemnification provided for in the CLO’s management agreement) and requiring fairness opinions for adviser-led secondary transactions. Because most CLOs in which we invest rely on Section 3(c)(7) of the 1940 Act, each such CLO will be considered a “private fund” within the meaning of the Proposed Private Fund Rules. The costs in complying with certain of the reporting and compliance obligations under the Proposed Private Fund Rules could be substantial, and it is unclear if the costs of preparing such reports would be borne by the CLO or the CLO’s collateral manager. If the CLOs in which we invest are responsible for such expenses, it could affect the return on our investments in CLO securities. In addition, if any CLO collateral manager were prohibited from discussing the underlying portfolio of CLO assets with investors, entirely or absent highly specific disclosure, it could result in a reduction or elimination of any CLO collateral manager’s ability to provide information to us relating to such CLO’s assets other than the reporting required by the CLO’s transaction documents. In addition, the Proposed Private Fund Rules could adversely affect a CLO’s ability to consummate a refinancing or other optional redemption. As a result, adoption of the Proposed Private Fund Rules could have a material and adverse effect on the market value and/or liquidity of the CLO securities in which we invest.

The SEC staff could modify its position on certain non-traditional investments, including investments in CLO securities.

The staff of the SEC from time to time has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and leverage risk. The staff of the Division of Investment Management of the SEC has, in correspondence with registered management investment companies, previously raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact our ability to implement our investment strategy and/or our ability to raise capital through public offerings, or could cause us to take certain actions that may result in an adverse impact on our Shareholders, our financial condition and/or our results of operations. We are unable at this time to assess the likelihood or timing of any such regulatory development.

General Risk Factors

Market disruptions may negatively impact the Fund’s operations and performance.

The U.S. capital markets have experienced extreme volatility and disruption following the spread of COVID-19 in the United States and the conflict between Russia and Ukraine. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund.

U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuer in it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund or the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.

Uncertainty around Brexit may create risks for the Fund.

On June 23, 2016, the UK held a referendum on whether to remain a member state of the EU, in which voters favored the UK’s withdrawal from the EU, an event widely referred to as “Brexit.” The UK ceased to be a member state of the EU on January 31, 2020, and the transition period provided for in the withdrawal agreement entered by the UK and the EU ended on December 31, 2020. In December 2020, the UK and the EU agreed on a trade and cooperation agreement, which was subsequently ratified by the parties. The trade and cooperation agreement covers the general objectives and framework of the relationship between the UK and the EU. The impact of Brexit on the UK and EU and the broader global economy is unknown but could be significant and could result in increased volatility and illiquidity and potentially lower economic growth.

At this time, it is difficult to predict precisely the effects of the UK’s withdrawal from the EU and what the economic, tax, fiscal, legal, regulatory and other implications will be for the private investment funds industry and the broader European and global financial and real estate markets generally and for the Fund and its investments specifically. Given the size and importance of the UK’s economy, uncertainty or unpredictability about its legal, political and/or economic relationships with Europe is now, and may continue to be for the foreseeable future, a source of instability, significant currency fluctuations and/or other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). In addition, the UK’s withdrawal from the EU could have a destabilizing effect in which other member states may consider withdrawing from the EU. The decision for any other member state to withdraw from the EU could exacerbate such uncertainty and instability and may present similar and/or additional potential risks and consequences for the Fund, its investments and its ability to fulfill its investment objective.

We are subject to risks associated with terrorism.

Terrorist attacks have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action could affect the Fund’s financial results.

Social unrest may adversely impact the Fund.

Events concerning discrimination, race relations and inequality have in the recent past led to protests, demonstrations, marches and other forms of political and social unrest on a local, regional, national and international level as well as rioting in some instances. Such unrest, which has ranged from peaceful to in some instances, violent, has resulted in curfews, the deployment of the national guard and other local and national interference, and social unrest could lead to increased political and social volatility and uncertainty. While the overall effect of such unrest remains unknown, investors should note that this type of volatility and uncertainty could materially and adversely impact the securities and other assets in which the Fund invests.

We are subject to risks related to changes in law.

Government counterparties or agencies may have the discretion to change or increase regulation of an investment’s operations or implement laws or regulations affecting the investment’s operations, separate from any contractual rights it may have. An investment also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements. Governments have considerable discretion in implementing regulations and tax reform, including, for example, the possible imposition or increase of taxes on income earned by an investment or gains recognized by the Fund on its investment, that could impact the Fund’s return on investment with respect to such investment.

We are subject to risks related to force majeure events.

Our investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, trade war, cyber security breaches, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party, such as a CLO manager or a service provider to the Fund, to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the world economy and international business activity generally.

We are subject to risks related to cybersecurity and other disruptions to information systems.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser faces various security threats on a regular basis, including ongoing cyber security threats to and attacks on its information technology infrastructure that are intended to gain access to its proprietary information, destroy data or disable, degrade or sabotage its systems. These security threats could originate from a wide variety of sources, including unknown third parties outside of the Adviser. Although the Adviser is not currently aware that it has been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, have materially affected its operations or financial condition, there can be no assurance that the various procedures and controls utilized to mitigate these threats will be sufficient to prevent disruptions to its systems.

The Adviser’s and issuers’ information and technology systems may be vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes.

In addition, the Fund will heavily rely on the Adviser’s and third parties’ financial, accounting, information and other data processing systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in its activities. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of its network security systems, a cyber-incident or attack or otherwise, the Fund and/or the Adviser could suffer substantial financial loss, increased costs, a disruption of its businesses, liability to its investors, regulatory intervention or reputational damage. In addition, the Adviser operates in a business that is highly dependent on information systems and technology. The information systems and technology that the Adviser relies on may not continue to be able to accommodate their growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on the Fund and/or the Adviser.

A cybersecurity incident could have numerous material adverse effects, including on the operations, liquidity and financial condition of the Fund. Cyber threats and/or incidents could cause financial costs from the theft of Fund assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which, could be materially adverse to the Fund. There can be no guarantee that the Fund will be able to prevent or mitigate such incidents. If systems and measures to manage risks relating to these types of events, are compromised, become inoperable for extended periods of time or cease to function properly, the Adviser, the Fund and/or an issuer may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s and/or an issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors).

In addition, the Fund or the Adviser may not be in a position to verify the risks or reliability of third parties with which the Fund’s and the Adviser’s operations interface with and/or depend on third parties, including the Fund’s administrator and other service providers. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of our securities pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus, to make distributions to our Shareholders and for general working capital purposes.

We currently anticipate that it will generally take no more than three months after the completion of any offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. Investors should expect, therefore, that before we have fully invested the proceeds of the offering in accordance with our investment objectives and strategies, assets invested in these instruments would earn interest income at a modest rate, which may not exceed our expenses during this period. To the extent that the net proceeds from an offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our Shareholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

THE FUND

The Fund is a non-diversified, closed-end management investment company that is registered under the 1940 Act. Our common shares began trading on May 29, 2019 and are currently traded on the NYSE under the symbol “CCIF.” Prior to July 27, 2023, the Fund’s common shares traded on NYSE under the symbol “VCIF.” The Fund was organized as a Delaware statutory trust on April 8, 2011. The principal office of the Fund is located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 and its telephone number is (866) 277-8243.

The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in equity and junior debt tranches of collateralized loan obligations, that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors.

For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Strategies.” There can be no assurance that the Fund will achieve its investment objective.

The Fund’s investment adviser is CGCIM. See “The Adviser.” Responsibility for monitoring and overseeing the Fund’s investment program, management and operation is vested in the individuals who serve on the Board.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND PRINCIPAL STRATEGIES

Investment Objective

The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation.

Investment Opportunities and Strategies

“Names Rule” Policy

In accordance with the requirements of the 1940 Act, we have adopted a policy to invest at least 80% of our assets in the particular type of investments suggested by our name. Under normal circumstances, we invest at least 80% of the aggregate of its net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; and (viii) other credit-related instruments. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.

Additional Information on the Structural Advantages of CLOs

CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.

CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s equity and debt investors. The interest waterfall applies to interest payments received on a CLO’s underlying collateral. The principal waterfall applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests.

The Adviser believes that excess interest-related cash flow is an important driver of CLO equity returns. In addition, relative to certain other high-yielding credit investments such as mezzanine or subordinated debt, CLO equity is expected to have a shorter payback period with higher front-end loaded quarterly cash flows during the early years of a CLO’s life if there is no disruption in the interest waterfall due to a failure to remain in compliance with certain tests.

Most CLOs are non-static, revolving structures that generally allow for reinvestment over a reinvestment period, which is typically up to five years. Specifically, a CLO’s collateral manager normally has broad latitude, within a specified set of asset eligibility and diversity criteria,  to manage and modify a CLO’s portfolio over time. We believe that skilled CLO collateral managers can add significant value to both CLO equity and debt investors through a combination of their credit expertise and a strong understanding of how to manage effectively within the rules-based structure of a CLO.

After the CLO’s reinvestment period has ended, in accordance with the CLO’s principal waterfall, cash generated from principal payments or other proceeds are generally distributed to repay CLO debt investors in order of seniority. That is, the AAA tranche investors are repaid first, the AA tranche investors second and so on, with any remaining principal being distributed to the equity tranche investors. In certain instances, principal may be reinvested after the end of the reinvestment period.

CLOs contain a variety of structural features and covenants that are designed to enhance the credit protection of CLO debt investors, including overcollateralization tests and interest coverage tests. The overcollateralization tests and interest coverage tests require CLOs to maintain certain levels of overcollateralization (measured as par value of assets to liabilities subject to certain adjustments) and interest coverage, respectively. If a CLO breaches an overcollateralization test or interest coverage test, excess interest-related cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the CLO equity investors (and potentially other debt tranche investors) may experience a deferral of cash flow, a partial or total loss of their investment and/or the CLO may eventually experience an event of default. For this reason, CLO equity investors are often referred to as being in a first loss position. The Adviser will have no control over whether or not the CLO is able to satisfy its relevant interest coverage tests or overcollateralization tests.

CLOs also typically have interest diversion tests, which also act to ensure that CLOs maintain adequate overcollateralization. If a CLO breaches an interest diversion test, excess interest-related cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to acquire new loan collateral until the test is satisfied. Such diversion would lead to payments to the equity investors being delayed and/or reduced.

Cash flow CLOs do not have mark-to-market triggers and, with limited exceptions (such as the proportion of assets rated “CCC+” or lower (or their equivalent) by which such assets exceed a specified concentration limit, discounted purchases and defaulted assets), CLO covenants are generally calculated using the par value of collateral, not the market value or purchase price. As a result, a decrease in the market price of a CLO’s performing collateral portfolio does not generally result in a requirement for the CLO collateral manager to sell assets (i.e., no forced sales) or for CLO equity investors to contribute additional capital (i.e., no margin calls).

Overview of Senior Secured Loans

Senior secured loans have the most senior position in a borrower’s capital structure or share the senior position with other senior debt securities of the borrower. This capital structure position generally gives holders of senior secured loans a priority claim on some or all of the borrower’s assets in the event of default and therefore the lenders will be paid before certain other creditors of the borrower. Broadly syndicated senior secured loans are typically originated and structured by banks on behalf of corporate borrowers with proceeds often used for leveraged buyout transactions, mergers and acquisitions, stock repurchases, recapitalizations, refinancings, financing capital expenditures, and internal growth. Broadly syndicated senior secured loans are typically acquired through both primary bank syndications and in the secondary market, and distributed by the arranging bank to a diverse group of investors primarily consisting of CLOs, loan and high-yield bond registered funds, loan separate accounts, banks, insurance companies, finance companies and hedge funds. Senior secured loans are floating rate instruments, typically making quarterly interest payments based on a spread over SOFR. We believe that senior secured loans represent an attractive and stable base of collateral for CLOs. In most cases, a senior secured loan will be secured by specific collateral of the issuer. Historically, many of these investments have traded at or near par (i.e., 100% of face value), although they more recently have traded at greater discounts on the current market environment,

Senior secured loans generally are negotiated between a borrower and several financial institution lenders represented by one or more lenders acting as agent of all the lenders. The agent is responsible for negotiating the loan agreement that establishes the terms and conditions of the senior secured loan and the rights of the borrower and the lenders. The agent is responsible for negotiating the loan agreement that establishes the terms and conditions of the senior secured loan and the rights of the borrower and the lenders. Senior secured loans also have contractual terms designed to protect lenders. Senior secured loans also have contractual terms designed to protect lenders. These covenants may include mandatory prepayment out of excess cash flows, restrictions on dividend payments, the maintenance of minimum financial ratios, limits on indebtedness and financial tests. Breach of these covenants generally is an event of default and, if not waived by the lenders, may give lenders the right to accelerate principal and interest payments. Other senior secured loans may be issued with less restrictive covenants which are often referred to as “covenant-lite” transactions. In a “covenant-lite” loan, the covenants that require the borrower to “maintain” certain financial ratios are eliminated altogether, and the lenders are left to rely only on covenants that restrict a company from “incurring” or actively engaging certain action. But a covenant that only restricts a company from incurring new debt cannot be violated simply by a deteriorating financial condition, the company has to take affirmative action to breach it. The impact of these covenant-lite transactions may be to retard the speed with which lenders will be able to take control over troubled deals. We generally acquire senior secured loans of borrowers that, among other things, in the Adviser’s judgment, can make timely payments on their senior secured loans and that satisfy other credit standards established by the Adviser.

When we purchase first and second lien senior floating rate loans and other floating rate debt securities, coupon rates are floating, not fixed and are tied to a benchmark lending rate. The interest rates of these floating rate debt securities vary periodically based upon a benchmark indicator of prevailing interest rates.

When we purchase an Assignment, we succeed to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (e.g., declaring defaults, initiating collection action, etc.). Taking such actions typically requires a vote of the lenders holding at least a majority of the investment in the loan, and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because we typically do not hold a majority of the investment in any loan, we will not be able by ourselves to control decisions that require a vote by the lenders.

While we believe that senior secured loans and CLO securities have certain attractive fundamental attributes, such securities are subject to a number of risks as discussed in the “Risk Factors” section of this prospectus. Among our primary targeted investments, the risks associated with CLO equity are generally greater than those associated with CLO debt. In addition, many of the statistics and data noted in this prospectus relate to historical periods when market conditions were, in some cases, materially different than they are as of the date of this prospectus. As with other asset classes, market conditions and dynamics for senior secured loans and CLO securities evolve over time. For example, over the past decade, the senior secured loan market has evolved from one in which covenant-lite loans represented a minority of the market to one in which such loans represent a significant majority of the market.

Access to Carlyle’s Transaction Flow and Expertise

In conducting its investment activities, the Fund believes that it will benefit from the significant scale and resources of Carlyle and its affiliates. The Fund is served by an origination, capital markets, underwriting and portfolio management team comprised of experienced investment professionals. The Fund’s investment team utilizes a rigorous, systematic, and consistent investment process, refined over Carlyle’s history investing in private markets across multiple cycles, designed to achieve enhanced risk-adjusted returns.

The Fund’s investment team will leverage Carlyle’s industry-dedicated research analysts to assess the relative attractiveness of investment opportunities across industries. The investment team will develop proprietary screening tools that seek to identify potential credit instruments.

The Fund will seek to source opportunities through Carlyle’s extensive global relationships and proprietary network and through the deep infrastructure Carlyle has developed in each of the Fund’s credit strategies, including:

•	Carlyle’s well-established sponsor, bank and lending relationships cultivated over 30+ years, including ~1,000 lending relationships across the firm.

•	Scale of capital with over $146 billion under management in Global Credit and 230+ dedicated credit investment professionals.

•	A broad network of dealer, investor, and manager relationships that Carlyle has developed during its 20+-year track record managing CLOs.

•

Carlyle’s ongoing active dialogue with corporate private equity professionals for access to highly structured preferred or convertible securities that have an expected shorter duration than traditional private equity.

•	Integrated efforts with cross-platform sourcing capabilities and referrals from both internal and external Carlyle networks.

•	Ability to leverage OneCarlyle platform with nearly 700 origination and underwriting resources and global knowledge base across Global Credit and Private Equity.

•	The Fund may also benefit from opportunities sourced by Carlyle investment vehicles that fall outside the scope of their respective investment mandates.

Portfolio Composition

The Fund’s portfolio will consist of some combination of the following types of investments:

Collateralized Loan Obligations.

Our investment portfolio is comprised primarily of investments in the equity and junior debt tranches of CLOs that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. CLOs are generally backed by an asset or a pool of assets that serve as collateral. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. While the vast majority of the portfolio of most CLOs consists of senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in assets that are not first lien senior secured loans, including second lien loans, unsecured loans, senior secured bonds and senior unsecured bonds.

CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static, revolving structures that generally allow for reinvestment over a specific period of time which is typically up to five years. The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.

A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s Investors Service, Inc., or “Moody’s,” S&P Global Ratings, or

“S&P,” and/or Fitch Ratings, Inc., or “Fitch.” The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. The diagram below is for illustrative purposes only and highlights a hypothetical structure intended to depict a typical CLO. A minority of CLOs also include a B-rated debt tranche (in which we may invest), and the structure of CLOs in which we invest may otherwise vary from this example. The left column represents the CLO’s assets, which support the liabilities and equity in the right column. The right column shows the various classes of debt and equity issued by the hypothetical CLO in order of seniority as to rights in payments from the assets. The percentage ranges appearing below the rating of each class represents the percent such class comprises of the overall “capital stack” (i.e., total debt and equity issued by the CLO).

CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s equity and debt investors. The interest waterfall applies to interest payments received on a CLO’s underlying collateral. The principal waterfall applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests.

A CLO’s indenture typically requires that the maturity dates of a CLO’s assets, typically five to eight years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par.

Loan Accumulation Facilities. LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times equity value prior to a CLO’s pricing.

Collateralized Bond Obligations. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities, such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage related securities, trust preferred securities and emerging market debt. The pool of high yield securities underlying CBOs is typically separated into tranches representing different degrees of credit quality. The higher quality tranches have greater degrees of protection and pay lower interest rates, whereas the lower tranches, with greater risk, pay higher interest rates.

Investment Process

Carlyle uses a multi-faceted investment strategy incorporates a fundamental value, bottom-up research approach to investing in CLOs. The Fund’s primary investment objective is to generate current income, with a secondary objective to generate capital appreciation.

The investment team will employ an investment approach focused on capital preservation and will seek to minimize downside risk by investing in CLO structures with high cash flow visibility with current income generated through scheduled quarterly payments.

The team’s investment process relies on bottom-up fundamental analysis to drive investment decisions. The investment process comprises four key steps: 1) sourcing & trading, 2) manager diligence, 3) collateral review, and 4) structure and documentation review.

Investment purchases and sales require the unanimous approval by the Fund’s investment committee, including the Fund’s portfolio managers, Lauren Basmadjian and Nishil Mehta. The investment committee is comprised of Justin Plouffe, Sebstiano Riva, Ms. Basmadjian and Mr. Mehta.

Figure 1: Carlyle’s Consistent and Differentiated CLO Investment Process

Sourcing & Trading

As a prominent player in the CLO market (both as an investor in CLOs and one of the largest CLO managers globally)2, Carlyle’s market presence facilitates access to a wide range of market opportunities. The investment team intends to source investment opportunities from the broad network of dealer, investor, and manager relationships that it has developed during its 24-year history in the CLO market. Carlyle’s extensive global network and industry relationships with banks, sponsors, and CLO managers as well as robust trading activities lead to early looks and improved deal flow and allocations. The investment team may also invest in new issue transactions where it can generate preferred economics by being an early and large investor, and where its own relationships and position in the CLO market can have a positive impact on deal execution. In some situations, it may be beneficial to participate in a loan accumulation facility to source certain transactions. Carlyle will seek opportunities from a diversified set of CLO managers, deal vintages, and underlying loan portfolios. Carlyle intends to source investments specifically in CLOs where it has a strong understanding of the underlying collateral, the historical performance of the CLO manager, and the key structural considerations that may drive economic outcomes.

Manager Diligence

The investment team conducts in-depth diligence on each CLO manager before investing in a CLO through a thorough diligence process that creates a comprehensive understanding of each CLO manager’s track record and investment style.

Carlyle typically ranks CLO managers through a quantitative ranking system based on numerous factors. The proprietary system ranks managers across all transactions and individual vintage cohorts. Key factors in the ranking system include: historical cashflows to the equity tranche, average overcollateralization cushions, CLO equity net asset value, par build across different vintage cohorts, senior secured loan portfolio composition by rating, senior secured loan composition by trading price, and unlevered total returns.

The investment team also conducts regular manager update calls to review managers’ current trading strategies, market outlook, and positioning. Other contributing factors include the manager’s ability to source collateral and dedicate the requisite resources to ongoing management of the CLO in various market conditions, the competitive landscape, and regulatory constraints. The investment team will then evaluate managers based on style and risk to determine the appropriate pricing for each investment.

Additionally, the analytics team produces regular custom reporting on a manager level including industry over- and under-concentrations across each CLO portfolio by vintage cohort, overlap with other managers in the broader portfolio and manager style tiering. As part of the diligence of the underlying portfolios, the investment team reviews reports of each CLO manager’s recent trading history to ascertain the manager’s activity level. Carlyle’s proprietary manager screening allows it to evaluate manager style, historical performance, and relative performance in real-time.

Another facet of the manager diligence process includes review of the CLO managers’ ability to generate consistent cashflow to their equity investors. The investment team analyzes historical deal cashflows, projecting future cashflows across various potential economic scenarios. This analysis stresses key factors such as defaults, recoveries, prepayment rates, performance of troubled credits, and optional redemptions. The investment team will seek to invest in opportunities where projected cashflows indicate principal protection in downside scenarios combined with returns in upside scenarios that exceed the target range.

The investment team will review key deal metrics in the context of other CLOs, other managers, and the loan market holistically. Key metrics may include overcollateralization ratios, average portfolio rating, average asset spread, liability costs, and portfolio diversity, among other factors. Carlyle’s proprietary research capabilities provide insights and analytics into various CLO manager styles and performance.

[2]	Source: Creditflux as of March 31, 2023 inclusive of middle market CLOs.

Collateral Review

Carlyle believes its ability to leverage its own industry-dedicated research team to deconstruct and evaluate the senior secured loan portfolios with a CLO provides a compelling competitive advantage. At the onset of the collateral review process, the investment team performs an initial screen of the underlying credits based on the views of its industry analysts. The investment team will rely on Carlyle’s extensive team of industry credit analysts for valuation of key underlying credits and industry areas, including the riskiest credits in each portfolio. This information will inform assumptions about underlying collateral performance that impact the projected cash flow modelling of investment opportunities. As the second largest CLO manager globally, led by a seasoned investment team with established credit selection expertise, Carlyle has a proven track record to underwrite and invest through complexity and seeks to deliver attractive returns.3 With a dedicated global credit investment team of over 30 analysts and coverage of over 700+ liquid credits, Carlyle possesses the ability to gain in-depth, holistic, real-time market insights into the underlying collateral of each CLO position that it evaluates.

Factors included in the initial collateral review include focus on the portfolio’s riskier assets such as CCC loans and second lien loans as well as overall industry concentration. The investment team overlays the research team’s loan watchlists onto the portfolios of our CLO equity investments to monitor risk dynamically through a proprietary system called the Carlyle Global Credit Portal. The investment team also considers collateral statistics compared to the deal’s vintage cohort. The credit analysts employ a custom Carlyle ten category risk rating system for all loans with a default watch scoring of “Low”, “Medium”, and “High”. Based on the scores assigned to the underlying credits, each underlying portfolio is categorized according to its risk profile. The investment team compares this profile both to the entire universe of deals to which the methodology has been applied, as well as to the subset of deals in which Carlyle invested. This analysis appears in the credit memo for each asset and is used to inform relative risk for modeling and yield targeting.

Figure 2: Collateral Review

[3]	Source: Creditflux as of March 31, 2023 inclusive of middle market CLOs.

CLO Structure & Documentation

As both a CLO manager and CLO investor, Carlyle is well positioned with the expertise to analyze complex CLO structures and documentation. Before investing in each deal, the investment team conducts a thorough review of each CLO structure. All deals undergo proprietary stress testing that incorporates Carlyle Global Credit’s individual credit views and deal-level assumptions developed in conjunction with Carlyle’s loan portfolio managers. These assumptions are updated regularly to reflect current market conditions and Carlyle’s latest views on macroeconomic trends. Each deal will be evaluated on its projected IRR, projected MOIC, and potential cash flow diversions. The investment team will also review the cash flow waterfall, test triggers, reinvestment conditions, and optional redemption mechanics.

The investment team will also assess the legal structure of each investment, focusing on factors that could drive economic outcomes. Led by Carlyle’s Head of CLO Documentation, the investment team seeks to understand and evaluate restrictions on manager behavior as well as document integrity. Important factors include the ability to reinvest after the end of the reinvestment period, equity control of the portfolio liquidation process, voting rights related to amending key terms, tests or asset eligibility, flexibility to restructure assets that are distressed, optimization of interest proceeds flowing to equity investors, portfolio concentration limitations, and distribution waterfalls. The legal assessment includes documentation review across more than 50 topics identified through 20+ years of reviewing and negotiating CLO documents across CLO investments and issuance. The investment team drives the new issue documentation process at the onset by incorporating structural protections and flexibility to enhance returns. Focal points include ensuring CLO managers’ interests are aligned with the equity holders and allowing managers sufficient flexibility to maximize value. The investment team will then score each document for reference. These scores are codified, so we can compare historical scores to new documents as they come to market.

Figure 3: CLO Structure and Documentation Review

Monitoring & Exit

Following an investment, the investment team will monitor the performance of each investment with a focus on the same key elements that drove the original investment decision. The investment team will provide portfolio-wide and investment-specific reporting to the internal investment committee on a regular basis, including reports on the credit quality and market value of underlying collateral, recent trading activity, and tranche distributions compared to projections made at the time of investment. Investments will be valued quarterly. Investments may be exited due to changes in market value, deterioration of collateral quality, manager performance, change in view, or the availability of more attractive investment opportunities. Investment purchases and sales requires the unanimous approval by the Fund’s investment committee including the Fund’s portfolio managers, Lauren Basmadjian and Nishil Mehta.

THE ADVISER

CGCIM serves as the Fund’s investment adviser. CGCIM is registered as an investment adviser with the SEC under the Advisers Act. CGCIM is a majority-owned subsidiary of CIM.

Carlyle is a global investment firm with more than $373 billion of assets under management as of December 31, 2022 across 543 active investment vehicles. The firm also has a large and diversified investor base with more than 2,900 active fund investors located in 88 countries.

Carlyle combines global vision with local insight, relying on a team of nearly 700 investment professionals operating out of 29 offices in 17 countries to uncover superior opportunities in Africa, Asia, Australia, Europe, Latin America, the Middle East and North America.

MANAGEMENT AND INCENTIVE FEES

Pursuant to the investment advisory agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—the Management Fee and the Incentive Fee.

Management Fee

The Management Fee is calculated and payable monthly in arrears at the annual rate of 1.75% of the month-end value of the Fund’s Managed Assets. “Managed Assets” means the total assets of the Fund (including any assets attributable to any preferred shares or to indebtedness) minus the Fund’s liabilities other than liabilities relating to indebtedness.

Incentive Fee

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee) for the quarter. For purposes of computing the Fund’s pre-incentive fee net investment income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, the Fund’s pre-incentive fee net investment income includes net interest, if any, associated with a derivative or swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the derivative or swap counterparty. Net assets means the total assets of the Fund minus the Fund’s liabilities. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the net asset value of the Fund as of the first business day of each month therein. The weighted average net asset value shall be calculated for each month by multiplying the net asset value as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The calculation of the Incentive Fee for each calendar quarter is as follows:

•

No Incentive Fee is payable to CGCIM if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 2.00%;

•

100% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate but is less than or equal to 2.4242% (the “catch-up”) is payable to CGCIM if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds the hurdle rate but is less than or equal to 2.4242% (9.6968% annualized). The “catch-up” provision is intended to provide CGCIM with an incentive fee of 17.5% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.4242% of net assets; and

•

17.5% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the “catch-up” is payable to CGCIM if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds 2.4242% (9.6968% annualized). As a result, once the hurdle rate is reached and the catch-up is achieved, 17.5% of all the Fund’s pre-incentive fee net investment income thereafter is allocated to CGCIM.

The following is a graphical representation of the calculation of the Incentive Fee:

These calculations will be appropriately prorated for any period of less than three months.

Example of the Incentive Fee:

Example – Incentive Fee on pre-incentive fee net investment income for each calendar quarter

Scenarios expressed as a percentage of average Net Assets	Scenario 1	Scenario 2	Scenario 3
Pre-incentive fee net investment income	0.550%	2.350%	3.000%
Catch up incentive fee (maximum of 0.424%)	—	(0.350%)	(0.424%)
Split incentive fee (17.5% above 2.424%)	—	—	(0.101%)
Net Investment income	0.550%	2.000%	2.475%

Scenario 1 –Incentive Fee on Income

Pre-incentive fee net investment income does not exceed the 2.00% hurdle rate; therefore there is no catch up or split incentive fee on pre-incentive fee net investment income.

Scenario 2 –Incentive Fee on Income

Pre-incentive fee net investment income falls between the 2.00% hurdle rate and the catch up of 2.424%; therefore the incentive fee on pre-incentive fee net investment income is 100% of the pre-incentive fee above the 2.00% hurdle return.

Scenario 3 –Incentive Fee on Income

Pre-incentive fee net investment income exceeds the 2.00% hurdle and the 2.424% catch up provision. Therefore the catch up provision is fully satisfied by the 0.424% of pre-incentive fee net investment income above the 2.00% hurdle rate and there is a 17.5% incentive fee on pre-incentive fee net investment income above the 2.424% “catch up.” This provides a 0.525% incentive fee, which represents 17.5% of pre-incentive fee net investment income.

Approval of the Investment Advisory Agreement

On November 28, 2022, the Board, including a majority of the Trustees who are not “interested persons” as that term is defined in the 1940 Act, as amended, approved the Investment Advisory Agreement, subject to Shareholder approval. The Board weighed a number of factors in reaching its decision to approve the Investment Advisory Agreement, including, without limitation, the history, reputation, and resources of CGCIM, prior performance results achieved by CGCIM, and quality of services to be provided by CGCIM. The Board considered CGCIM’s expertise in managing collateralized loan obligation securities. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement is available in the Fund’s Semi-Annual Report on Form N-CSRS for the period ended March 31, 2023, which is incorporated herein by reference.

The Shareholders approved the Investment Advisory Agreement on June 15, 2023 and it became effective on July 14, 2023.

Fund Expenses

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund.

Expenses borne directly by the Fund include:

•	corporate, organizational and offering costs relating to offerings of the Fund’s securities;

•	the cost of calculating the NAV of shares, including the cost of any third-party pricing or valuation services;

•	the cost of effecting sales and repurchases of shares and other securities;

•	the Management Fee and Incentive Fee;

•	distribution and/or shareholder servicing fees;

•

investment related expenses (e.g., expenses that, in the Adviser’s discretion, are related to the investment of the Fund’s assets, whether or not such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, line of credit fees, dividends on securities sold but not yet purchased, margin fees, investment related travel and lodging expenses and research-related expenses;

•	professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

•	transfer agent, sub-transfer agent and custodial fees;

•	fees and expenses associated with marketing and distribution efforts;

•	federal and any state registration or notification fees;

•	federal, state and local taxes;

•	fees and expenses incident to qualifying and listing of the Fund’s common shares on any exchange;

•	fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Adviser;

•	the costs of preparing, printing and mailing reports and other communications, including repurchase offer correspondence or similar materials, to Shareholders;

•	fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;

•

legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund or the Independent Trustees of the Fund);

•	external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information);

•

any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its shares, including but not limited to, costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisors and third-party due diligence providers;

•	any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or technology for the benefit of the Fund;

•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;

•

the compensation of the Fund’s Chief Compliance Officer and the salary of any compliance personnel of the Adviser and its affiliates who provide compliance-related services to the Fund, provided such salary expenses are properly allocated between the Fund and other affiliates, as applicable, and any costs associated with the monitoring, testing and revision of the Fund’s compliance policies and procedures required by Rule 38a-1 under the 1940 Act;

•

all other expenses incurred by the Fund in connection with administering the Fund’s business, including expenses by State Street for performing administrative services for the Fund, subject to the terms of the Administration Agreement; and

•

any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Fund’s organizational documents.

Except as otherwise described in this prospectus, the Adviser will be reimbursed by the Fund, as applicable, for any of the above expenses that it pays on behalf of the Fund.

Expense Limitation Agreement

The Adviser and the Fund entered into the Expense Limitation Agreement under which the Adviser has agreed contractually to waive its Management Fee and/or reimburse the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees, (iii) expenses related to equity or debt offerings, and (iv) expenses associated with the Transaction Agreement, including expenses related to the liquidation as defined therein) in respect of the relevant month exceed 2.50% of the Fund’s average daily net assets. The Expense Limitation Agreement terminated based on its terms on August 17, 2023, which was the date that 75% of the Fund’s gross assets were invested in collateralized loan obligation equity and debt investments. Pursuant to the Expense Limitation Agreement, approximately $325,000 in expenses were waived.

Fee Waiver Agreement

CGCIM has agreed to a Fee Waiver Arrangement where CGCIM will irrevocably waive the portion of its management and incentive fees on Fund managed assets invested in exchange traded funds through January 12, 2024, as the Fund’s portfolio transitions to the new investment strategy. CGCIM is not entitled to recoup any waived fees under the Fee Waiver Agreement.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Amended and Restated Declaration of Trust (“Declaration of Trust”) and Amended and Restated By-laws (the “By-laws”), the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of five members, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees serving on the Board were elected by the Shareholders of the Fund.

The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s management and operations. The Board reviews on an annual basis the Investment Advisory Agreement to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided.

Board of Trustees and Officers

Information regarding the members of the Board is set forth below. The Trustees have been divided into two groups—Interested Trustees and Independent Trustees. As set forth in the Fund’s declaration of trust, each Trustee’s term of office shall continue until his or her death, resignation or removal.

Independent Trustees

Name, address(1) and year of birth	Position to be Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(2) to be Overseen by Trustee	Other Directorships Held by Nominee Trustee in Past Five Years
Mark Garbin (1951)	Trustee	Class I Board member until 2025 annual shareholder meeting – since July 2023	Managing Principal, Coherent Capital Management LLC (since 2008)	2	Independent Trustee of Two Roads Shared Trust (since 2012), Forethought Variable Insurance Trust (since 2013), Northern Lights Fund Trust (since 2013), Northern Lights Variable Trust (since 2013), iCapital KKR Private Markets Fund (since 2014), Independent Director of Oak Hill Advisors Mortgage Strategies Fund (offshore), Ltd. (2015-2017), Independent Director of OHA CLO Enhanced Equity II Genpar LLP (since 2021), and Independent Trustee, Carlyle Tactical Private Credit Fund (since 2018).

Name, address(1) and year of birth	Position to be Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(2) to be Overseen by Trustee	Other Directorships Held by Nominee Trustee in Past Five Years

Sanjeev Handa (1961)	Trustee	Class III Board member until 2024 annual shareholder meeting – since July 2023	Managing Member, Old Orchard Lane, LLC (since 2014); Adjunct Professor, Fairfield University (since 2020)	2	Advisory Board Member of White Oak Partners (since 2021) and Independent Director of OHA CLO Enhanced Equity II Genpar LLP (since 2021), Independent Trustee, Carlyle Tactical Private Credit Fund (since March 2018); Board of Trustees Investment Committee Member for the Cooper Union for Advancement of Science and Art (since 2016); Board of Directors Member for the Mutual Fund Directors Forum (Since 2022); Independent Director of Fitch Ratings, Inc. (2015-2020).

Joan McCabe (1955)	Trustee	Class II Board member until 2023 annual shareholder meeting. – since July 2023	Managing Member, JMYME, LLC (since 2020); CEO/Founder, Lipotriad LLC (2015-2019)	2	Elevation Brands (since 2017 to 11/2022); Sensible Organics (2017-2021); Goodwill International, Inc. (2015-2021); Gulfstream Goodwill, Inc. (since 2017; Board Chair since 2021); Gulfstream Goodwill Academy, Inc. (since 2017), Goodwill International (2015-2021) Independent Trustee Carlyle Tactical Private Credit Fund (since 2018).

(1)	Address is c/o Carlyle Global Credit Investment Management L.L.C., One Vanderbilt Avenue, Suite 3400, New York, NY 10017.

Interested Trustees

Name, address(1) and year of birth	Position to be Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex to be Overseen by Trustee	Other Directorships Held by Nominee Trustee in Past Five Years

Brian Marcus (1983)	Trustee	Class I Board member until 2025 annual shareholder meeting. – since July 2023	Managing Director, The Carlyle Group, Inc. (Since 2021); Principal, Carlyle Group (2018 – 2020); Vice President, The Carlyle Group, Inc. (2015 – 2017)	1	None

Lauren Basmadjian (1979)	Trustee	Class III Board member until 2024 annual shareholder meeting. – since July 2023	Managing Director, The Carlyle Group, Inc. (Since 2020); Senior Portfolio Manager, Octagon Credit Investors, LLC (2001 to 2020)	1	None

(1)	Address is c/o Carlyle Global Credit Investment Management L.L.C., One Vanderbilt Avenue, Suite 3400, New York, NY 10017.
(2)	“Interested person,” as defined in the 1940 Act, of the Fund. Mr. Marcus and Ms. Basmadjian are interested persons of the Fund due to their affiliation with the Adviser.

Officers

Name, address(1) and year of birth	Position to be Held with the Fund	Term of Office	Principal Occupation(s) During Past 5 Years

Lauren Basmadjian (1979)	President, Principal Executive Officer	Indefinite Length – since July 2023	Managing Director, The Carlyle Group, Inc. (Since 2020); Senior Portfolio Manager, Octagon Credit Investors, LLC (2001 to 2020)

Nelson Joseph (1979)	Principal Financial Officer, Principal Accounting Officer and Treasurer	Indefinite Length – since July 2023	Principal, Carlyle Group (Since 2023); Director, Apollo Global Management LLC (2016 – 2022)

Joshua Lefkowitz (1974)	Secretary; Chief Legal Officer; Chief Compliance Officer	Indefinite Length – since July 2023	Managing Director and Chief Legal Officer (Global Credit), Carlyle Group (Since 2018); Principal and Associate General Counsel, Ares Management, Ltd. (2017 – 2018); Vice President and Associate General Counsel, American Capital, Ltd. (2006 – 2017)

(1)	Address is c/o Carlyle Global Credit Investment Management L.L.C., One Vanderbilt Avenue, Suite 3400, New York, NY 10017.

Biographical Information and Discussion of Experience and Qualifications

Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this registration statement, that each Trustee should serve as a Trustee of the Fund.

Independent Trustees

Mark Garbin. Mark Garbin has over 30 years of experience in corporate balance sheet and income statement risk management for large asset managers. Mr. Garbin has extensive derivatives experience and has provided consulting services to alternative asset managers. Mr. Garbin holds the CFA and Professional Risk Manager (PRM) Charters and has advanced degrees in international business, negotiation and derivatives. He also has extensive experience with respect to investments and also to compliance and corporate governance matters as a result of, among other things, his service as a board member to other investment companies.

Sanjeev Handa. Sanjeev Handa has over 30 years of experience in the financial industry sector, including global experience in the financial, real estate and securitization markets. Mr. Handa is also an advisory board member of White Oak Partners (since 2021), and a member of the Investment Committee of the Board of Trustees of The Cooper Union for Advancement of Science and Art. He also formerly served as an independent director of Fitch Ratings, Inc. and Fitch Ratings, Ltd. (2015-2020). Mr. Handa also serves as an independent director of OHA CLO Enhanced Equity II Genpar LLP (since 2021). Mr. Handa has extensive experience with respect to investments and also to compliance and corporate governance matters as a result of, among other things, his service as a board member to another investment company. He also serves as an audit committee chairman and audit committee financial expert for another investment company.

Joan McCabe. Joan McCabe has over 30 years of financial and corporate experience, including investing in private equity along with debt financings for those private equity investments. Ms. McCabe is also a board member of Gulfstream Goodwill, Inc. (since 2017 and current Board Chair), Gulfstream Goodwill Academy, Inc. (since 2018) and Elevation Brands (since 2017). She formerly served as a board member of Goodwill International, Inc. (2015-2021) and Sensible Organics (2017-2021). Ms. McCabe has served as a board member to a variety of companies, including another investment company, and her diverse experience and financial background, among other things, qualifies her to serve as a Trustee.

Interested Trustees

Brian Marcus. Brian Marcus has over 15 years of experience in highly regulated financial markets. Additionally, he is a Managing Director of Carlyle Global Credit Investment Management L.L.C. He also focuses on strategic growth opportunities for the Global Credit platform of The Carlyle Group, Inc. (the ultimate parent company of CGCIM). He also helped develop TCG Capital Markets L.L.C., an SEC-registered broker/dealer affiliate of The Carlyle Group, Inc. and has been involved in acquisitions of credit management platforms.

Prior to coming to Carlyle, Mr. Marcus was with Morgan Stanley in the Principal Investments area, which used the firm’s capital in a diverse array of investments including private equity, distressed debt, and mezzanine. In this role, Mr. Marcus served as a director on a number of Boards. Previously, Mr. Marcus worked at Lehman Brothers in the mergers and acquisitions group. He received a B.S. in Economics from the Wharton School of the University of Pennsylvania and currently holds Series 7, 55 and 63 licenses. His service as an officer for another investment company contributes to his qualifications to serve as a Trustee of the Fund.

Lauren Basmadjian. Lauren Basmadjian has over 20 years of experience in financial and corporate markets. She is a Managing Director, Co-Head of Liquid Credit and Head of US Loans & Structured Credit within The Carlyle Group, Inc.’s Global Credit platform, overseeing over $48 billion of AUM. She is based in New York and sits on the Investment Committees for all of The Carlyle Group, Inc.’s US Loan, CLO and Liquid and Illiquid Credit investing activities. Ms. Basmadjian joined The Carlyle Group, Inc. in 2020 after 19 years at Octagon Credit Investors, LLC, where she was a Senior Portfolio Manager, member of the Investment Committee and managed XAI Octagon Floating Rate & Alternative Income Term Trust, a public 1940 Act fund invested in CLO tranches and leveraged loans. Prior to becoming a Portfolio Manager, Ms. Basmadjian managed Octagon’s workout efforts and also oversaw the leisure & entertainment, retail, consumer products, business services, food & beverage and technology industries. Before joining Octagon, Ms. Basmadjian worked in the Acquisition Finance Group at Chase Securities, Inc. She graduated Cum Laude from the Stern School of Business at New York University with a B.S. in Finance and Economics. Her diverse experience and financial background, among other things, qualifies her to serve as a Trustee.

Board Structure and Role of the Board in Risk Oversight

The 1940 Act requires that at least 40% of the trustees be independent trustees. Certain exemptive rules promulgated under the 1940 Act require that at least 50% of the trustees be independent trustees. Currently, three of the five Trustees (60%) are Independent Trustees. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman of the Board, regardless of whether the trustee happens to be independent or a member of management. Lauren Basmadjian, an Interested Trustee, serves as the Chairman of the Board.

The Board expects to perform its risk oversight function primarily through (a) its three standing committees, which report to the entire Board and are comprised solely of Independent Trustees and (b) monitoring by the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures.

The Board believes that this leadership structure is appropriate because it allows the Board to exercise informed judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of Trustees and the full Board in a manner that enhances effective oversight. The Board also believes that having a majority of Independent Trustees is appropriate and in the best interest of our Shareholders. Nevertheless, the Board also believes that having interested persons serve on the Board brings corporate and financial viewpoints that are, in the Board’s view, crucial elements in its decision-making process. In addition, the Board believes that Lauren Basmadjian, provides the Board of Trustees with the Adviser’s perspective in managing the Fund. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or our characteristics. The Board does not have a lead independent trustee.

Committees of the Board

The Board has established an audit committee, a nominating and governance committee and an independent trustees committee. The Fund does not have a compensation committee because its officers do not receive any direct compensation from the Fund.

Audit Committee. The members of the audit committee are Mark Garbin, Sanjeev Handa and Joan McCabe, each of whom is independent for purposes of the 1940 Act. Sanjeev Handa serves as chairman of the audit committee. The audit committee is responsible for approving the Fund’s independent accountants, reviewing with the Fund’s independent accountants the plans and results of the audit engagement, approving professional services provided by the Fund’s independent accountants, reviewing the independence of the Fund’s independent accountants and reviewing the adequacy of the Fund’s internal accounting controls.

Nominating and Governance Committee. The members of the nominating and governance committee are Mark Garbin, Sanjeev Handa and Joan McCabe, each of whom is independent for purposes of the 1940 Act. Joan McCabe serves as chairman of the nominating and governance committee. The nominating and governance committee is responsible for selecting, researching and nominating trustees for election by the Fund’s Shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board Trustees, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

The nominating and governance committee may consider recommendations for nomination of individuals for election as trustees from Shareholders.

Independent Trustees Committee. The members of the independent trustees committee are Mark Garbin, Sanjeev Handa and Joan McCabe, each of whom is independent for purposes of the 1940 Act. Mark Garbin serves as chairman of the independent trustees committee. The independent trustees committee is responsible for reviewing and making certain findings in respect of co-investment transactions pursuant to exemptive relief received from the SEC.

Trustee Beneficial Ownership of Shares

The following table indicates the dollar range of equity securities that any Trustee or executive officer beneficially owned in the Fund as of September 22, 2023, based on net asset value per common share.

Name of Trustee or Officer	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Mark Gabin	None	None
Sanjeev Handa	None	None
Joan McCabe	None	None
Brian Marcus.	None	None
Lauren Basmadjian	None	None

(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.

Compensation of Trustees

For information relating to compensation of the Fund’s Trustees with respect to the Fund’s most recent fiscal year, see its most recent Annual Report on Form N-CSR for the fiscal year ended September 30, 2022, which is incorporated by reference herein.

The following table shows information regarding the compensation to be earned by the Trustees, none of whom is an employee of the Fund, for services as a Trustee for the current fiscal year to end on September 30, 2023. The Trustees who are “interested persons”, as defined in the 1940 Act, of the Fund and the Fund’s officers do not receive compensation from the Fund.

Name of Trustee	Aggregate Compensation from the Fund(1)
Interested Trustees
Brian Marcus	None
Lauren Basmadjian	None
Independent Trustees
Mark Garbin	$40,000
Sanjeev Handa	$45,000
Joan McCabe	$40,000

(1)	Amounts shown reflect annual compensation of such Trustee, which will be prorated for the present fiscal year.

Portfolio Managers

Investment sourcing and investment decisions are primarily the responsibility of two portfolio managers, Lauren Basmadjian and Nishil Mehta. In addition, the Fund is also supported by the investment committee. See “Investment Objective, Opportunities and Strategies—Investment Process.”

Below is biographical information relating to Ms. Basmadjian and Mr. Mehta and the other members of the investment committee:

Lauren Basmadjian

Lauren Basmadjian has over 20 years of experience in financial and corporate markets. She is a Managing Director, Co-Head of Liquid Credit and Head of US Loans & Structured Credit within The Carlyle Group, Inc.’s Global Credit platform, overseeing over $48 billion of AUM. She is based in New York and sits on the Investment Committees for all of The Carlyle Group, Inc.’s US Loan, CLO and Liquid and Illiquid Credit investing activities. Ms. Basmadjian joined The Carlyle Group, Inc. in 2020 after 19 years at Octagon Credit Investors, LLC, where she was a Senior Portfolio Manager, member of the Investment Committee and managed XAI Octagon Floating Rate & Alternative Income Term Trust, a public 1940 Act fund invested in CLO tranches and leveraged loans. Prior to becoming a Portfolio Manager, Ms. Basmadjian managed Octagon’s workout efforts and also oversaw the leisure & entertainment, retail, consumer products, business services, food & beverage and technology industries. Before joining Octagon, Ms. Basmadjian worked in the Acquisition Finance Group at Chase Securities, Inc. She graduated Cum Laude from the Stern School of Business at New York University with a B.S. in Finance and Economics.

Nishil Mehta

Nishil Mehta is a Managing Director leading the firm’s structured credit investments. He is based in New York. Prior to joining Carlyle, Nishil was a Managing Director at First Eagle where he was the co-portfolio manager for the firm’s structured credit investments. Prior to joining First Eagle, Nishil was a Managing Director at Prospect Capital where he was responsible for the firm’s $2.5 billion of investments in CLO mezzanine debt and CLO equity and served as portfolio manager to Priority Income Fund, Inc., a closed-ended management investment company that primarily invests in the equity tranche of CLOs. He was also the Head of Capital Markets spearheading over $8 billion of debt and equity capital raised for the firm’s 1940 Act funds. Earlier in his career, Nishil worked at CIT Asset Management and Wachovia Securities. Mr. Mehta received his BBA from Goizueta Business School at Emory University with Honors.

Justin Plouffe

Justin Plouffe is a Managing Director and the Deputy Chief Investment Officer of Carlyle Global Credit and serves on the investment committee. Mr. Plouffe focuses on investing in Carlyle’s structured credit and opportunistic credit strategies, as well as capital formation and management of the overall credit platform. Since joining Carlyle in 2007, he has overseen CLO new issuance, led acquisitions of corporate credit management platforms, served as a portfolio manager for structured credit investments, developed proprietary portfolio management analytics and negotiated a wide variety of financing facilities. Prior to joining Carlyle, Mr. Plouffe was an attorney at Ropes & Gray LLP. He has also served as a clerk on the U.S. Court of Appeals for the First Circuit and as a legislative assistant to a U.S. Congressman. Mr. Plouffe received his undergraduate degree from Princeton University and his J.D. from Columbia Law School, where he was an editor of The Columbia Law Review. He is a CFA charterholder, holds Series 7, 24, 57, 63, 79 and 99 licenses, and is associated with TCG Capital Markets L.L.C., the SEC-registered broker/dealer affiliate of The Carlyle Group.

Sebastiano Riva

Sebastiano Riva is a Managing Director and Head of Liability Management for Carlyle Global Credit and serves on the investment committee. Mr. Riva is responsible for fund financing as well as Carlyle Structured Credit and

Carlyle Direct Lending CLO formation and execution. He is also a member of various Investment Committees including for Carlyle Structured Credit Fund and Carlyle Structured Solutions. Prior to joining Carlyle, Mr. Riva was at Wells Fargo Securities in charge of global marketing of new issue CLO. Mr. Riva started his structured finance career at Bankers Trust in the late 1990s and has also held positions at DLJ, TD Securities, and Lehman Brothers. Mr. Riva received his B.S. in Economics from the Wharton School of the University of Pennsylvania.

Other Accounts Managed by Portfolio Managers

Lauren Basmadjian, the portfolio manager primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of June 27, 2023: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

	Number of Accounts	Assets of Accounts (in billions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in billions)
Lauren Basmadjian
Registered Investment Companies	0	$0.00	0	$0
Other Pooled Investment Vehicles	73	$37.23	67	$36.74
Other Accounts	1	$0.05	0	$0

As of July 14, 2023, Mr. Mehta is responsible for the management of no other accounts in addition to the Fund.

Compensation of Portfolio Managers

The investment professionals are paid out of the total revenues of the Adviser and certain of its affiliates, including the advisory fees earned with respect to providing advisory services to us. Professional compensation at the Adviser is structured so that key professionals benefit from strong investment performance generated on the accounts that the Adviser and such affiliates manage and from their longevity with the Adviser. Each member of the Senior Investment Team has indirect equity ownership interests in the Adviser and related long-term incentives. Members of the Senior Investment Team also receive a fixed base salary and an annual market and performance-based cash bonus. The bonus is determined by the Adviser’s Board of Managers, and is based on both quantitative and qualitative analysis of several factors, including the profitability of the Adviser and the contribution of the individual employee. Many of the factors considered by management in reaching its compensation determinations will be impacted by our long-term performance and the value of our assets as well as the portfolios managed for the Adviser’s and such affiliates’ other clients.

Securities Owned in the Fund by Portfolio Managers

The table below sets forth the dollar range of the value of our common shares that are owned beneficially by each portfolio manager as of September 22, 2023. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund(1)
Lauren Basmadjian	None
Nishil Mehta	None

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and over $1,000,000.

Administrative Services

SS&C Technologies, Inc, (“SS&C”), which has its principal office at 80 Lamberton Road Windsor, CT 06095, serves as Administrator for the Fund. Pursuant to the Administration Agreement, SS&C furnishes the Fund with clerical, bookkeeping and record keeping services. SS&C also performs, or oversees the performance of, certain of the Fund’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, being responsible for the financial records that the Fund is required to maintain and preparing reports filed with the SEC. In addition, SS&C generally oversees the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others. The Administration Agreement may be terminated by either party without penalty upon 180 days’ written notice to the other party prior to the initial term or renewal date.

Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any of them are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Fund.

Custodians, Distribution Paying Agent, Transfer Agent and Registrar

U.S. Bank National Association, which has its principal office at 800 Nicollet Mall, Minneapolis, MN 55402, serves as custodian for the Fund.

Equiniti Trust Company, LLC, (“Equiniti”) which has its principal office at 6201 15th Ave., Brooklyn, NY 11219, serves as the Fund’s distribution paying agent, registrar and transfer agent (the “Transfer Agent”). Under the Transfer Agency Agreement, the Fund pays the Transfer Agent an annual fee in monthly installments. The Fund has entered into arrangements with one or more financial intermediaries to provide sub-transfer agency and other services associated with Shareholders whose common shares are held of record in omnibus accounts. In return for these services, the Fund pays sub-transfer agency fees to such financial intermediaries.

DETERMINATION OF NET ASSET VALUE

The Fund’s NAV per common share will be determined by the Adviser on a monthly basis, or at such other times as the Board may determine. In accordance with the procedures adopted by the Board, the NAV per common share of the Fund’s outstanding common shares is determined by dividing the value of total assets minus liabilities by the total number of common shares outstanding.

The Adviser conducts the valuation of the Fund’s assets, pursuant to which net asset value shall be determined, at all times consistent with US GAAP and the 1940 Act. The Adviser, as the valuation designee, determines the fair value of the Fund’s assets on at least a quarterly basis, in accordance with the terms of FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”). The valuation procedures are set forth in more detail below.

ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same—to estimate the price at which an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instrument, the characteristic specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, will generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date. The types of financial instruments included in Level 1 generally include unrestricted securities, including equities and derivatives, listed in active markets. The Adviser does not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 — inputs to the valuation methodology are either directly or indirectly observable as of the reporting date and are those other than quoted prices in active markets. The type of financial instruments in this category generally includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 — inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category generally include investments in privately held entities, non-investment grade residual interests in securitizations, collateralized loan obligations, and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The Adviser values securities/instruments traded in active markets on the measurement date by multiplying the closing price of such traded securities/instruments by the quantity of common shares or amount of the instrument held. The Adviser values liquid securities/instruments that are not traded in an active market using a bid-price determined by an approved independent pricing vendor.

The Fund expects that it will hold a high proportion of Level 3 investments relative to its total investments, which is directly related to the Fund’s investment philosophy and target portfolio. The Adviser has engaged an independent valuation firm to fair value the Fund’s Level 3 investments on a monthly basis. A retained independent valuation firm will have expertise in complex valuations associated with alternative investments and utilize a variety of techniques to calculate a security’s/instrument’s valuation. The valuation approach may vary by security/instrument but may include comparable public market valuations, comparable transaction valuations and discounted cash flow analyses. All factors that might materially impact the value of an investment (e.g., operating results, financial condition, achievement of milestones, economic and/or market events and recent sales prices) may be considered. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Because such valuations are inherently uncertain, they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and therefore fluctuate over time and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed.

If the Adviser reasonably believes a valuation from an independent valuation firm or pricing vendor is inaccurate or unreliable, the Adviser’s Valuation Committee will consider an “override” of the particular valuation. The Valuation Committee will consider all available information at its disposal prior to making a valuation determination. The Valuation Committee is made up of individuals affiliated with Carlyle.

The Fund calculates the NAV of its common shares on a monthly basis. For information on the Fund’s NAV, please call the Fund toll-free at (866) 277-8243. The Adviser, subject to the Board’s oversight, is responsible for the determination, in good faith, of the fair value of the Fund’s portfolio investments. As the Fund’s valuation designee, the Adviser, subject to the Board’s oversight, is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets.

CONFLICTS OF INTEREST

An affiliated investment fund, account or other similar arrangement currently formed or formed in the future and managed by the Fund’s Adviser or its affiliates may have overlapping investment objectives and strategies with the Fund’s own and, accordingly, may invest in asset classes similar to those targeted by the Fund. This creates potential conflicts in allocating investment opportunities among the Fund and such other investment funds, accounts and similar arrangements, particularly in circumstances where the availability or liquidity of such investment opportunities is limited or where co-investments by the Fund and other funds, accounts or arrangements are not permitted under applicable law, as discussed below.

For example, Carlyle sponsors several investment funds, accounts and other similar arrangements, including, without limitation, structured credit funds as well as closed-end registered investment companies, business BDCs, carry funds, managed accounts and structured credit funds it may sponsor in the future. The SEC has granted exemptive relief that permits the Fund and certain of its affiliates to co-invest in suitable negotiated investments (the “Exemptive Relief”). If Carlyle is presented with investment opportunities that generally fall within the Fund’s investment objective and other board-established criteria and those of other Carlyle funds, accounts or other similar arrangements (including existing and future affiliated BDCs and registered closed-end funds) whether focused on a credit strategy or otherwise, Carlyle allocates such opportunities among the Fund and such other Carlyle funds, accounts or other similar arrangements in a manner consistent with the Exemptive Relief, the Adviser’s allocation policies and procedures and Carlyle’s other allocation policies and procedures, where applicable, as discussed below.

More specifically, investment opportunities in suitable negotiated investments for investment funds, accounts and other similar arrangements managed by the Adviser, and other funds, accounts or similar arrangements managed by affiliated investment advisers that seek to co-invest with the Fund or other Carlyle BDCs or registered closed-end funds, are allocated in accordance with the Exemptive Relief, the Adviser’s allocation policies and procedures and Carlyle’s other allocation policies and procedures, where applicable. Investment opportunities for all other investment funds, accounts and other similar arrangements not managed by the Adviser are allocated in accordance with their respective investment advisers’ and Carlyle’s other allocation policies and procedures. Such policies and procedures may result in certain investment opportunities that are attractive to the Fund being allocated to other funds that are not managed by the Adviser. Carlyle’s, including the Adviser’s, allocation policies and procedures are designed to allocate investment opportunities fairly and equitably among its clients over time, taking into account a variety of factors which may include the sourcing of the transaction, the nature of the investment focus of each such other Carlyle fund, account or other similar arrangement, each fund’s, account’s or similar arrangement’s desired level of investment, the relative amounts of capital available for investment, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals, any requirements contained in the limited partnership agreements and other governing agreements of the Carlyle funds, accounts or other similar arrangements and other considerations deemed relevant by Carlyle in good faith, including suitability considerations and reputational matters. The application of these considerations may cause differences in the performance of different Carlyle funds, accounts and similar arrangements that have similar strategies.

The Fund’s executive officers and directors, other current and future principals of the Adviser and certain members of the Adviser’s investment committee may serve as officers, directors or principals of other entities and affiliates of the Adviser and funds managed by the Fund’s affiliates that operate in the same or a related line of business as the Fund does. Currently, the Fund’s executive officers, as well as the other principals of the Adviser, manage other funds affiliated with Carlyle, including other existing and future affiliated BDCs and registered closed-end funds, including Carlyle Secured Lending, Inc., Carlyle Credit Solutions, Inc. and Carlyle Tactical Private Credit Fund. In addition, the Adviser’s investment team has responsibilities for sourcing and managing private debt investments for certain other investment funds and accounts. Accordingly, they have obligations to investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, the Fund and its Shareholders. Although the professional staff of the Adviser will devote as much time to management of the Fund as appropriate to enable the Adviser to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of the Adviser may have conflicts in allocating their time and services among the Fund, on the one hand, and investment vehicles managed by Carlyle or one or more of its affiliates on the other hand.

Although the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner in accordance with its allocation policies and procedures, it is possible that, in the future, the Fund may not be given the opportunity to participate in investments made by investment funds managed by the Adviser or an investment manager affiliated with the Adviser, including Carlyle.

As a result of the expansion of Carlyle’s platform into various lines of business in the alternative asset management industry, Carlyle is subject to a number of actual and potential conflicts of interest and subject to greater regulatory oversight than that to which it would otherwise be subject if it had just one line of business. In addition, as Carlyle expands its platform, the allocation of investment opportunities among its investment funds, including the Fund, is expected to become more complex. In addressing these conflicts and regulatory requirements across Carlyle’s various businesses, Carlyle has and may continue to implement certain policies and procedures (for example, information barriers). In addition, the Fund may come into possession of material non-public information with respect to issuers in which it may be considering making an investment. As a consequence, the Fund may be precluded from providing such information or other ideas to other funds affiliated with Carlyle that benefit from such information or the Fund may be precluded from otherwise consummating a contemplated investment. To the extent the Fund or any other funds affiliated with Carlyle fail to appropriately deal with any such conflicts, it could negatively impact the Fund’s reputation or Carlyle’s reputation and the Fund’s ability to raise additional funds and the willingness of counterparties to do business with the Fund or result in potential litigation against the Fund.

In the ordinary course of business, the Fund may enter into transactions with affiliates that may be considered related party transactions. The Fund has implemented certain policies and procedures to screen transactions for any possible affiliations between the proposed portfolio investment, the Fund and other affiliated persons, including the Adviser, Shareholders that own more than 5% of the Fund, employees, officers and directors of the Fund and the Adviser and certain persons directly or indirectly controlling, controlled by or under common control with the foregoing persons. The Fund will not enter into any agreements unless and until it is satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, the Fund has taken appropriate actions to seek Board review and approval or SEC exemptive relief for such transaction.

In the course of the Fund’s investing activities, it pays management and incentive fees to the Adviser and reimburses the Adviser for certain expenses it incurs in accordance with the Investment Advisory Agreement. Accordingly, a conflict may arise where the Adviser has an incentive to structure transactions to generate the higher management or incentive fees or reimbursements for the Adviser. Investors in the Fund’s common shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than an investor might achieve through direct investments.

During periods of unusual market conditions, the Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only investment funds, accounts or similar arrangements that are typically managed on a side-by-side basis with levered and/or long-short investment funds, accounts or similar arrangements.

Additionally, following the completion of the Tender Offer, New Issuance and Private Purchase, Carlyle or an affiliate holds approximately 41% of the Fund’s voting securities. See “Control Persons and Principal Holders of Securities” and “Description of our Securities —Certain Aspects of the Delaware Control Share Statute.”

Code of Ethics

The Fund and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restrict certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. The codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov.

PRICE RANGE OF COMMON SHARES

Our common shares began trading on May 29, 2019 and are currently traded on the NYSE under the symbol “CCIF.” Prior to July 27, 2023, the Fund’s common shares traded on NYSE under the symbol “VCIF.” The following table lists the high and low closing sale price for our common shares, the high and low closing sale price as a percentage of NAV and distributions declared per common share for each quarter since October 1, 2020.

		Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Distributions Declared(3)
Period	NAV(1)	High	Low
Fiscal year ending September 30, 2021
First quarter	12.01	10.215	9.64	(14.90)%	(19.70)%	0.3950
Second quarter	11.70	10.49	9.84	(10.30)%	(15.90)%	0.2395
Third quarter	11.85	10.90	10.18	(8.00)%	(14.10)%	0.2360
Fourth quarter	11.69	10.84	10.28	(7.30)%	(12.10)%	0.2367
Fiscal year ending September 30, 2022(4)
First quarter	11.32	10.69	9.98	(5.60)%	(11.80)%	0.3381
Second quarter	10.97	10.33	9.77	(5.80)%	(10.90)%	0.2271
Third quarter	10.65	10.00	9.07	(6.10)%	(14.80)%	0.2194
Fourth quarter	10.39	9.75	8.90	(4.10)%	(12.50)%	0.2139
Fiscal year ending September 30, 2023(5)
First quarter	10.26	9.528	8.465	(7.10)%	(17.50)%	0.2068
Second quarter	10.15	10.10	8.61	(0.49)%	(15.17)%	0.2050
Third quarter	9.96	10.03	9.70	0.70%	(2.61)%	0.2022
Fourth quarter

(1)

NAV per common share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per common share on the date of the high and low sales prices. The NAVs shown are based on outstanding common shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter end NAV.
(3)

Represents the cash distributions (including dividends, dividends reinvested and returns of capital, if any) per common share that we have declared on our common shares in the specified quarter. Tax characteristics of distributions will vary.

(4)	For the fiscal year ending September 30, 2022, distributions made by us were comprised, in part, of a return of capital, as calculated on a per common share basis, of $0.088 per common share.
(5)

For the fiscal quarter ending December 31, 2022, distributions made by us were comprised, in part, of an estimated return of capital, as calculated on a per common share basis, of $0.1253 per common share. For the fiscal quarter ending March 31, 2023, distributions made by us were comprised, in part, of an estimated return of capital, as calculated on a per common share basis, of $0.0699 per common share. For the fiscal quarter ending June 30, 2023, distributions made by us were comprised, in part, of an estimated return of capital, as calculated on a per common share basis, of $0.1021 per common share.

Common shares of closed-end management investment companies may trade at a market price that is less than the NAV that is attributable to those common shares. The possibility that our common shares of will trade at a discount to NAV or at a premium that is unsustainable over the long term is separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether our common shares will trade at, above or below NAV in the future. Our NAV per common share was $8.42 as of September 30, 2023. The closing sales price for common shares on the NYSE on September 26, 2023 was $8.21, which represented a 3.64% discount to NAV per common share.

DESCRIPTION OF OUR SECURITIES

This prospectus contains a summary of our common shares, preferred shares, subscription rights and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security being offered thereby.

The following are our authorized and outstanding classes of securities as of September 22, 2023:

Title of Class	Amount Authorized	Amount Held By Fund	Amount Outstanding
Shares of Beneficial Interest	Unlimited	None	11,661,159 shares

*

Prior to the Closing, the Fund was authorized to issue an unlimited number of common shares, subject to a $1 billion limit on the Fund, which would represent 120,918,984 shares assuming $8.27 NAV. Under the Declaration of Trust, the Fund is authorized to issue an unlimited number of common shares and is not subject to a dollar limit on the size of the Fund.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund.

Classified Board of Trustees. The terms for which the Trustees hold office are organized into three classes, and trustees are elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election.

Trustee Removal. A Trustee may be removed from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees).

Derivative Actions. In addition to the requirements set forth in Section 3816 of the DSTA, Section 5.6 of the Declaration of Trust states that a Shareholder or Shareholders may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) The Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed, and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as such term is defined in the DSTA); (ii) Shareholders holding at least 10% of the outstanding Shares of the Fund join in the request for the Board of Trustees to commence such action; and (iii) the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board of Trustees determines not to bring such action. Additionally, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as such term in defined in the DSTA). However, these requirements do not apply to claims brought under the federal securities laws.

Exclusive Delaware Jurisdiction and Jury Waiver. Any claims, suits, actions or proceedings arising out of or relating in any way to the Fund, the DSTA, the Declaration of Trust or the By-Laws shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, and irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. However, these requirements do not apply to claims asserted under the U.S. federal securities laws including, without limitation, the 1940 Act.

The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. The foregoing is only a summary of certain aspects of the Declaration of Trust. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Certain Aspects of the Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust, it is subject to the Control Share Statute. The Control Share Statute became automatically applicable to listed closed-end funds organized as Delaware statutory trusts, such as the Fund, upon its effective date of August 1, 2022.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These voting power thresholds are as follows:

•	10% or more, but less than 15% of all voting power;

•	15% or more, but less than 20% of all voting power;

•	20% or more, but less than 25% of all voting power;

•	25% or more, but less than 30% of all voting power;

•	30% or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of fund shares in the election of trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” which is broadly defined by the Control Share Statute.

Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders of the Fund or exempted by the Board. Approval by the shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of the Fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by the Fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level. The Board is permitted, but not obligated to, exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. However, Section 1.9 of the Fund’s By-Laws, provides that the voting restrictions under the Control Share Statute shall not apply to (i) any acquisition of preferred shares that may be issued by the Fund and (ii) any acquisition or proposed acquisition of shares by any company that, in accordance with the 1940 Act or SEC exemptive order or other regulatory relief or guidance, votes the shares held by it in the same proportion as the vote of all other holders of such security or all securities. Shares of the Fund held by an affiliate of CGCIM were exempted from the Control Share Statute by the Board. The Board considered these exemptions in connection with the Transaction that resulted in CGCIM becoming the Fund’s investment adviser and determined that such exemptions were in the best interest of the Fund and its shareholders, including with respect to the liquidity that CGCIM and its affiliates agreed to provide to investors through the Tender Offer and their commitment to purchase additional shares of the Fund in the New Issuance. At this point the Board has not determined to exempt common shares as a class from the application of the Control Share Statute in order to preserve the protections afforded by the Control Share Statute, but would consider any control share acquisitions on a case by case basis as it did with Carlyle’s acquisition.

The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to August 1, 2022. However, such shares will be aggregated with any shares acquired after August 1, 2022 for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.

The Control Share Statute may protect the long-term interests of Fund shareholders by limiting the ability of certain investors to use their ownership to attempt to disrupt the Fund’s long-term strategy such as by forcing a liquidity event. However, the Control Share Statute may also serve to entrench the Board and make it less responsive to shareholder requests. The totality of positive or negative affects is difficult to predict as the Control Share Statute has been in effect for a relatively short period of time.

Recent federal and state court opinions in the state of Massachusetts have held that the Control Share Statute provisions are not consistent with the 1940 Act, although one of such judgments is currently on appeal. Such cases involved a registered investment company organized as a Massachusetts business trust. The facts and analysis at issue in such Massachusetts cases are distinguishable from the Fund because, among other reasons, the Fund is a statutory trust organized in Delaware with a control share statute that automatically applied to the Fund when the statute went into effect. In contrast, no such statutory provision was directly applicable to Massachusetts business trusts. Accordingly, it is uncertain whether the Massachusetts case law would apply to the Fund.

The foregoing is only a summary of certain aspects of the Control Share Statute. Shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their shares of the Fund and any subsequent acquisitions of shares.

DESCRIPTION OF OUR COMMON SHARES

The following description is based on relevant portions of the Delaware Statutory Trust Statute and our Declaration of Trust and By-laws. This summary is not necessarily complete, and we refer you to the Delaware Statutory Trust Statute, Declaration of Trust and By-laws for a more detailed description of the provisions summarized below.

General

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 8, 2011. The Fund’s Declaration of Trust was amended and restated in connection at Closing. The Declaration of Trust provides that the Trustees of the Fund may authorize separate classes of common shares of beneficial interest. The Trustees have authorized an unlimited number of common shares. The Fund holds annual meetings of its Shareholders. As of September 22, 2023, 11,661,159 common shares were outstanding, of which none were owned by the Fund.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional common shares of beneficial interest, no par value, as well as the other securities described in this Prospectus. Each common share of beneficial interest of the Fund represents an equal proportionate interest in the assets of the Fund with each other common share of beneficial interest in the Fund. Holders of common shares of beneficial interest will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its Shareholders of common shares of beneficial interest after payment of Fund operating expenses including interest on outstanding borrowings, if any, monthly and no less frequently than annually. Dividends declared on common shares will be automatically reinvested in additional common shares of the Fund, unless a common shareholder elects to opt-out. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of common shares. Each whole common share of beneficial interest shall be entitled to one vote, and each fractional share shall be entitled to a vote of such fraction, as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its Shareholders. The common shares of beneficial interest as well as the other securities described in this Prospectus are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the common shares of beneficial interest or other securities described in this Prospectus. The Declaration of Trust provides that the Fund’s common shareholders are not liable for any liabilities of the Fund. Although common shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, a share certificate may be issued at the Fund’s discretion for any or all of the full common shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each Shareholder upon which the registration of common shares are recorded, and transfers, permitted only in rare circumstances, such as death, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a Shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

DESCRIPTION OF OUR PREFERRED SHARES

In addition to common shares, our Declaration of Trust authorizes the issuance of preferred shares. As of September 22, 2023, we did not have any preferred shares outstanding. If we offer preferred shares under this prospectus, we will provide an appropriate prospectus supplement. We may issue preferred shares from time to time in one or more classes or series, without Shareholder approval. Prior to issuance of shares of each class or series, our Board is required by Delaware law and by our Declaration of Trust to set, subject to the express terms of any of our then outstanding classes or series of shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.

The 1940 Act limits our flexibility as to certain rights and preferences of the preferred shares. In particular, every share issued by the Fund must be voting shares and have equal voting rights with every other outstanding class of voting shares, except to the extent that the shares satisfies the requirements for being treated as a senior security, which requires, among other things, that:

•

immediately after issuance and before any distribution is made with respect to shares, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred shares, of at least 200%; and

•

the holders of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if and for so long as dividends on the preferred shares are unpaid in an amount equal to two full years of dividends on the preferred shares.

The features of the preferred shares are further limited by the requirements applicable to RICs under the Code.

For any class or series of preferred shares that we may issue, our Board will determine and the prospectus supplement relating to such class or series will describe:

•	the designation and number of shares of such class or series;

•

the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

•	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such class or series;

•	any provisions relating to the redemption of the shares of such class or series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All preferred shares that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred shares will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to our Shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our Shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our Shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•

the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each Shareholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Additionally, any transferrable rights for common stock will comply with the following conditions:

•	the offering fully protects shareholders preemptive rights and does not discriminate among shareholders;

•	management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights;

•	ratio of offering does not exceed one new share for each three rights held; and

•	the Board makes good faith determination that the offering would result in a net benefit to existing shareholders.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of common shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the common shares purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than Shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any Shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of Shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per common share from any rights offering may be lower than our then current net asset value per common share, the rights offering may reduce our net asset value per common share. The amount of dilution that a Shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common shares could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional common shares may be issued upon completion of such rights offering. All of our Shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities we may issue are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

This section includes a description of the material provisions of the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We will file the indenture with the SEC. In addition, we will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Additional Information” for information on how to obtain a copy of the indenture once available.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued ;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default (as described below);

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	the listing, if any, on a securities exchange; and

•	any other terms.

Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

While any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.”

General

The indenture provides that any debt securities proposed to be sold under this prospectus and an accompanying prospectus supplement, or the offered debt securities, and any debt securities issuable upon conversion or exchange of other offered securities, or the underlying debt securities, may be issued under the indenture in one or more series.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Pursuant to the indenture, we have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio, and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•

an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.

A prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

Unless the prospectus supplement relating to such debt security states otherwise, we will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

In the event our debt securities become represented by certificates, unless the prospectus supplement relating to such debt security states otherwise, we will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by a check mailed on the interest payment date to the securityholder at his or her address as shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal and premium, if any, by check at the office of the trustee in New York, New York and/or at other offices that may be specified in the Indenture or a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on a debt security by wire transfer of immediately available funds to an account at a bank in the United States, on the due date. To request payment by wire, the holder must give the trustee appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in a prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt security states otherwise):

•	we do not pay the principal of (or premium, if any, on) a debt security of the series when due and payable, and such default is not cured within five days;

•	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days;

•

we remain in breach of any other covenant with respect to debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•

we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 90 days;

•

on the last business day of each of twenty-four consecutive calendar months, all series of our debt securities issued under the indenture together have an asset coverage of less than 100% after giving effect to exemptive relief, if any, granted to us by the SEC; or

•	any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing (unless the prospectus supplement relating to such debt security states otherwise), the following remedies are available. The trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the debt securities of that series (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default with respect to that series have been cured or waived.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the applicable trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer the trustee reasonable indemnity, security, or both against the costs, expenses, and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•

the holders of a majority in principal amount of the outstanding debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:

•	in the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•

where we merge out of existence or convey or transfer substantially all of our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•	immediately after the transaction, no default or Event of Default will have happened and be continuing;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair your right to sue for payment following the date on which such amount is due and payable;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not materially adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities and by depositing with the trustee after the debt securities have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the Indenture.

Defeasance

The following defeasance provisions will be applicable to each series of debt securities (unless the prospectus supplement relating to such debt security states otherwise). “Defeasance” means that, by depositing with the trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the debt securities when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the debt securities. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the applicable debt securities. The consequences to the holders of such securities would be that, while they would no longer benefit from certain covenants under the indenture, and while such securities could not be accelerated for any reason, the holders of applicable debt securities nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, the following must occur:

•

if the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such series of debt securities a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•

we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if such covenant defeasance had not occurred;

•	we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•	defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and

•

no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal income tax law or we obtain or there has been published an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

if the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on such securities on their various due dates;

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if such defeasance had not occurred. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•	we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were effectively subordinated, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or we may choose to perform these functions.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if the Transfer Agent, as applicable, is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee under the Indenture

The indenture and applicable prospectus supplement will identify the trustee with respect to any particular series of debt securities.

Certain Considerations Relating To Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

U.S. FEDERAL INCOME TAX MATTERS

The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund’s common shares. The discussion below provides general tax information related to an investment in the Fund’s common shares, but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local, non-U.S. or other tax consequences (such as estate and gift tax consequences). It is based on the Code, U.S. Treasury Regulations thereunder, or “Treasury Regulations,” and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding common shares as part of a hedging transaction, wash sale, conversion transaction, straddle or integrated transaction or persons entering into a constructive sale with respect to common shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Shareholder that holds common shares as a capital asset and is a U.S. Shareholder. A “U.S. Shareholder” generally is a beneficial owner of common shares who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding common shares should consult their tax advisors with respect to the tax treatment to them of the partnership’s ownership and disposition of common shares.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

The following summary does not address U.S. federal income tax considerations applicable to preferred shares, subscription rights or debt securities. If the Fund issues preferred shares, subscription rights or debt securities, the applicable prospectus supplement will contain a discussion of certain U.S. federal income tax considerations relating to such securities.

Taxation of the Fund

The Fund has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both a source of income test and asset diversification tests. The Fund will generally qualify as a RIC for a tax year if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such shares, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income (for this purpose, excluding net income derived from interests in qualified publicly traded partnerships). The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to shareholders (the “90% distribution requirement”). If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to shareholders (including amounts that are reinvested pursuant to the DRP). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis in its common shares by the difference between its share of such undistributed net capital gains and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gains for a tax year.

As a RIC, the Fund will be subject to a nondeductible 4% U.S. federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax.

Any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate Shareholders and for treatment as qualified dividend income in the case of certain non-corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If, however, the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with OID, may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to Shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to raise additional debt or equity capital, dispose of other securities or forgo new investment opportunities for this purpose.

There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its Net Assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income tax or the 4% excise tax.

Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of stock or securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to its Shareholders the foreign source amount of income distributed and the respective amount of foreign taxes paid by the Fund. If the Fund so elects, each Shareholder would be required to include in gross income, even though not actually received, such Shareholder’s pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). For these purposes, “shares” would include any interests in a PFIC that are treated as equity for U.S. federal income tax purposes. In general, a foreign company is considered a PFIC in any taxable year if at least 50% of the average value of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even if the Fund distributes the corresponding income to Shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (i.e., a “QEF” election), the Fund generally would be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gains on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years with respect to the PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Shareholders, and which will be recognized by Fund Shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.

Some of the CLOs in which the Fund may invest may be PFICs, which are generally subject to the tax consequences described above. Investment in certain equity interests (which for these purposes includes certain debt tranches that are treated as equity for U.S. federal income tax purposes) of CLOs that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such CLOs and other PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in such CLOs and other PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs.

If the Fund holds 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata share of the foreign corporation’s “subpart F income” for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation.

The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time a Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale of other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary income or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund Shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of corporate income tax or the 4% excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, any distributions made by the Fund during the tax year before such losses were recognized may be recharacterized as a return of capital to Fund Shareholders for U.S. federal income tax purposes, the treatment of which is described below, rather than as ordinary dividend income.

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on common shares. Limits on the Fund’s ability to pay dividends on common shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to corporate income tax or the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distributions to its Shareholders. If the Fund is precluded from making distributions on common shares because of any applicable asset coverage requirements, the terms of preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of such preferred shares.

Certain of the Fund’s investments and hedging or derivative transactions are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.

The remainder of this discussion assumes that the Fund has qualified for and maintained its treatment as a RIC for U.S. federal income tax purposes and has satisfied the distribution requirements described above.

Taxation of U.S. Shareholders

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains that are properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time a Shareholder has owned common shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Shareholder as a return of capital that will be applied against and reduce the Shareholder’s tax basis in its common shares. To the extent that the amount of any such distribution exceeds the Shareholder’s tax basis in its common shares, the excess will be treated as gain from a sale or exchange of common shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional common shares.

A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of common shares, even if such common shares are sold at a loss relative to the Shareholder’s original investment.

It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund are characterized as ordinary income for U.S. federal income tax purposes. In addition, the Fund has elected to recognize any accrued market discount on debt obligations as ordinary income on a current basis, instead of upon disposition of the applicable debt obligation. Debt obligations will generally be treated as acquired with “market discount” if they have a fixed maturity date of more than one year from the date of issuance and are acquired by the Fund in the secondary market at a price below their stated redemption price at maturity (or, in the case of securities with OID, at a price below their revised issue price), unless the discount is less than a specified de minimis amount.

Distributions made by the Fund to a corporate Shareholder will qualify for the dividends-received deduction only to the extent that the distributions consist of qualifying dividends received by the Fund from domestic corporations. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its common shares. Distributions of “qualified dividend income” to an individual or other non-corporate Shareholder will be treated as “qualified dividend income” to such Shareholder and generally will be taxed at long-term capital gain rates, provided the Shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”

Certain distributions reported by the Fund as Section 163(j) interest dividends may be eligible to be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Code Section 163(j). Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

If a person acquires common shares shortly before the record date of a distribution, the price of the shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of the person’s investment in such shares.

Distributions paid by the Fund generally will be treated as received by a Shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the Shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been received by Shareholders on December 31 of the calendar year in which the distribution was declared.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its taxable income (such as ordinary income, capital gains, dividends qualifying for the dividends-received deduction and qualified dividend income) based upon the percentage of total dividends paid out of current or accumulated earnings and profits to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund intends each year to allocate capital gain dividends (and any dividends qualifying for the dividends-received deduction or dividends treated as qualified dividend income) between its common shares and preferred shares in proportion to the total dividends paid out of current or accumulated earnings and profits to each class with respect to such tax year. Distributions in excess of the Fund’s current and accumulated earnings and profits, if any, however, will not be allocated proportionately among the common shares and preferred shares. Since the Fund’s current and accumulated earnings and profits will first be used to pay dividends on its preferred shares, distributions in excess of such earnings and profits, if any, will be made disproportionately to holders of common shares.

Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional common shares will receive a report as to the NAV of those common shares.

Sale or Exchange of Common Shares

Upon the sale or exchange of common shares (except pursuant to a redemption, as described below), a Shareholder generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the common shares and the Shareholder’s adjusted tax basis in the relevant shares. Such gain or loss generally will be a long-term capital gain or loss if the Shareholder has held such common shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

Losses realized by a Shareholder on the sale or exchange of common shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such shares. In addition, no loss will be allowed on a sale or exchange of common shares if the Shareholder acquires (including through reinvestment of distributions or otherwise), or enters into a contract or option to acquire, substantially identical shares within 30 days before or after the sale or exchange of such shares at a loss. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

In general, U.S. Shareholders currently are generally subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the Shareholder’s income exceeds certain threshold amounts) on their net capital gains (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in common shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gains at the 21% rate also applied to ordinary income. Non-corporate Shareholders with net capital losses for a tax year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate Shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate Shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

If the Fund redeems any common shares held by a Shareholder, the redemption will be treated as a sale or exchange, the treatment of which is described above, if the redemption (i) is a “complete termination” of the Shareholder’s equity interest in the Fund, (ii) is a “substantially disproportionate” redemption with respect to the Shareholder or (iii) is “not essentially equivalent to a dividend” with respect to the Shareholder. In determining whether any of these tests has been met, a Shareholder must take into account not only common shares that are actually owned but also other shares that the Shareholder constructively owns within the meaning of Section 318 of the Code. If none of these alternative tests are met, the redemption will be treated as a distribution with respect to the common shares, the treatment of which is described above.

Under Treasury Regulations, if a Shareholder recognizes losses with respect to common shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Reporting of adjusted cost basis information to the IRS and to taxpayers is generally required for covered securities, which generally include shares of a RIC acquired on or after January 1, 2012. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of common shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.

Backup Withholding and Information Reporting

Information returns will generally be filed with the IRS in connection with payments on common shares and the proceeds from a sale or other disposition of common shares. A Shareholder will generally be subject to backup withholding on all such amounts if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. Shareholder, on an IRS Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Shareholders and certain other Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be refunded or credited against the applicable Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Shareholders

Whether an investment in the Fund is appropriate for a non-U.S. Shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in common shares.

The U.S. federal income taxation of a Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. Shareholder”), depends on whether the income that the Shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.

If the income that a non-U.S. Shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. Shareholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at a 30% rate (or a lower rate provided under an applicable treaty). Alternatively, if the income that a non-U.S. Shareholder derives from the Fund is effectively connected with a U.S. trade or business of the non-U.S. Shareholder, the Fund will not be required to withhold U.S. federal tax if the non-U.S. Shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to the respective rate of withholding tax applicable to non-U.S. Shareholders.

A non-U.S. Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of common shares. If, however, such a non-U.S. Shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements, such capital gains distributions, undistributed capital gains and gains from the sale or exchange of common shares will be subject to tax at a 30% rate (or a lower rate provided under an applicable treaty).

Furthermore, properly reported distributions by the Fund that are received by non-U.S. Shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (i.e., the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). To qualify for this exemption from withholding for interest-related dividends, a non-U.S. Shareholder must comply with applicable certification requirements relating to its non-U.S. tax residency status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains, and a portion of the Fund’s distributions (e.g., derived from interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of common shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. Thus, an investment in the common shares by a non-U.S. Shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of common shares will be subject to U.S. federal income tax, on a net income basis, in the same manner as, and at the graduated rates applicable to, U.S. persons. If such a non-U.S. Shareholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. Shareholder other than a corporation may be subject to backup withholding on distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Shareholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. To obtain the refund, the non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

Under the FATCA provisions of the Code, the Fund is required to withhold U.S. tax (at the applicable rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The tax consequences to a non-U.S. Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.

Other Taxes

Shareholders may be subject to state, local and non-U.S. taxes applicable to their investment in the Fund. In some states or localities, entity-level tax treatment and the treatment of distributions made to Shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in common shares may have tax consequences for Shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

PLAN OF DISTRIBUTION

We may offer, from time to time, up to $500,000,000 of our common shares, preferred shares, subscription rights to purchase shares of our shares or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any overallotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our shares, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our shares at the time of the offering except (1) in connection with a rights offering to our existing shareholders, (2) with the consent of the majority of our shareholders, (3) the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common shareholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our shares on NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no trading market, other than our shares, which is traded on the NYSE. We may elect to list any other series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us.

The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into Derivative Transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under the Dividend Reinvestment Plan (“DRP”) administered by Equiniti. Pursuant to the DRP, the Fund’s Distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in the DRP by written instructions to that effect to Equiniti. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by Equiniti by within 15 days prior to the applicable dividend payment date, or the Shareholder will receive such Distribution in shares through the DRP. Under the DRP, the Fund’s Distributions to Shareholders are automatically reinvested in full and fractional shares as described below.

When the Fund declares a dividend, capital gain or other distribution (each, a “Distribution” and collectively, “Distributions”) Equiniti, on the Shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. Distributions that are reinvested through the issuance of new shares increase our Shareholders’ equity on which a management fee is payable to the Adviser. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by 95% of the market price per share of the Fund’s common stock at the close of regular trading on the NYSE. The newly issued shares would be issued whether our shares are trading at a premium or discount to NAV. However, the Fund reserves the right to purchase shares in the open market in connection with the implementation of the DRP to the extent that shares are trading at a price below NAV per share. Shares purchased in open market transactions by the plan administrator will be allocated to a Shareholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares purchased in the open market.

Equiniti will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. Equiniti will hold shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those shares purchased pursuant to the DRP. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. Equiniti will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the DRP, Equiniti will administer the DRP on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRP.

Neither Equiniti nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the DRP upon 60 days’ notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by the participants.

All correspondence concerning the DRP should be directed to Equiniti at 6201 15th Ave., Brooklyn, NY 11219. Certain transactions can be performed by calling the toll free number (866) 277-8243.

REGULATION AS A CLOSED-END MANAGEMENT INVESTMENT COMPANY

General

As a registered closed-end management investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of our outstanding voting securities, we may not:

•	change our classification to an open-end management investment company;

•	alter any of our fundamental policies, which are set forth below in “— Fundamental Investment Restrictions”; or

•	change the nature of our business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not “interested persons” of us, as that term is defined in the 1940 Act. We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates absent exemptive relief or other prior approval by the SEC.

We will generally not be able to issue and sell shares of our shares at a price below the then current NAV per share (exclusive of any distributing commission or discount). We may, however, sell our shares at a price below the then current NAV per share if our Board determines that such sale is in our best interests and the best interests of our shareholders, and the holders of a majority of the holders of our shares, approves such sale. In addition, we may generally issue new shares at a price below NAV in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

Fundamental Investment Restrictions

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this Prospectus, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)

Borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)

Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)

Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(4)

Invest more than 25% of the market value of its assets in the securities of companies, entities or issuers engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities. For purposes of this restriction, an investment in a CLO, collateralized bond obligation, CDO or a swap or other derivative will be considered to be an investment in the industry (if any) of the underlying or reference security, instrument or asset.

(5)

Purchase or sell real estate or interests in real estate. This limitation is not applicable to investments in securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security). Additionally, the preceding limitation on real estate or interests in real estate does not preclude the Fund from investing in mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts), nor from disposing of real estate that may be acquired pursuant to a foreclosure (or equivalent procedure) upon a security interest.

(6)

Purchase or sell commodities, commodity contracts, including commodity futures contracts, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)

Make loans to others, except (a) through the purchase of debt securities in accordance with its investment objectives and policies, including notes secured by real estate, which may be considered loans; (b) to the extent the entry into a repurchase agreement is deemed to be a loan; and (c) by loaning portfolio securities. Additionally, the preceding limitation on loans does not preclude the Fund from modifying note terms.

The Fund will treat with respect to participation interests both the financial intermediary and the borrower as “issuers” for purposes of fundamental investment restriction (5).

The fundamental investment limitations set forth above restrict the ability of the Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of Shareholders, as applicable, will be required or sought.

Non-Fundamental Investment Restrictions

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board without the approval of the holders of a majority of the outstanding voting securities of the Fund. The Fund may not:

(1)	Change or alter the Fund’s investment objective or 80% policy;

(2)	Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law, including any exemptive orders issued by the SEC; and

(3)

Purchase any securities on margin except as may be necessary in connection with transactions described in this prospectus and except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio investments (the deposit or payment by the Fund of initial or variation margin in connection with swaps, forward contracts and financial futures contracts and options thereon is not considered the purchase of a security on margin).

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

Proxy Voting Policy and Proxy Voting Record

The Fund has delegated its proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and the Independent Trustees and, accordingly, are subject to change.

It is the policy of the Fund to delegate the responsibility for voting proxies relating to portfolio securities held by the Fund to the Fund’s Adviser as a part of the Adviser’s general management of the Fund’s portfolio, subject to the continuing oversight of the Board. The Board has delegated such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by the Fund consistent with the proxy voting policies and procedures. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the proxy voting policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Fund.

The right to vote a proxy with respect to portfolio securities held by the Fund is an asset of the Fund. The Adviser, to which authority to vote on behalf of the Fund is delegated, acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interest of the Fund and its Shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Privacy Policy

We are committed to protecting your privacy. This privacy notice explains our privacy policies and those of our affiliated companies. The terms of this notice apply to both current and former shareholders. We will safeguard all information we receive about you in accordance with reasonable and proportional standards of security and confidentiality under applicable federal law. We have implemented procedures that are designed to restrict access to your personal information to authorized employees of the Adviser, the Administrator and their affiliates and service providers who need to know your personal information to perform their jobs, and in connection with servicing your account. Our goal is to limit the collection and use of information about you. While we may share your personal information with our affiliates in connection with servicing your account, our affiliates are not permitted to share your information with non-affiliated entities, except as permitted or required by law.

When you purchase our shares and in the course of providing you with products and services, we and certain of our service providers, such as a transfer agent, may collect personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites.

We do not disclose any personal information provided by you or gathered by us to non-affiliated third parties, except as permitted or required by law or for our everyday business purposes, such as to process transactions or service your account. For example, we may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you. We may disclose your personal information to unaffiliated third party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to us. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. We may also provide your personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants, or to other third parties as permitted by law.

In addition to disclosing your information to third parties in the context of providing the services you request, we reserve the right to disclose or report personal or account information to non-affiliated third parties where we believe in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect our rights or property. We may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure.

BROKERAGE ALLOCATION

The Fund generally acquires and disposes of its investments in the secondary market through brokers. Brokerage commissions paid for by the investment adviser are reflected in the trade price.

Subject to policies established by the Fund’s Board, the Adviser has a duty to seek to obtain the “best price and execution” on all security transactions in the Fund’s portfolio.

In selecting third-party broker-dealers to effect transactions in a publicly traded security, the Adviser will use their best judgement to choose the service providers most capable of providing “best execution” on an overall basis. The Adviser will consider the full range of services available from and the characteristics of each broker. Such services and characteristics may include, but are not limited to: (i) whether the broker-dealer has any special knowledge of the security; (ii) whether the broker-dealer originally underwrote or sponsored the security; (iii) the ability of the broker-dealer to find a natural buyer or seller for the security; (iv) the operational efficiency with which transactions are effected (such as prompt and accurate confirmation and delivery), taking into account the size of order and difficulty of execution; (v) the financial strength, integrity and stability of the broker-dealer; (vi) the value of brokerage services over and above trade execution provided; and (vii) any other factors the investment adviser considers to be in the best interest of the Fund.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote.

Following the completion of the Tender Offer, New Issuance and Private Purchase, Carlyle or an affiliate holds approximately 41% of the Fund’s voting securities. Carlyle or an affiliate may continue to be deemed to control the Fund until such time as it owns 25% or less of the outstanding voting securities. This ownership will fluctuate as new investors buy the Fund’s common shares. Shares of the Fund held by an affiliate of CGCIM were exempted from the provisions of the Control Share Statute by the Board. Depending on the size of this ownership interest at any given point in time, it is expected that Carlyle will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders. See “Description of our Securities — Certain Aspects of the Delaware Control Share Statute.”

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. Based on SEC filings, the Fund is aware of shareholder groups that were the beneficial owner of more than 5% of the outstanding shares of the Fund.

As of the dates indicated below, the name, address and percentage of ownership of each entity or person that beneficially owns more than 5% of the outstanding shares of the Fund were as follows:

Title of class	Name of beneficial owner*	Amount and nature of beneficial ownership*	Percent of class*

shares of beneficial interest	Almitas Capital LLC 1460 4th Street, Suite 300 Santa Monica, CA 90401(1)	546,229	4.68%

shares of beneficial interest	Sit Investment Associates, Inc. 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402(2)	573,536	4.92%

shares of beneficial interest	Bulldog Investors, LLC Park 80 West, 250 Pehle Avenue, Suite 708 Saddle Brook, NJ 07663(3)	255,724	2.19%

shares of beneficial interest	Thomas J. Herzfeld Advisors, Inc. 119 Washington Avenue, Suite 504 Miami Beach, FL 33139(4)	1,067,278	9.15%

shares of beneficial interest	Relative Value Partners Group, LLC 1033 Skokie Blvd., Suite 470 Northbrook, Ill 60062(5)	1,648,907	14.14%

shares of beneficial interest	CG Subsidiary Holdings L.L.C. One Vanderbilt Avenue, Suite 3400, New York, NY 10017(6)	4,785,628	41.04%

*

Beneficial ownership percentages based on 11,661,159 common shares outstanding as of September 22, 2023. To the extent any of the beneficial owners mentioned in the table above tender their shares in the Tender Offer, their beneficial ownership would be reduced.

(1)	As per February 14, 2023, Schedule 13G/A filing on EDGAR. Beneficial ownership described in filing is based on sole and shared voting and investment powers.
(2)	As per February 14, 2023, Schedule 13G filing on EDGAR. Beneficial ownership described in filing is based on shared voting and investment powers.
(3)

As per August 31, 2023, Schedule 13D/A filing on EDGAR. Beneficial ownership described in filing is based on sole and shared voting and investment powers of reporting persons: Bulldog Investors, LLC; Phillip Goldstein (individually and as a principal of Bulldog Investors, LLC); and Andrew Dakos (as a principal of Bulldog Investors, LLC).

(4)	As per August 16, 2023 Schedule 13D filing on EDGAR. Beneficial ownership described in filing is based on sole voting and investment powers.
(5)	As per July 17, 2023 Schedule 13D/A filing on EDGAR. Beneficial ownership described in filing is based on sole voting and investment powers.
(6)

As per September 14, 2023 Schedule 13D/A filing on EDGAR. CG Subsidiary Holdings L.L.C. holds more than 25% of the voting securities of the Fund and therefore may be considered a controlling person of the Fund under the 1940 Act to the extent it has the power to exercise a controlling influence over the management or policies of the Fund. CGCIM, the investment advisor of the Fund, is an indirect subsidiary of CG Subsidiary Holdings L.L.C. Accordingly, CG Subsidiary Holdings L.L.C. may be considered an affiliate of the Fund.

None of the securities being registered hereunder will be offered for the account of shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s financial statements. The Board has engaged Ernst & Young LLP, located at principal business address One Manhattan West, 395 9th Avenue, New York, NY 10001 to serve as the Fund’s independent registered public accounting firm.

Prior to the Closing, Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, served as the Fund’s independent registered public accounting firm and provided audit services and review of certain documents filed with the SEC.

LEGAL COUNSEL

The Board has engaged Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036 to serve as the Fund’s legal counsel. Richards, Layton & Finger, P.A., located at One Rodney Square, 920 North King Street, Wilmington, DE 19801, serves as special Delaware counsel to the Fund.

ADDITIONAL INFORMATION

We file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. This information is also available free of charge on our website (www.carlylecreditincomefund.com) or by calling (866) 277-8243 (toll-free). Information on our website and the SEC’s website is not incorporated into or a part of this prospectus.

Unresolved SEC Staff Comments: None.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	Our Notification of Registration on Form 8-A, filed with the SEC on May 3, 2011.

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on September 1, 2022;

•	Our Annual Report on Form N-CSR for the fiscal year ended September 30, 2022, filed with the SEC on December 13, 2022;

•	Our Semi-Annual Report on Form N-CSRS for the period ended March 31, 2023, filed with the SEC May 30, 2023; and

•	Our current reports on Form 8-K filed on January 13, 2023 and June 15, 2023.

The Fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus or the accompanying prospectus supplement.

1,200,000 Shares

Carlyle Credit Income Fund

8.75% Series A Preferred Shares Due 2028

PROSPECTUS SUPPLEMENT

October 19, 2023

Joint Book-Running Managers

Ladenburg Thalmann	B. Riley Securities	Oppenheimer & Co.	Piper Sandler	InspereX